AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1999
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                         TXU TRANSITION BOND COMPANY LLC
                  (Issuer with respect to the Transition Bonds)
             (Exact name of registrant as specified in its charter)

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                   Delaware                           applied for
        (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)          Identification Number)

                                   Energy Plaza
                                 1601 Bryan Street
                                    Suite 2-023
                                Dallas, Texas 75201
                                  (214) 812-5711

              (Address, Fincluding zip code, and telephone number, including area code, of registrant's principal executive offices)

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ROBERT A. WOOLDRIDGE, Esq.    DIANE J. KUBIN          ROBERT J. REGER, JR., Esq.
WORSHAM, FORYSTHE             Manager                 THELEN REID & PRIEST LLP
   & WOOLDRIDGE, L.L.P.       TRANSITION BOND COMPANY 40 West 57th Street
1601 Bryan Street                LLC                  New York, New York 10019
Dallas, Texas 75201           1601 Bryan Street       (212) 603-2000
(214) 979-3000                Suite 2-023
                              Dallas, Texas 75201
                              (214) 812-5711

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

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          It is respectfully requested that the Commission send copies of all orders, notices and communications to:

                        RICHARD L. HARDEN, Esq.
                  WINTHROP, STIMSON, PUTNAM & ROBERTS
                        One Battery Park Plaza
                       New York, New York 10004
                            (212) 858-1000

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     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

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     If the only securities being registered on this Form are being offered
pursuant to dividend or interest reinvestment plans, please check the following box. | |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE


                                                                               Proposed maximum
                                                                              aggregate offering           Amount of
            Title of each class of securities to be registered                     price(1)            registration fee
            --------------------------------------------------                     --------            ----------------

Transition Bonds, Issuable in series.....................................         $1,000,000                 $264


(1)  Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      SUBJECT TO COMPLETION, DATED ________

PROSPECTUS SUPPLEMENT
(To Prospectus dated              , 2000)

                   $__________ Transition Bonds, Series _____
                         TXU Transition Bond Company LLC
                         TXU Electric Company, servicer

                          -----------------------------

THE FOLLOWING SECURITIES ARE BEING OFFERED IN THIS PROSPECTUS SUPPLEMENT*:



                                                                     UNDERWRITING                    EXPECTED
                                                                     DISCOUNTS                       FINAL         FINAL
                                      PRINCIPAL                      AND             NET             PAYMENT       MATURITY
CLASS                                 AMOUNT          PRICE          COMMISSIONS     PROCEEDS        DATE          DATE
-----                                 -------         -----          -----------     --------        ----------    ----





(*) These securities will be referred to as the series _____ bonds in this prospectus supplement.

                          -----------------------------

Interest and principal on the series _____ bonds will be payable quarterly, on the ____ day of ________, ________, ________ and ________ or the first business day after these dates, beginning __________, 2000.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE ___ OF THE PROSPECTUS.
The series _____ bonds represent obligations of TXU Transition Bond Company LLC, which is the issuer, and are backed only by the assets of TXU Transition Bond Company LLC. Neither TXU Electric Company, TXU Corp, nor any of their other affiliates are liable for payments on the series ___ bonds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There currently is no secondary market for the series _____ bonds, and there is no assurance that one will develop.

                          -----------------------------

     The following underwriters have agreed to purchase all of the series _____ bonds from the issuer if they purchase any of them:

     [Underwriters]

This prospectus supplement does not contain complete information about the offering of the series _____ bonds. Additional information is contained in the prospectus. Prospective investors are urged to read both this prospectus supplement and the prospectus in full. Sales of the series _____ bonds may not be consummated unless the purchaser has received both this prospectus supplement and the prospectus.

The date of this prospectus supplement is        , 2000.


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


WHERE TO FIND INFORMATION IN THESE DOCUMENTS ............................... S-2

SUMMARY OF TERMS--PROSPECTUS SUPPLEMENT .................................... S-3

THE SERIES _____ BONDS ..................................................... S-8
     General ............................................................... S-8
     Interest .............................................................. S-9
     Principal ............................................................. S-9
     Optional Redemption of the Series _____ Bonds .........................S-12
     The Overcollateralization and Capital Amounts .........................S-13
     Other Credit Enhancement ..............................................S-14
     Issuance of Additional Transition Bonds ...............................S-15

DESCRIPTION OF TRANSITION PROPERTY .........................................S-15
     Customer Class Descriptions ...........................................S-16
     TXU Electric Will Assess Transition Charges on Particular Customers ...S-17
     TXU Electric's Transition Charges .....................................S-17
     TXU Electric May Obtain Adjustments to the Transition Charges .........S-18

DESCRIPTION OF TXU ELECTRIC'S BUSINESS .....................................S-19
     TXU Electric's Operations .............................................S-19
     Where You Can Find More Information ...................................S-20

UNDERWRITING THE SERIES _____ BONDS ........................................S-20

RATINGS FOR THE SERIES _____ BONDS .........................................S-22

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     This prospectus supplement and the attached prospectus provide information about TXU Electric Company and TXU Transition Bond Company LLC, the issuer of the transition bonds, which is sometimes referred to as "Transition Bond Company" or "we" in this prospectus supplement. The information includes terms and conditions that apply to the series _____ bonds. The specific terms of the series _____ bonds are contained in this prospectus supplement. You should rely only on information about the series _____ bonds provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

     We have included cross-references to captions in these materials where you can find further related discussions. We have started with an introductory section in this prospectus supplement describing Transition Bond Company and terms in abbreviated form, followed by a more complete description of the terms. The introductory section is called "Summary of Terms--Prospectus Supplement" and provides information concerning the amounts and the payment terms of each class of series _____ bonds.

     Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

     You can find the definition of some of the terms that are frequently used in this prospectus supplement in a Glossary, which is Appendix A to the prospectus.

                     SUMMARY OF TERMS--PROSPECTUS SUPPLEMENT

     This summary contains a brief description of the series _____ bonds. You will find a detailed description of the terms of the offering of the series bonds following this summary. The terms that apply to all series of transition bonds appear in the prospectus, which follows this prospectus supplement.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE ___ OF THE PROSPECTUS.


THE ISSUER OF THE TRANSITION
  BONDS: TXU Transition Bond Company LLC, a Delaware limited liability company wholly-owned by TXU Electric Company

ISSUER'S ADDRESS:              Energy Plaza, 1601 Bryan Street, Suite 2-023,
                               Dallas, Texas 75201

ISSUER'S TELEPHONE NUMBER:     (214) 812-5711

SELLER OF THE TRANSITION
  PROPERTY TO THE ISSUER:      TXU Electric Company, an electric utility
                               serving approximately 2.5 million customers in north central, eastern and western Texas.

SELLER'S ADDRESS:              Energy Plaza, 1601 Bryan Street, Dallas, Texas
                                75201

SELLER'S TELEPHONE NUMBER:     (214) 812-4600

SERVICER OF THE TRANSITION
  PROPERTY:                    TXU Electric Company

INDENTURE TRUSTEE:             The Bank of New York

CLOSING DATE:                  On or about _________________, 2000

MINIMUM DENOMINATIONS:         $1,000


THE TERMS OF THE SERIES _____ BONDS

                               CLASS ____      CLASS ___      CLASS ____
Principal Amount:              $               $              $

Interest Rate Per Annum:       %               %              %

Interest Accrual Method:

Payment Dates:

First Payment Date:

Expected Final Payment Date:

Final Maturity Date:

CUSIP Number:

Anticipated Ratings
(Moody's/S&P/Fitch
IBCA/Duff & Phelps):           Aaa/AAA/AAA/AAA Aaa/AAA/AAA/AAA Aaa/AAA/AAA/AAA

THE COLLATERAL

     Transition Bond Company will own transition property, a present property right created pursuant to Texas' electric utility restructuring act. The transition property includes the right to impose, collect and receive transition charges in amounts designed to recover:

     o    the principal amount of the transition bonds; and

     o the interest, and other amounts, charges and expenses associated with the transition bonds.

     Those transition charges will be payable, directly or through retail electric providers, by retail consumers of electricity within TXU Electric's service territory. See "The Restructuring Act--The Restructuring Act's General Effect on the Electric Utility Industry in Texas" in the prospectus. The principal amount of the transition bonds is equal to a portion of TXU Electric's generation-related regulatory assets together with certain costs of issuance, costs to retire existing obligations and costs for professional services provided to the PUC. The amount of TXU Electric's generation-related regulatory assets is equal to a portion of the amount reported by TXU Electric as regulatory assets in its 1998 annual report on Form 10-K, as adjusted. The transition property is described in more detail under "The Sale Agreement--TXU Electric's Sale and Assignment of Transition Property" in the prospectus.

     In connection with the issuance of the series ___ bonds, TXU Electric will sell transition property to Transition Bond Company to support the issuance of up to $__________ in principal amount of transition bonds. TXU Electric, as servicer of the transition property, will collect, either directly or through retail electric providers, the transition charges from retail customers within its service territory on behalf of Transition Bond Company.

RETAIL ELECTRIC PROVIDERS

     Beginning on January 1, 2002, all retail electric customers in Texas will be entitled to purchase electric energy from a "retail electric provider" of their own choosing. For more information about retail electric providers, see "The Restructuring Act--The Restructuring Act's General Effect on the Electric Utility Industry in Texas" in the prospectus. Retail electric providers will be allowed to charge and collect transition charges from customers within TXU Electric's service territory and will be required to pay the amounts billed to them by the servicer, less an amount relating to expected customer charge-offs. See "The Servicer of the Transition Property" in the prospectus.

PAYMENT SOURCES

     On each payment date, the indenture trustee will pay amounts owed on the series _____ bonds from:

     o amounts collected by the servicer for Transition Bond Company with respect to transition charges during the applicable collection periods; and, if not sufficient,

     o    amounts available from trust accounts held by the indenture trustee.

These accounts are described in greater detail under "The Indenture--The Collection Account for the Transition Bonds" in the prospectus.

     The series _____ bonds will not be payable from collateral that is separate from that securing other series of transition bonds except that a separate overcollateralization, capital and reserve subaccount will be established for each series of transition bonds and, so long as no event of default under the indenture exists or would result from the failure to make a scheduled payment on another series, those subaccounts will be available to make payments only on that series. If additional transition bonds are issued, the principal source of repayment for those transition bonds will also be the transition charges received by the servicer. The issuance of additional transition bonds is not expected to adversely affect collections of transition charges to make payments on the series _____ bonds. We may not issue additional transition bonds unless the applicable rating agencies confirm that the issuance would not result in a reduction or withdrawal of the current ratings on the outstanding series _____ bonds. See "The Indenture" in the prospectus.

INTEREST PAYMENTS

     On each payment date, Transition Bond Company will pay interest on each class of the series _____ bonds.

     Interest generally is payable on the outstanding principal balance of the series _____ bonds on a quarterly basis. Interest payments for all classes of the series _____ bonds will be made on an equal basis. The series _____ bonds will accrue interest on any interest not paid on a timely basis.

     Interest means, for any payment date for the series _____ bonds, the sum, without duplication, of:

     o an amount equal to the amount of interest accrued at the applicable interest rates from the prior payment date with respect to the series _____ bonds; plus

     o any unpaid interest due plus any interest accrued on this unpaid interest; plus

     o if the series ______ bonds have been declared due and payable, all accrued and unpaid interest thereon.

     For the first payment date, interest will accrue from the initial issuance date.

PRINCIPAL PAYMENTS

     On each payment date, the amount that is to be paid as principal on the transition bonds, including the series _____ bonds, will equal the sum, without duplication, of:

     o the unpaid principal amount of any transition bonds whose final maturity date is on that payment date; plus

     o the unpaid principal amount of any transition bonds called for redemption; plus

     o the unpaid principal amount if there is a default on the transition bonds and the indenture trustee or the holders of a majority of the principal amount of the transition bonds have declared the transition bonds to be due and payable; plus

     o the principal scheduled to be paid on the transition bonds on that payment date.

     On each payment date, holders of each class of series _____ bonds will be entitled to receive payments of principal in a sequential manner, to the extent funds are available, as follows:

     1. To the holders of the series _____ bonds, class ___, until this class is paid in full;

     2. To the holders of the series _____ bonds, class ___, until this class is paid in full; and

     3. To the holders of the series _____ bonds, class ___, until this class is paid in full.

     However, the principal payment on any class on a payment date will generally not be greater than the amount necessary to reduce the principal balance of the class to the amount specified in Table 2 in this prospectus supplement.

OPTIONAL REDEMPTION

     Transition Bond Company may redeem the series _____ bonds, in whole but not in part, at its option, on any payment date, if the outstanding principal balance of the series _____ bonds, after giving effect to payments that would otherwise be made on that payment date, is less than or equal to five percent of the initial principal balance of the series _____ bonds.

     In addition, Transition Bond Company may redeem the series ___ bonds, in whole or in part, at its option, _________.

     In the case of redemption, Transition Bond Company will pay the outstanding principal amount of the series _____ bonds together with accrued but unpaid interest as of the redemption date. The indenture trustee will give notice of the redemption to holders of series _____ bonds not less than five days nor more than 45 days prior to the redemption date. The series _____ bonds will not be redeemed in any other circumstances.

PARTICULAR CREDIT ENHANCEMENT FEATURES

     Credit enhancement for the series _____ bonds includes the following:

     o Adjustments to the Transition Charges. TXU Electric, as servicer of the transition property on behalf of Transition Bond Company, will make adjustments to the transition charges it bills, directly or through retail electric providers, to customers, if TXU Electric:

     o    collects insufficient transition charges, or

     o    collects excess amounts of transition charges,

       in order:

     o    to make timely payments on the series _____ bonds,

     o to pay fees, costs and charges associated with the transition bonds, and

     o    to fund any of the subaccounts to its required level.

     If the final outstanding class of the series _____ bonds is not paid at its final maturity date, the transition charges will continue to be collected, but no transition charges will be charged with respect to this series of bonds after ____________. See "The Initial Financing Order and the Transition Charges" in the prospectus.

     o Collection Account--Under the indenture providing for the issuance of the transition bonds, the indenture trustee will hold a single collection account, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

     o Overcollateralization Subaccount--A separate overcollateralization subaccount will be established for the series ___bonds. The funding level for this overcollateralization subaccount is [0.5%] of the initial principal amount of the series _____ bonds, which will be funded ratably over the life of the series ___ bonds, as described in Table 3 in this prospectus supplement;

     o Capital Subaccount--A separate capital subaccount will be established for the series ___bonds. An amount equal to 0.5% of the initial principal amount of the series _____ bonds will be deposited in this capital subaccount on the initial issuance date of the series ___ bonds;

     o Reserve Subaccount--A separate reserve subaccount will be established for the series ___bonds. A portion of any excess amount of transition charge remittances and investment earnings not released to Transition Bond Company will be allocated to this reserve subaccount on a pro rata basis, based on the annual revenue requirements for the series ___ bonds; and

     o Retail Electric Provider Security Deposit Subaccount--An amount, subject to adjustment, from each retail electric provider collecting transition charges from customers in the servicer's service territory equal to two months of that retail electric provider's maximum estimated collections of transition charges, as specified by the servicer, will be deposited in the retail electric provider security deposit subaccount.

     The credit enhancement for the series _____ bonds is intended to protect you against losses or delays in scheduled payments on your series _____ bonds. A separate overcollateralization subaccount, a separate capital subaccount and a separate reserve subaccount will be established for each series of the transition bonds.

ERISA CONSIDERATIONS

     Pension plans and other investors subject to ERISA may acquire the series ___ bonds subject to specified conditions. The acquisition and holding of the series ___ bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the series ___ bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA, will be deemed to certify that the purchase and subsequent holding of the series ___ bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA Considerations" in the prospectus.

                             THE SERIES _____ BONDS

     The series _____ bonds will be issued under and their payment will be secured pursuant to the indenture to be entered into between Transition Bond Company and The Bank of New York, as indenture trustee, providing for the issuance of the transition bonds, as that indenture may be amended or supplemented from time to time. In the indenture, Transition Bond Company will grant to the indenture trustee, for the benefit of the holders of transition bonds, a security interest in the transition property sold to it by TXU Electric pursuant to one or more financing orders issued to TXU Electric under the Restructuring Act. The following summary describes the material terms of the series _____ bonds. See "Description of Transition Property" in this prospectus supplement.

     Where to Find Definitions of Some Terms. Some of the terms that are frequently used in this prospectus supplement are defined in a Glossary, which is Appendix A to the prospectus.

GENERAL

     The following classes of series _____ bonds will be issued on the initial issuance date of the series ___ bonds.

                                                      TABLE 1


             INITIAL             EXPECTED FINAL   FINAL
CLASS        PRINCIPAL BALANCE   PAYMENT DATE     MATURITY DATE    INTEREST RATE
-----        -----------------   ------------     -------------    -------------





     How Transition Bond Company Will Make Series _____ Bond Payments. Transition Bond Company will pay interest and principal relating to the series _____ bonds through DTC or, if the series _____ bonds are no longer in book-entry form, at the offices of The Bank of New York at 101 Barclay Street, Floor 12 East, New York, NY 10286, Attention: Asset Backed Finance Unit. Transition Bond Company will make payments by wire transfer in immediately available funds to the account designated by Cede & Co. as nominee of DTC if the series _____ bonds are in book-entry form. Otherwise, Transition Bond Company will make payments by check mailed first-class, postage prepaid, to the address of a holder of series _____ bonds as it appears as of the record date on the register maintained by the indenture trustee. After prior notice to the holder of series _____ bonds, Transition Bond Company will pay the final installment of principal and premium, if any, only upon presentation and surrender of the series _____ bonds at the place or places specified in the notice. A beneficial owner of a series _____ bond in book-entry form will receive payments from the securities intermediary through whom it holds the series _____ bonds.

INTEREST

     Interest on each class of the series _____ bonds will accrue from their initial issuance date at the respective interest rates indicated above. For each class of the series _____ bonds, interest is payable on each payment date indicated on Table 2 in this prospectus supplement, commencing ____________, to the persons in whose names the series _____ bonds of each class are registered at the close of business on the preceding record date.

     On each payment date, holders of each class of series _____ bonds will be entitled to receive payments of interest on an equal basis among all classes. The record date with respect to any payment date for series ____ bonds held in book-entry form will be the close of business on the business day preceding the payment date. The record date with respect to any payment date for series ____ bonds not held in book-entry form will be the close of business on the fifteenth calendar day preceding the payment date.

PRINCIPAL

     On each payment date, holders of each class of series _____ bonds will be entitled to receive payments of principal in a sequential manner, to the extent funds are available after payment of interest to all classes, as follows:

     1. To the holders of the series _____ bonds, class ___, until this class is paid in full;

     2. To the holders of the series _____ bonds, class ___, until this class is paid in full; and

     3. To the holders of the series _____ bonds, class ___, until this class is paid in full.

However, the principal payment on any class on a payment date will generally not be greater than the amount necessary to reduce the outstanding principal balance of the class to the amount specified in Table 2 in this prospectus supplement.

     The entire unpaid principal amount of each class of the series _____ bonds will be due and payable on the Final Maturity Date for the class.

     In the event of an acceleration of payments following a default on the series _____ bonds, principal payments on each class of series _____ bonds will be made on a pro rata basis based on the respective outstanding principal balance for each class as of the prior payment date.

     The Expected Amortization Schedule for the Series _____ Bonds. Table 2 in this prospectus supplement sets forth the principal balance that is scheduled to remain outstanding on each payment date for each class of the series _____ bonds after giving effect to the payments made on that date. In preparing Table 2, it has been assumed, among other things, that:

     o    the series _____ bonds are initially issued on ____________;

     o payments on the series _____ bonds are made on each payment date, commencing on ____________;

     o the servicing fee payable to TXU Electric or any other servicer of the transition property equals approximately 0.25% per year of the outstanding principal amount of series __ bonds; however, if the servicer is not affiliated with TXU Electric, this fee may be as high as 1.5% per year of the outstanding principal amount of series __ bonds;

     o the quarterly fee paid to the indenture trustee under the indenture for the series _____ bonds equals $________;

     o the quarterly fees paid to the independent managers of Transition Bond Company equal $_____;

     o the quarterly fee paid to the administrator of Transition Bond Company for the series _____ bonds equals $-------;

     o there are no net earnings on amounts on deposit in the collection account;

     o operating expenses, including all other fees, costs and charges of Transition Bond Company and amounts owed by Transition Bond Company to the indenture trustee not noted above are paid in the amount of $_______ in the aggregate for all series of transition bonds on each payment date; and

     o all transition charges received by the servicer from customers, either directly or through retail electric providers, are deposited in the collection account in accordance with TXU Electric's forecasts.

                                     TABLE 2

                         EXPECTED AMORTIZATION SCHEDULE

                       OUTSTANDING CLASS PRINCIPAL BALANCE

PAYMENT DATE                 CLASS               CLASS              CLASS
------------                 ---------           ---------          ---------
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................


     Series _____ Bond Principal Payments May Be Made Later than Scheduled. There can be no assurance that the principal balance of any class of the series _____ bonds will be reduced to the amounts indicated in Table 2. The actual principal payments on a class may be made on a payment date later than indicated in Table 2. The series _____ bonds will not be in default if not paid on the dates specified in Table 2, unless any class is not paid in full on or prior to its respective Final Maturity Date.

OPTIONAL REDEMPTION OF THE SERIES _____ BONDS

     Transition Bond Company may redeem the series _____ bonds, in whole but not in part, at its option, on any payment date if the outstanding principal balance of the series _____ bonds, after giving effect to payments that would otherwise be made on that payment date, is less than or equal to five percent of the initial principal balance of the series _____ bonds.

     In addition, Transition Bond Company may redeem the series ___ bonds, in whole or in part, at its option ------------.

     In the case of redemption, Transition Bond Company will pay the outstanding principal amount of the series _____ bonds together with accrued but unpaid interest as of the redemption date. The indenture trustee will give notice of the redemption to the holders of series _____ bonds not less than five days nor more than 45 days prior to the redemption date. The series _____ bonds will not be redeemed in any other circumstances.

THE OVERCOLLATERALIZATION AND CAPITAL AMOUNTS

     The Overcollateralization Subaccount. The Overcollateralization Amount for the series _____ bonds is [0.5%] of the aggregate outstanding principal amount of the series___ bonds. The transition charges related to the series _____ bonds will be calculated at and periodically adjusted to a level that is designed to collect the Overcollateralization Amount in equal amounts over the life of the series _____ bonds up to the Scheduled Overcollateralization Level shown in Table 3. The Scheduled Overcollateralization Levels, as of the date of this prospectus supplement, for each payment date for the series _____ bonds are set forth below. See also "The Transition Bonds--Credit Enhancement for the Transition Bonds" and "The Indenture--How Funds in the General Subaccount Will be Allocated" in the prospectus.

                                     TABLE 3

                                                  SCHEDULED
PAYMENT DATE                                      OVERCOLLATERALIZATION LEVEL
------------                                      ---------------------------
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................

 ....................................


     If amounts available in the general subaccount and the reserve subaccount for the series ___ bonds are not sufficient on any payment date to make scheduled payments to the holders of series _____ bonds and to pay the fees, costs and charges specified in the indenture, the indenture trustee will draw on amounts in the overcollateralization subaccount for the series ___ bonds. See "The Transition Bonds--Credit Enhancement for the Transition Bonds" and "The Indenture--How Funds in the General Subaccount Will Be Allocated" in the prospectus. The Overcollateralization Amount set forth above has been set at a level sufficient to obtain the ratings on the series _____ bonds which are described below under "Ratings for the Series _____ Bonds."

     The Capital Subaccount. The Required Capital Amount for the series _____ bonds is 0.5% of the aggregate outstanding principal amount of the series___ bonds, which initially will be $________. Upon the issuance of any series _____ bonds, TXU Electric will deposit the Required Capital Amount attributable to those series ___ bonds in the capital subaccount for the series ___ bonds. If amounts available in the general subaccount, the reserve subaccount for the series ___ bonds and the overcollateralization subaccount for the series ___ bonds are not sufficient on any payment date to make scheduled payments to the holders of series _____ bonds and to pay the fees, costs and charges specified in the indenture, the indenture trustee will draw on any amounts in the capital subaccount for the series ___ bonds in excess of $100,000. An amount in that capital subaccount equal to $100,000 will be set aside to cover other operating expenses not funded from transition charges received by the servicer. The Required Capital Amount has been set at a level sufficient to obtain the ratings on the series _____ bonds that are described below under "Ratings for the Series _____ Bonds."

OTHER CREDIT ENHANCEMENT

     The Reserve Subaccount. Any transition charges received by the servicer, any amounts paid by TXU Electric or the servicer in respect of indemnification obligations under the sale agreement or the servicing agreement plus investment earnings on the collection account (except for investment earnings on the capital subaccounts, which will be released to Transition Bond Company if not needed on that payment date), will be available on each payment date to pay:

     o the fees and expenses of the indenture trustee and the servicer and other fees, costs and charges associated with the transition bonds including operating expenses of Transition Bond Company,

     o scheduled payments of principal of and interest on each series of transition bonds payable on that payment date,

     o    any amount required to replenish the capital subaccounts, and

     o the amounts allocable to the overcollateralization subaccounts, all as described under "The Indenture--How Funds in the General Subaccount Will Be Allocated" in the prospectus. Any transition charges received by the servicer and any investment earnings in excess of the amounts payable described (except investment earnings on the capital subaccounts) will be allocated to the reserve subaccount for the series ___ bonds, pro rata based on the annual revenue requirements for the series ___ bonds. If on any payment date, amounts available in the general subaccount are not sufficient to make scheduled payments to the holders of series _____ bonds and to pay the fees, costs and charges specified in the indenture, the indenture trustee will draw on any amounts in the reserve subaccount for the series ___ bonds.

See "The Indenture--The Collection Account for the Transition Bonds" in the prospectus.

     Retail Electric Provider Security Deposit Subaccount. Each retail electric provider must deposit with the indenture trustee a cash amount, or comparable security satisfying applicable rating agency requirements, equal to two months maximum estimated collections of transition charges, as specified by the servicer. In the event of a default by the retail electric provider in its obligations to remit transition charges to the servicer, the servicer will collect those transition charges from the deposit or security and any remaining deficiency in collections and in the amount of that deposit or security will be taken into consideration in the periodic adjustment of the transition charges. See "Description of Transition Property--TXU Electric May Obtain Adjustments to the Transition Charges" in this prospectus supplement.

ISSUANCE OF ADDITIONAL TRANSITION BONDS

     Transition Bond Company may issue additional transition bonds of one or more new or existing series, including additional series ___ bonds, without the prior approval of the holders of transition bonds. Any new series may include terms and provisions that are unique to those particular series. Additional transition bonds may not be issued if it would result in the credit ratings on the series _____ bonds being reduced or withdrawn. See "Risk Factors--Other Risks Associated With an Investment in the Transition Bonds," "The Transition Bonds" and "The Indenture" in the prospectus.



                       DESCRIPTION OF TRANSITION PROPERTY

     The transition property is a present property right created pursuant to the Restructuring Act. The transition property represents the rights and interests of TXU Electric or its assignee under the initial financing order issued by the PUC to TXU Electric pursuant to the Restructuring Act on ____________, including the right to impose, collect and receive the transition charges authorized in that financing order. That initial financing order authorizes TXU Electric to impose, collect and receive transition charges in amounts sufficient to recover all of the following:

     o $1,650 million of regulatory assets (see "The Restructuring Act--TXU Electric and Other Utilities May Securitize Stranded Costs and Regulatory Assets" in the prospectus);

     o the costs of retiring and refunding TXU Electric's existing debt or equity in connection with the issuance of transition bonds;

     o    the costs incurred to issue, support and service the transition bonds;
          and

     o the cost to the PUC of the professional services or advisors hired to help the PUC evaluate this transaction.

     In general, each of the seven customer classes of TXU Electric is responsible for a fixed percentage of the transition charges. The transition charges will be applied to each rate schedule within each customer class. Aggregate adjustments to the transition charges will be allocated across all of the customer classes based on the percentage of Qualified Costs allocated to each customer class, which may result in an increase in transition charges to one customer class because of shortfalls in transition charges received by the servicer from another customer class. See "The Restructuring Act" and "The Initial Financing Order and the Transition Charges" in the prospectus.

CUSTOMER CLASS DESCRIPTIONS

     The following seven customer classes make up TXU Electric's retail customer base:

     o    residential;

     o    commercial;

     o    industrial;

     o    large industrial;

     o    lighting;

     o    commercial/industrial-noticed interruptible; and

     o    commercial/industrial-instantaneous interruptible.

     Each customer class includes a number of rate schedules. Customer classes and rate schedules are created by TXU Electric and approved by the PUC, and are subject to change. Any changes will be reflected in any true-up adjustment filings with the PUC by the servicer for adjustment of the transition charges. See "The Servicer of the Transition Property--TXU Electric's Customer Classes" in the prospectus.

TXU ELECTRIC WILL ASSESS TRANSITION CHARGES ON PARTICULAR CUSTOMERS

     TXU Electric will, either directly or through retail electric providers, assess transition charges on the bills of substantially all of its existing retail customers and all future retail customers located within its geographical service area as it existed on May 1, 1999. A customer must pay transition charges even if another company serves as that customer's retail electric provider.

     Generally, a customer can only avoid paying transition charges by moving out of TXU Electric's service area. However, a customer can also avoid transition charges if that customer is served by:

     o certain power production facilities that have made substantially complete filings on or before December 31, 1999 for all necessary site-specific environmental permits and become fully operational before September 1, 2001; or

     o an on-site power production facility with a rated capacity of 10 megawatts or less.

In addition, a customer in a dually-certificated area that requested to switch providers on or before May 1, 1999, or was not taking service from TXU Electric on May 1, 1999, and does not do so after that date, will not be required to pay transition charges. The transition charges have been allocated among the seven customer classes. See "--TXU Electric's Transition Charges" below.

TXU ELECTRIC'S TRANSITION CHARGES

     The Qualified Costs authorized in the initial financing order are to be recovered from the customers in each of TXU Electric's customer classes. Generally, except as described above, each customer must pay transition charges, even if the customer elects to purchase electricity from another supplier or elects to self-generate its electricity needs. In general, as long as the customer is located within TXU Electric's service area, that customer must pay transition charges, even if some other entity is providing the customer with electricity generation service.

     Transition charges will be allocated among TXU Electric's customer classes based on the relative generation-related charges borne by each customer class through the electric rates specified in TXU Electric's electricity rate tariff that became effective on June 25, 1998. From this determination, TXU Electric will calculate the total amount of transition charges required to be billed to each customer class such that the servicer will receive transition charges sufficient to ensure timely recovery of the Qualified Costs authorized in the initial financing order. That amount will be expressed as a charge or charges for each rate schedule within a customer class. Those charges will be included in each customer's bill within each rate schedule. The charges will vary among customer classes but will be identical for all customers within a given customer class. The dollar amount of the charge on a customer's bill includes the transition charge payable by the customer.

     Transition charges actually received by the servicer will vary from projections because total electricity revenues are affected by changes in usage, number of customers, rate of delinquencies and write-offs or other factors. On each date on which the servicer is required to file transition charge adjustment calculations with the PUC, it will recalculate the transition charges to adjust for the variations. See the Tables under "The Servicer of the Transition Property" in the prospectus.

     The servicer will remit all investment earnings, all transition charges that it receives, and all amounts paid by TXU Electric or the servicer in respect of indemnification obligations under the sale agreement or the servicing agreement to the indenture trustee on the date required under the indenture for deposit in the collection account. These funds remitted by the servicer to the indenture trustee will be deposited into the general subaccount. On each payment date, the indenture trustee will allocate amounts in the general subaccount as described under "The Indenture--How Funds in the General Subaccount Will Be Allocated" in the prospectus.

     The Average Transition Charge for Customers. Initially, the transition charges billed will be approximately $_____ per month for an average customer in the residential class; approximately $_____ per month for an average customer in the commercial class; approximately $_____ per month for an average customer in the industrial class; approximately $_____ per month for an average customer in the large industrial class; approximately $_____ per month for an average customer in the lighting class; approximately $_____ per month for an average customer in the commercial/industrial-noticed interruptible class; and approximately $_____ per month for an average customer in the commercial/industrial-instantaneous interruptible class. Transition charges will be collected from customers in per kilowatt-hour ("kWh") components. The Average Transition Charge Rate tabulated below generally reflects the projected amount of transition charges to be assessed by the servicer during the period covered by Table 4, divided by projected customer class usage in kWh for that period. The average monthly bill for each TXU Electric customer class during _____ was $_____, $_____, $_____, $_____, $_____, $_____ and $_____, respectively. The following projected average transition charges will be imposed on customers in each customer class beginning on the initial issuance date for the series _____ bonds:

                                     TABLE 4

PROJECTED AVERAGE TRANSITION CHARGES FOR THE PERIOD FROM ________ TO ________

                                 [_____________]

CUSTOMER CLASS                  AVERAGE TRANSITION CHARGE RATE (DOLLARS PER KWH)
--------------                  ------------------------------------------------



TXU ELECTRIC MAY OBTAIN ADJUSTMENTS TO THE TRANSITION CHARGES

     The servicing agreement requires that the servicer review transition charges and make true-up adjustment filings with the PUC for adjustment of those transition charges at least annually, to correct any overcollections or undercollections of the preceding period and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

     Under the initial financing order issued to TXU Electric under the Restructuring Act, the servicer must make true-up adjustment filings annually, within 45 days of the anniversary of the date of the issuance of the transition bonds. Under the initial financing order, the PUC has 15 days after the true-up adjustment filing in which to confirm the mathematical accuracy of the servicer's adjustment; however, since the adjustment is effective immediately upon filing, any necessary corrections to the adjustment will be made in future true-up adjustment filings. The initial financing order and the servicing agreement allow adjustments to be made more frequently. See "The Servicing Agreement--The PUC's Transition Charge Adjustment Process" and "The Initial Financing Order and the Transition Charges--True-Up Adjustments" in the prospectus.

                     DESCRIPTION OF TXU ELECTRIC'S BUSINESS

     The following information supplements the information provided under the heading "TXU Electric Company" in the prospectus. For a more complete discussion of the servicer, see "TXU Electric Company" and "The Servicer of the Transition Property" in the prospectus.

TXU ELECTRIC'S OPERATIONS

     TXU Electric is an operating electric utility, incorporated under the laws of the State of Texas in 1982. TXU Electric is a wholly-owned subsidiary of TXU Corp and, prior to June 1999, was known as Texas Utilities Electric Company.

     TXU Electric reported net income of $695 million on revenue of $4.847 billion for the nine months ended September 30, 1999 as compared with net income of $697 million on revenue of $5.121 billion for the nine months ended September 30, 1998.

     Actual electricity usage is dependent on factors such as weather conditions, demographic changes, and economic conditions. See "Risk Factors--Servicing Risks" in the prospectus. The compounded annual growth rate in usage, adjusted for weather effects, by all customer classes from 1995 through 1998 was 3.1%. There can be no assurance that future usage growth rates for TXU Electric will be similar to historical experience.

     The Percentage Concentration of TXU Electric's Large Customers. For the year ended December 31, 1998, the largest customer represented approximately 0.8%, and the ten largest customers represented approximately 3.8%, of TXU Electric's actual retail electric usage. All of those customers are within the large industrial customer class.

     There can be no assurance that current customers will remain customers or that the levels of customer concentration in the future will be similar to those set forth above.

WHERE YOU CAN FIND MORE INFORMATION

     Transition Bond Company Will File Information With the SEC. Transition Bond Company will file with the SEC all periodic reports as are required by the Securities Exchange Act of 1934, and the rules, regulations or orders of the SEC thereunder. Copies of the registration statement and exhibits thereto may be obtained at the locations specified in the prospectus under "TXU Electric Company" at prescribed rates. Information filed with the SEC can also be inspected at the SEC's site on the World Wide Web at http://www.sec.gov. Transition Bond Company may discontinue filing periodic reports under the Securities Exchange Act of 1934 with respect to any series at the beginning of the fiscal year following the issuance of transition bonds of that series if there are fewer than 300 holders of record of transition bonds of that series.

     Disclaimers About the Prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by Transition Bond Company, TXU Electric, the underwriters or any dealer, salesperson or other person. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time after the date of this prospectus supplement or the prospectus. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make this offer or solicitation.

                       UNDERWRITING THE SERIES _____ BONDS

     Subject to the terms and conditions set forth in the underwriting agreement with the underwriters, for whom ____________ is acting as the representative, Transition Bond Company has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of series _____ bonds set forth opposite each underwriter's name below:

UNDERWRITER               PRINCIPAL AMOUNT
-----------               ----------------







     Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and to pay for all of the series _____ bonds offered hereby, if any are taken.

     The Underwriters' Sales Price for the Series _____ Bonds. The underwriters propose to offer these series _____ bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this prospectus supplement, and in part to some securities dealers at a price less a concession not in excess of ____ percent of the principal amount of these series ____ bonds. The underwriters may allow and the dealers may reallow a concession to some brokers and dealers not in excess of ____ percent of the principal amount of these series _____ bonds. After these series _____ bonds are released for sale to the public, the underwriters may from time to time vary the offering price and other selling terms.

     No Assurance as to Resale Price or Resale Liquidity for the Series _____ Bonds. The series _____ bonds are a new issue of securities with no established trading market. The series _____ bonds will not be listed on any securities exchange. The underwriters have advised Transition Bond Company that they intend to make a market in the series _____ bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the series _____ bonds.

     Various Types of Underwriter Transactions Which May Affect the Price of the Series _____ Bonds. The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the series _____ bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the series _____ bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the series _____ bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the series _____ bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the series _____ bonds to be higher than they would otherwise be in the absence of these transactions. None of TXU Electric, Transition Bond Company, the indenture trustee or any of the underwriters represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

     In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Transition Bond Company and its affiliates, including TXU Electric. In addition, each underwriter may from time to time take positions in the series _____ bonds.

     Under the terms of the underwriting agreement, Transition Bond Company and TXU Electric have agreed to reimburse the underwriters for some expenses.

     Transition Bond Company and TXU Electric have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, some liabilities, including liabilities under the Securities Act of 1933.

                       RATINGS FOR THE SERIES _____ BONDS

     It is a condition of any underwriter's obligation to purchase the series _____ bonds that each class of the series _____ bonds be rated "AAA" by S&P, "Aaa" by Moody's, "AAA" by Fitch IBCA and "AAA" by Duff & Phelps.

     Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any series _____ bond, and, accordingly, there can be no assurance that the ratings assigned to any class of series _____ bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of series _____ bonds is revised or withdrawn, the liquidity of the class of series _____ bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the series _____ bonds other than payment in full of each class of series _____ bonds by the applicable Final Maturity Date.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTIO WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED ________, 1999

PROSPECTUS

                     TXU TRANSITION BOND COMPANY LLC, ISSUER

                         TXU ELECTRIC COMPANY, SERVICER

                                TRANSITION BONDS


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ OF THIS PROSPECTUS.

These securities are backed primarily by an intangible asset and issued by an issuer that has no assets other than the assets described in this prospectus. These securities are not obligations of TXU Electric or any affiliate other than TXU Transition Bond Company LLC.

This prospectus may be used to offer and sell a series of transition bonds only if accompanied by a prospectus supplement for transition bonds of that series.

THE ISSUER

may periodically issue transition bonds in one or more series, each with one or more classes, and will own:

     o transition property, which is the rights and interests, created pursuant to Texas' electric utility restructuring act, and which includes the right to impose, collect and receive transition charges in amounts designed to be sufficient to repay the transition bonds, to pay expenses specified in the indenture and to fund or replenish the trust accounts held by the indenture trustee for the transition bonds; and

     o    other assets described in this prospectus.

                              THE TRANSITION BONDS

     o    will be payable only from assets of TXU Transition Bond Company LLC;

     o will be supported by trust accounts held by the indenture trustee for the transition bonds, and, if so stated in the prospectus supplement, other credit enhancement; and

     o will be issued in series, each of which TXU Transition Bond Company LLC may issue without the consent of existing holders of transition bonds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         The date of this prospectus is

                                 TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS .............  1

SUMMARY OF TERMS--PROSPECTUS ................................................  2

RISK FACTORS ................................................................  9
  You May Experience Material Payment Delays or Losses on Your Transition
  Bonds Due to the Limited Sources of Payment for the Transition Bonds and
  Limited Credit Enhancement, if Any ........................................  9

  Judicial, Legislative or Regulatory Action That May Adversely Affect Your
  Investment ................................................................  9

  Servicing Risks ........................................................... 12

  The Risks Associated With Potential Bankruptcy Proceedings ................ 18

  Other Risks Associated With an Investment in the Transition Bonds ......... 20

FORWARD-LOOKING INFORMATION ................................................. 24

ALLOCATIONS AND DISTRIBUTIONS ............................................... 25

TEXAS SECURITIZATION OVERVIEW ............................................... 26

PARTIES TO THE TRANSACTIONS ................................................. 27

TXU ELECTRIC COMPANY ........................................................ 28

THE RESTRUCTURING ACT ....................................................... 28
  The Restructuring Act's General Effect on the Electric Utility
    Industry in Texas ....................................................... 28
  Recovery of Stranded Costs for TXU Electric and Other Texas Utilities ..... 30
  TXU Electric and Other Utilities May Securitize Stranded Costs
  and Regulatory Assets ..................................................... 30

THE INITIAL FINANCING ORDER AND THE TRANSITION CHARGES ...................... 33

POTENTIAL LEGAL CHALLENGES TO THE RESTRUCTURING ACT OR FINANCING ORDERS ..... 36

  Litigation Relevant to the Restructuring Act .............................. 36
  Legislative Activity ...................................................... 37
  Potential Unexpected Regulatory Action by the PUC ......................... 38
  Legal Challenges in Other States .......................................... 39

THE SERVICER OF THE TRANSITION PROPERTY ..................................... 39
  TXU Electric .............................................................. 39
  TXU Electric's Customer Classes ........................................... 40
  How TXU Electric Forecasts the Number of Customers and the Amount
    of Electricity Usage .................................................... 47
  TXU Electric's Billing Process ............................................ 50
  TXU Electric's Collection Process ......................................... 51
  TXU Electric's Procedures for Collecting Transition Charges from
    Retail Electric Providers ............................................... 53

TXU TRANSITION BOND COMPANY LLC ............................................. 55

HOW TRANSITION BOND COMPANY WILL USE THE PROCEEDS OF THE TRANSITION BONDS ... 57

INCORPORATION OF DOCUMENTS BY REFERENCE ..................................... 58

THE TRANSITION BONDS ........................................................ 58
  General Terms of the Transition Bonds ..................................... 59
  Payments of Interest and Principal on the Transition Bonds ................ 59
  Redemption of the Transition Bonds ........................................ 60
  Credit Enhancement for the Transition Bonds ............................... 61
  Transition Bonds Will Be Issued in Book-Entry Form ........................ 62
  Definitive Transition Bonds ............................................... 65

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS ..... 66

THE SALE AGREEMENT .......................................................... 67
  TXU Electric's Sale and Assignment of Transition Property ................. 67

  TXU Electric's Representations and Warranties ............................. 68
  TXU Electric's Covenants .................................................. 72
  TXU Electric's Obligation to Indemnify Transition Bond Company and
    the Indenture Trustee ................................................... 74
  Successors to TXU Electric ................................................ 75
  The Treatment of the Sale of Transition Property .......................... 76

THE SERVICING AGREEMENT ..................................................... 76
  TXU Electric's Servicing Procedures ....................................... 76
  Potential Limitations to Collecting Transition Charges .................... 79
  The PUC's Transition Charge Adjustment Process ............................ 80
  TXU Electric's Compensation for Its Role as Servicer and Its Release
    of Other Parties ........................................................ 80
  TXU Electric's Duties as Servicer ......................................... 80
  TXU Electric's Representations and Warranties as Servicer ................. 81
  TXU Electric, as Servicer, Will Indemnify Transition Bond Company
    and Other Related Entities .............................................. 82
  TXU Electric, as Servicer, Will Provide Statements to Transition
    Bond Company and to the Indenture Trustee ............................... 82
  TXU Electric to Provide Compliance Reports Concerning the
    Servicing Agreement ..................................................... 84
  Matters Regarding TXU Electric as Servicer ................................ 84
  Events Constituting a Default by TXU Electric in Its Role as Servicer ..... 85
  The Indenture Trustee's Rights If the Servicer Defaults in Its
    Role as Servicer ........................................................ 86
  The Obligations of a Servicer That Succeeds TXU Electric .................. 86

THE INDENTURE ............................................................... 87
  The Security for Payment of the Transition Bonds .......................... 87
  Transition Bonds May Be Issued in Various Series or Classes ............... 87
  The Collection Account for the Transition Bonds ........................... 88
  How Funds in the General Subaccount Will Be Allocated ..................... 93
  Reports to Holders of the Transition Bonds ................................ 96
  Transition Bond Company and the Indenture Trustee May Modify the Indenture. 96
  What Constitutes an Event of Default on the Transition Bonds ..............100
  Covenants of Transition Bond Company ......................................103
  Access to the List of Holders of the Transition Bonds .....................105
  Transition Bond Company Must File an Annual Compliance Statement ..........106
  The Indenture Trustee Must Provide an Annual Report to All Holders
    of Transition Bonds .....................................................106
  What Will Trigger Satisfaction and Discharge of the Indenture .............106
  Transition Bond Company's Legal Defeasance and Covenant
    Defeasance Options ......................................................107
  The Indenture Trustee .....................................................108

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT .................................109

MATERIAL UNITED STATES FEDERAL  INCOME TAX MATTERS FOR THE HOLDERS
  OF TRANSITION BONDS .......................................................113
  General ...................................................................113
  Treatment of the Transition Bonds .........................................114
  Treatment of Transition Bond Company ......................................114
  Taxation of United States Holders .........................................114
  Taxation of Non-United States Holders .....................................115

ERISA CONSIDERATIONS ........................................................117

PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS ...............................120

RATINGS FOR THE TRANSITION BONDS ............................................121

VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS ......................121

APPENDIX A--GLOSSARY OF DEFINED TERMS .......................................A-1

FINANCIAL STATEMENTS OF TXU TRANSITION BOND COMPANY LLC .....................F-1

                                IMPORTANT NOTICE
                 ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     You should rely only on information about the transition bonds provided in this prospectus and in the prospectus supplement. We have not authorized anyone to provide you with different or additional information.

     We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

     This prospectus and the prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make this offer or solicitation.

     Where to Find Definitions of Some Terms. Some of the terms that are frequently used in this prospectus are defined in a Glossary, which is Appendix A to this prospectus.

                          SUMMARY OF TERMS--PROSPECTUS

     This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in a prospectus supplement related to that series. You will find a detailed description of the terms of the offering of transition bonds following this summary.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE OF THIS PROSPECTUS.

The Issuer of the Transition Bonds:     TXU Transition Bond Company LLC, a
                                        Delaware limited liability company
                                        wholly-owned by TXU Electric Company.
                                        The issuer was formed solely to purchase transition property and to issue one or more series of transition bonds secured by the transition property.

Issuer's Address:                       Energy Plaza, 1601 Bryan Street,
                                        Suite 2-023, Dallas, Texas  75201

Issuer's Telephone Number:              (214) 812-5711
Seller of the Transition

Property to the Issuer:                 TXU Electric Company, an operating
                                        electric utility serving approximately
                                        2.5 million customers in north central,
                                        eastern and western Texas

TXU Electric's Address:                 Energy Plaza, 1601 Bryan Street,
                                        Dallas, Texas  75201

TXU Electric's Telephone Number:        (214) 812-4600

Servicer of the Transition Property:    TXU Electric Company, acting as
                                        servicer, will service the transition
                                        property pursuant to a servicing
                                        agreement between the issuer and the
                                        servicer.

Indenture Trustee:                      The Bank of New York

The Assets of the Issuer:               Transition Bond Company will own:

                                        o         the transition property
                                                  transferred to Transition Bond
                                                  Company, as described under
                                                  "The Sale Agreement--TXU
                                                  Electric's Sale and Assignment
                                                  of the Transition Property" in
                                                  this prospectus;

                                        o         trust accounts held by the
                                                  indenture trustee including
                                                  rights to security deposits
                                                  made by retail electric
                                                  providers and held by the
                                                  indenture trustee;

                                        o         rights under various
                                                  contracts; and

                                        o         any other credit enhancement
                                                  acquired or held to ensure
                                                  payment of the transition
                                                  bonds.

THE COLLATERAL

     Transition Bond Company will own transition property, a present property right created pursuant to Texas' electric utility restructuring act. The transition property includes the right to impose, collect and receive transition charges in amounts designed to recover:

     o    the principal amount of the transition bonds; and

     o the interest, and other amounts, charges and expenses, associated with the transition bonds.

     Those transition charges will be payable, directly or through retail electric providers, by retail consumers of electricity within TXU Electric's service territory. The principal amount of the transition bonds is equal to a portion of TXU Electric's stranded costs and generation-related regulatory assets together with certain costs of issuance, costs to retire existing obligations and costs for professional services provided to the PUC. The amount of TXU Electric's generation-related regulatory assets is equal to a portion of the amount reported by TXU Electric as regulatory assets in its 1998 annual report on Form 10-K, as adjusted. The transition property is discussed in more detail under "The Sale Agreement--TXU Electric's Sale and Assignment of Transition Property" in this prospectus.

     TXU Electric will sell transition property to Transition Bond Company to support the issuance of up to $_________ in principal amount of transition bonds. TXU Electric, as servicer of the transition property, will collect, either directly or through retail electric providers, the transition charges from retail customers within its service territory on behalf of Transition Bond Company.

RETAIL ELECTRIC PROVIDERS

     Beginning on January 1, 2002, all retail electric customers in Texas will be entitled to purchase electric energy from a "retail electric provider" of their own choosing. For more information about retail electric providers, see "The Restructuring Act--The Restructuring Act's General Effect on the Electric Utility Industry in Texas" in this prospectus. Retail electric providers will be allowed to charge and collect transition charges from customers within TXU Electric's service territory and will be required to pay the amounts billed to them by the servicer, less an amount relating to expected customer charge-offs. See "The Servicer of the Transition Property" in this prospectus.

PAYMENT SOURCES

     On each payment date specified in the prospectus supplement, the indenture trustee will pay amounts owed on all outstanding series of transition bonds from:

     o amounts collected by the servicer for Transition Bond Company with respect to transition charges during the applicable collection period; and

     o    amounts available from trust accounts held by the indenture trustee.

These accounts are described in greater detail under "The Indenture--The Collection Account for the Transition Bonds" in this prospectus.

PRIORITY OF DISTRIBUTIONS

     On each payment date specified in the prospectus supplement, the indenture trustee will pay or allocate remittances by the servicer and all investment earnings on the trust accounts, to the extent funds are available in the collection account, in the following order of priority:

          (1) payment of the indenture trustee's fee, which will be a fixed fee in an amount specified in the indenture providing for the issuance of the transition bonds, plus expenses and amounts paid to the indenture trustee for indemnification of the indenture trustee under the sale agreement or the servicing agreement, if any;

          (2) payment of fees to the independent managers of Transition Bond Company, which will be fixed in an amount to be agreed upon by Transition Bond Company and the independent managers;

          (3) payment of the servicing fee that will be a fixed fee or percentage in an amount specified in the servicing agreement;

          (4) payment of the administration fee, which will be a fixed fee in an amount specified in the administration agreement between Transition Bond Company and TXU Electric;

          (5) payment of all operating expenses of Transition Bond Company, up to an aggregate of $100,000 for each payment date for all series, so long as no event of default has occurred and is continuing or would be caused by this payment;

          (6) payment of the interest then due on the transition bonds, including payment of any amount payable to the swap counterparty on any interest rate swap;

          (7) payment of the principal then legally required to be paid on the transition bonds, including any principal paid at final maturity or upon redemption or acceleration;

          (8) payment of the principal then scheduled to be paid on the transition bonds;

          (9) payment of any remaining unpaid operating expenses of Transition Bond Company;

          (10) replenishment of any shortfalls in the capital subaccounts, pro rata to the capital subaccount for each series based on the annual revenue requirements for that series;

          (11) allocation of any required amounts to the overcollateralization subaccounts, pro rata to the overcollateralization subaccount for each series based on the annual revenue requirements for that series;

          (12) release of an amount equal to investment earnings on amounts in the capital subaccounts to Transition Bond Company, so long as no event of default has occurred and is continuing;

          (13) allocation of the remainder, if any, to the reserve subaccounts, pro rata to the reserve subaccount for each series based on the annual revenue requirements for that series; and

          (14) following repayment of all outstanding series of transition bonds, the balance, if any, will be released to Transition Bond Company free from the lien of the indenture.

     The amount of all fees referenced in clauses (1) through (4) above are described in a prospectus supplement for the related series of transition bonds. The priority of distributions as well as available amounts in the subaccounts, are described in more detail in "The Indenture--How Funds in the General Subaccount Will Be Allocated" in this prospectus, as well as in the summary for a prospectus supplement for each series of transition bonds. A diagram depicting how the transition charges and investment earnings will be allocated may be found on page of this prospectus.

CREDIT ENHANCEMENT AND ACCOUNTS

     Unless otherwise specified in any prospectus supplement, credit enhancement for the transition bonds will be as follows:

     o Adjustments to Transition Charges--The servicer will make adjustments to the transition charges to make up for any shortfall or reduce any excess in transition charge collections. See "The Initial Financing Order and the Transition Charges" in this prospectus.

     o Collection Account--Under the indenture, the indenture trustee will hold a single collection account, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

          o Overcollateralization Subaccounts--A separate overcollateralization subaccount will be established for each series of transition bonds. A prospectus supplement for each series of transition bonds will specify a funding level for the overcollateralization subaccount for that series. That amount will be periodically funded from transition charges over the life of the transition bonds;

     o Capital Subaccounts--A separate capital subaccount will be established for each series of transition bonds. An amount specified in a prospectus supplement for each series of transition bonds will be deposited into the capital subaccount for that series on the date of issuance of transition bonds of that series;

     o Reserve Subaccounts--A separate reserve subaccount will be established for each series of transition bonds. A portion of any excess amount of transition charge remittances and investment earnings not released to Transition Bond Company will be allocated to the reserve subaccount for each series, pro rata based on the annual revenue requirements for that series; and

     o Retail Electric Provider Security Deposit Subaccount--An amount, subject to adjustment, from each retail electric provider collecting transition charges from customers in the servicer's service territory equal to two months of that retail electric provider's maximum estimated collections of transition charges, as specified by the servicer, will be deposited in the retail electric provider security deposit subaccount.

     Each of the overcollateralization subaccounts, the capital subaccounts and the reserve subaccounts will be available to make payments on the related series of transition bonds on each payment date except that if an event of default under the indenture exists, then those subaccounts will be available to make payments on all series of transition bonds. In addition, those subaccounts will be available to make any payment on any series of transition bonds if the failure to make that payment would result in an event of default under the indenture.

     In the event that a retail electric provider defaults in its obligation to make transition charge payments to the servicer, the servicer may instruct the indenture trustee to apply that retail electric provider's security deposit to those defaulted payments and to treat that security deposit like other transition charge collections.

     Additional credit enhancement for any series may include surety bonds or letters of credit or other forms of credit enhancement. Any additional forms of credit enhancement for a series will be specified in a prospectus supplement for that series and may not be available to support payment of any other series. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

STATE PLEDGE

     The State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property or reduce, alter or impair the transition charges until the transition bonds are fully repaid or discharged, other than adjustments to correct any overcollections or undercollections.

OPTIONAL REDEMPTION

     A prospectus supplement may provide for redemption of a series of transition bonds at the option of Transition Bond Company at a redemption price not less than the outstanding principal balance of, and accrued but unpaid interest on, the transition bonds of that series.

PAYMENT AND RECORD DATES

     The payment and record dates for each series of transition bonds will be specified in a corresponding prospectus supplement.

EXPECTED FINAL PAYMENT DATES AND FINAL MATURITY DATES

     Failure to pay the entire outstanding amount of the transition bonds of any class or series by the expected final payment date will not result in a default with respect to that class or series until the final maturity date for the class or series. The expected final payment date and the final maturity date of each series and class of transition bonds will be specified in the corresponding prospectus supplement.

REPORTS TO HOLDERS OF TRANSITION BONDS

     Pursuant to the indenture, the indenture trustee will provide to the holders of the transition bonds regular reports prepared by the servicer containing information concerning, among other things, Transition Bond Company and the collateral. Unless and until transition bonds are issued in definitive form, the reports will be provided to Cede & Co. The reports will be available upon request to the indenture trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant, and no independent public accountant will provide an opinion thereon. See "The Indenture--The Indenture Trustee Must Provide an Annual Report to All Holders of Transition Bonds" in this prospectus.

SERVICING COMPENSATION

     Transition Bond Company will pay the servicer on each payment date the servicing fee due with respect to any series of transition bonds, solely to the extent that Transition Bond Company has funds available to pay this fee. As long as TXU Electric acts as servicer, the servicing fee will be 0.25% per year of the outstanding principal balance of the transition bonds. If a successor servicer that is not affiliated with TXU Electric is appointed, it will be entitled to receive a servicing fee but will not be entitled to any servicing fee in excess of 1.5% per year of the outstanding principal balance of the transition bonds.

TAX STATUS

     TXU Electric has received a private letter ruling from the Internal Revenue Service to the effect that the transition bonds will be classified as obligations of TXU Electric for United States federal tax purposes. See "Material United States Federal Income Tax Matters for the Holders of Transition Bonds."

ERISA CONSIDERATIONS

     Pension plans and other investors subject to ERISA may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA, will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA Considerations" in this prospectus.

                                  RISK FACTORS

     You should consider carefully the following risk factors before you decide whether to purchase transition bonds:

YOU MAY EXPERIENCE MATERIAL PAYMENT DELAYS OR LOSSES ON YOUR TRANSITION BONDS DUE TO THE LIMITED SOURCES OF PAYMENT FOR THE TRANSITION BONDS AND LIMITED CREDIT ENHANCEMENT, IF ANY

     You may suffer material payment delays or losses on your transition bonds if our assets are insufficient to pay the principal amount of the transition bonds and accrued interest on those transition bonds in full. The only source of funds for payments of interest on and principal of the transition bonds will be our assets. These assets are limited to:

     o the transition property, including the right to impose, collect and receive the transition charges and to adjust the transition charges at least annually;

     o available funds on deposit in the trust accounts held by the indenture trustee;

     o contractual rights under the sale agreement, the servicing agreement and other contracts; and

     o    any other credit enhancements described in the prospectus supplement.

Any floating rate bonds will also have the proceeds of any swap agreement available as a payment source.

     The transition bonds will not be insured or guaranteed by TXU Electric, including in its capacity as servicer, or by its parent, TXU Corp, any of its affiliates (other than Transition Bond Company), the indenture trustee or any other person or entity. Thus, you must rely for payment of the transition bonds upon collections of the transition charges, available funds on deposit in the trust accounts held by the indenture trustee and any other credit enhancement described in the prospectus supplement. Our organizational documents will restrict our right to acquire other assets unrelated to the transactions, including future financing orders, described in this prospectus. See "TXU Transition Bond Company LLC" in this prospectus.

JUDICIAL, LEGISLATIVE OR REGULATORY ACTION THAT MAY ADVERSELY AFFECT YOUR INVESTMENT

     Legal Action May Reduce the Value of Your Investment. The transition property is created pursuant to Texas' electric utility restructuring act and any financing order issued by the PUC pursuant to the restructuring act. The restructuring act was adopted in June 1999. A court decision or a federal or state law might seek to overturn either the restructuring act or a financing order issued thereunder. Because the transition bonds are a creation of statute, any alteration affecting the validity of the relevant underlying legislative provisions could directly impact the transition bonds. For example, the provisions that allow utility companies to create transition property as a present property right may be invalidated. This would eliminate the validity of the assets securing the transition bonds. As another example, the provisions that allow for the transition charge true-up adjustment process may be invalidated. This would prevent the servicer from ensuring that we have sufficient funds for the scheduled payments on the transition bonds. If this occurs, you may lose some or all of your investment or you may experience delays in recovering your investment.

     There is uncertainty associated with investing in bonds payable from an asset which depends for its existence on recently enacted legislation because of an absence of any judicial or regulatory experience implementing and interpreting the legislation. The restructuring act may be directly contested in courts. If a court were to determine that the relevant provisions of the restructuring act or a financing order are unlawful or invalid, that decision could adversely affect the validity of the transition bonds or our ability to pay interest and principal on the transition bonds. In that case, you could suffer a loss on or delay in recovery of your investment in the transition bonds. To date, no lawsuit has challenged the validity of the restructuring act or any financing order. The deadline established under the restructuring act to appeal any financing order issued thereunder will have expired before we issue any transition bonds under that financing order. However, if the restructuring act is overturned, the limitation on appealing a financing order may also be overturned. See "The Restructuring Act" in this prospectus.

     Other states have passed electricity deregulation laws and judicial challenges could be made in other states. An unfavorable decision regarding another state's law would not automatically invalidate the restructuring act or any financing order issued thereunder, but it might provoke a challenge to the restructuring act. In addition, an unfavorable court decision on another state's statute may establish a legal precedent for a successful challenge to the restructuring act depending on the similarity of the other statute and the applicability of the legal precedent to the restructuring act. Furthermore, legal action in other states could heighten awareness of the political and other risks of the transition bonds, and as a result adversely affect the liquidity and value of the transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment.

     Further Legislative Action May Reduce the Value of Your Investment. The value of your investment may decline due to legislative action. For example:

     o The Texas legislature may repeal the restructuring act, or amend the restructuring act in a way that limits or alters the transition property so as to reduce its value. Under the restructuring act, the State of Texas has pledged not to impair the value of the transition property. For a description of this pledge, see "The Restructuring Act--TXU Electric and Other Utilities May Securitize Stranded Costs and Regulatory Assets." We cannot assure you of the likelihood or legal validity of any action of this type by the Texas legislature.

     o The United States Congress or a federal agency may decide that it can preempt the Texas legislature and pass a law or adopt a rule or regulation prohibiting or limiting the collection of transition charges, or otherwise affecting the energy industry. Two bills, neither of which passed in committee, were introduced in the 105th Congress prohibiting the recovery of stranded costs. A prohibition of this nature could negate the existence of transition property. As of the date of this prospectus, no member of the 106th Congress has introduced a bill that would prevent a utility company from creating transition property or imposing transition charges under state law.

     Neither Transition Bond Company nor TXU Electric will indemnify you for any changes in the law that may affect the value of your transition bonds. In addition, any action by the United States Congress or Texas legislature, even if the action is ultimately determined to be invalid and even if full compensation is ultimately provided to the holders of transition bonds, might result in costly and time-consuming litigation. Any litigation of this type might adversely affect the price and liquidity of the transition bonds and the dates of payment of interest and principal. Moreover, given the lack of judicial precedent directly on point, and the novelty in Texas of transition property as security for transition bonds, we cannot predict the outcome of any litigation with certainty. Accordingly, you may suffer a loss on or delay in recovery of your investment in the transition bonds.

     The PUC May Take Actions Which May Reduce the Value of Your Investment. Under the restructuring act, a financing order issued to TXU Electric under the restructuring act is irrevocable upon issuance. The PUC may not, by any subsequent action, rescind or amend that financing order or reduce or impair the amount of transition property authorized under that financing order, except as permitted in true-up adjustments. However, the PUC retains the power to adopt, revise or rescind rules or regulations affecting TXU Electric or a successor utility. The PUC also retains the power to interpret that financing order. Any new or amended regulations or orders by the PUC, for example, could affect the ability of the servicer to collect the transition charges on a full and timely basis. TXU Electric, as servicer, has agreed to take legal or administrative action to resist any PUC rule, regulation or decision that would reduce the value of the transition property. We cannot assure you that TXU Electric would be successful in its efforts. Thus, future PUC rules, regulations or decisions may adversely affect the ratings of the transition bonds, their price or the collection rate of the transition charges and, accordingly, the rate of amortization of transition bonds and their weighted average lives. As a result, you could suffer a loss of your investment.

     TXU Electric May Not Charge Transition Charges for Electricity Delivered More Than 15 Years from the Date those Transition Charges are First Assessed. TXU Electric will be prohibited from charging transition charges after the fifteenth anniversary of the date of issuance of the related transition bonds, but may collect delinquencies and uncollected end of period billings after that date. Amounts collected from transition charges imposed for electricity delivery through the fifteenth anniversary of the date of issuance of the related transition bonds, or from credit enhancement funds, may not be sufficient to repay the transition bonds in full. If that is the case, no other funds will be available to pay the unpaid balance due on the transition bonds.

     The Amount of Retail Base Rate Charges Including Transition Charges May Not Exceed a Statutory Cap. The restructuring act sets caps on the total bundled charges that TXU Electric may charge for electric service, including transition charges, through January 1, 2002. These rate caps apply to each customer class separately. The restructuring act also limits, for a specified time period between January 1, 2002 and January 1, 2007, the bundled rates that can be assessed by TXU Electric and its affiliates to residential and small commercial customers. If there is a severe or persistent shortfall in collections of transition charges in any customer class, the rate caps applicable to that customer class may prevent the servicer from adjusting transition charges for that customer class in excess of the rate caps. If this occurs, the servicer would have to rely on adjustments of transition charges for the other customer classes. These adjustments may result in the assessment of transition charges on the remaining customer classes at a level that is limited by their rate caps. This could reduce the amount or the rate of collections of transition charges, which may adversely affect the value of your investment. See "The Restructuring Act--The Restructuring Act's General Effect on the Electric Utility Industry in Texas" in this prospectus.

SERVICING RISKS

     Inaccurate Forecasting or Unanticipated Delinquencies Could Result in Insufficient Funds to Make Scheduled Payments on the Transition Bonds. The transition charges are generally assessed based on kilowatt-hours of electricity consumed by customers in TXU Electric's service area. TXU Electric calculates the transition charges according to the methodology approved by the financing order authorizing those transition charges. In addition, TXU Electric, as servicer, is required to file with the PUC periodic adjustment calculations for the transition charges. These adjustments are intended to provide, among other things, for timely payment of the transition bonds, but the frequency of these adjustments is limited. TXU Electric will generally base its adjustment calculations on any shortfalls in collections from customers during the prior adjustment period and on projections of future electricity use and customers' ability to pay their electric bills. If the servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or charge-offs when setting or adjusting the transition charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in transition charge collections. A shortfall or material delay in transition charge collections could result in payment of principal of and interest on the transition bonds not being made according to the expected amortization schedule, thus lengthening the weighted average life of the transition bonds, or in payments of principal and interest not being made at all.

     Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

     o warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

     o general economic conditions being worse than expected, causing customers to migrate from TXU Electric's service territory or reduce their electricity consumption;

     o the occurrence of a natural disaster, such as a tornado, unexpectedly disrupting electrical service and reducing consumption;

     o problems with energy generation, transmission or distribution resulting from the change in the market structure of the electric industry;

     o customers ceasing business or departing TXU Electric's service territory;

     o    dramatic changes in energy prices;

     o customers consuming less electricity because of increased conservation efforts; or

     o customers switching to alternative sources of energy, including self-generation of electric power.

     Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

     o unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing TXU Electric or a successor utility to grant additional payment relief to more customers;

     o a change in law that makes it more difficult for TXU Electric or a successor utility to disconnect nonpaying customers, or that requires TXU Electric or a successor distribution company to apply more lenient credit standards in accepting customers; or

     o the introduction into the energy markets of less creditworthy third party retail electric providers who fail to remit customer charges to the servicer in a timely manner. See "--It May Be More Difficult to Collect the Transition Charges from Retail Electric Providers than from TXU Electric's Customers."

     There are Uncertainties Associated with Collecting the Transition Charges and There is Unpredictability Associated with a Deregulated Electricity Market. TXU Electric has not previously calculated transition charges for customers, nor made all of the associated calculations and predictions that are inherent in that calculation, before the calculations required in connection with the initial financing order issued to TXU Electric under the restructuring act and our initial issuance of transition bonds. The predictions are based primarily on historical collection of payments and forecasted energy usage for which TXU Electric has records available. These usage and collection records, however, do not reflect customers' payment patterns or energy usage in the competitive market, as competition is being introduced now in Texas for the first time. These records also do not reflect any experience with consolidated billing by retail electric providers. Because that kind of billing is new in Texas, unforeseen factors may adversely affect collection of payments. Therefore, the records that TXU Electric has to date may have limited value in calculating the initial transition charges and the proposed true-up adjustments. Furthermore, TXU Electric, as servicer, does not have any experience collecting the transition charges on behalf of an independent issuer. Risks are associated with TXU Electric's inexperience in calculating, billing and collecting the transition charges and in managing customer payments on our behalf.

     Your Investment Relies on TXU Electric or its Successor Acting as Servicer of the Transition Property. TXU Electric, as servicer, will be responsible for billing and collecting transition charges from customers and retail electric providers and for filing with the PUC to adjust these charges. If TXU Electric ceases servicing the transition property, it might be hard to find a successor servicer. Any successor servicer may have less experience than TXU Electric and less capable collection systems than TXU Electric. A successor servicer may experience difficulties in collecting transition charges and determining appropriate adjustments to transition charges. Further, a successor servicer that is not a utility may not be able to terminate electric service to retail electric customers or otherwise take actions against retail electric customers who fail to pay their bills. If TXU Electric were to be replaced as servicer, any of these factors and others could delay the timing of payments and may reduce the value of your investment. Also, a change in servicer may cause billing and/or payment arrangements to change, which may lead to a period of disruption in which customers continue to remit payments according to the former arrangement, resulting in delays in collection that could result in delays in payment on your transition bonds. See "The Servicing Agreement" in this prospectus.

     Upon a default under the servicing agreement based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the indenture trustee and we may be prevented from effecting a transfer of servicing. The restructuring act provides that upon a default under the transition bonds, which may result from servicer's failure to make required remittances, the indenture trustee would have the right to apply to the PUC for an order that amounts arising from transition charges be transferred to a separate account, and to apply to the district court of Travis County, Texas for an order for sequestration and payment of revenues arising from the transition charges. However, federal bankruptcy law may prevent the PUC or the Texas court from issuing or enforcing these orders. The indenture requires the indenture trustee to request an order from the bankruptcy court to permit the PUC or the Texas court to issue and enforce these orders. However, the bankruptcy court may deny the request. See "How a Bankruptcy May Affect Your Investment" in this prospectus.

     Under the restructuring act and the indenture, the indenture trustee or the holders of transition bonds have the right to foreclose on or otherwise enforce the lien on the transition property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure may not be a realistic or practical remedy.

     It May Be More Difficult to Collect the Transition Charges from Retail Electric Providers than from TXU Electric's Customers. As part of the restructuring of the Texas electric industry, customers of TXU Electric will, as of January 1, 2002 or, in limited circumstances, sooner be permitted to purchase electricity and related services from retail electric providers rather than TXU Electric. In these circumstances TXU Electric will no longer sell electricity directly to these customers. However, TXU Electric currently expects that it will organize an affiliated retail electric provider to provide electricity and related services to customers. The restructuring act requires TXU Electric to allow each retail electric provider, including its affiliated retail electric provider, pursuant to a tariff to be filed by TXU Electric and approved by the PUC, to issue a single bill to customers purchasing electricity from that retail electric provider. This single bill would include all charges related to purchasing electricity from the retail electric provider, delivery services from TXU Electric and the applicable transition charges. Therefore, we expect that customers will pay transition charges to retail electric providers who supply them with electric power. The retail electric providers will be obligated to forward transition charges to TXU Electric, as servicer, even if they do not collect the charges from customers. TXU Electric will have rights to collect transition charges directly from those customers who receive their electricity bills from a retail electric provider in the event that the retail electric provider does not pay the transition charges to TXU Electric. Because the retail electric providers will initially bill most customers for the transition charges, we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to remit amounts billed to it as transition charges. This may adversely affect your investment because:

     o retail electric providers might use more permissive standards in bill collection and credit appraisal than TXU Electric uses towards its customers, or might be less effective in billing and collecting. As a result, those retail electric providers may not be as successful in collecting the transition charges as TXU Electric or a successor servicer anticipated when setting the transition charge;

     o if a retail electric provider defaults, TXU Electric or a successor servicer may then directly bill and collect transition charges due from the retail electric provider's customers. However, the servicer will generally have even more limited rights to pursue these customers to pay amounts owed to us by the defaulted retail electric provider because in no event may the servicer directly bill a customer for service that was previously billed by the retail electric provider and paid by that customer to the retail electric provider;

     o a default by a retail electric provider which collects from a large number of customers would have a greater impact than a default by a single customer;

     o the bankruptcy of a retail electric provider may cause a delay in or prohibition of payment to the servicer of transition charges previously collected by the retail electric provider; or

     o any security deposit made by a retail electric provider may not be sufficient to cover any shortfalls resulting from a failure of that retail electric provider to forward transition charges to TXU Electric as servicer.

     In addition, the restructuring act provides for one retail electric provider in each area to be designated the "provider of last resort." The restructuring act requires the provider of last resort to offer basic electric service to customers in its designated area at a fixed rate, regardless of the creditworthiness of the customer.

     Retail electric providers will not be required to disclose the amount of transition charges being collected for us on their statements to customers. This may increase the risk that customers who have claims against the retail electric provider will attempt to offset those claims against transition charges payable to the servicer or us. This also increases the risk that a bankruptcy court in the event of a bankruptcy of a retail electric provider would find that the retail electric provider has an interest in the transition property and may make it more difficult to terminate a bankrupt retail electric provider or collect transition charges from its customers.

     Adjustments to transition charges and, in some cases, credit enhancements (other than swap agreements) will be available to compensate for a failure by a retail electric provider to pay transition charges over to the servicer. However, the amount of credit enhancement funds may not be sufficient to protect your investment. See "The Initial Financing Order and the Transition Charges" in this prospectus.

     Customers Have Limited Experience in Paying the Transition Charges and Paying Through Retail Electric Providers. The transition charges are being introduced to customers for the first time. As a result, customers may be confused by the appearance of transition charges and any other changes in customer billing and payment arrangements. This confusion may cause the misdirection or delay of payments. This could have the effect of causing delays in collections of transition charges. Any problems arising from new and untested systems or any lack of experience on the part of the retail electric providers with customer billing and collections could also cause delays in billing and collecting transition charges. These delays could result in shortfalls in transition charge collections and reduce the value of your investment.

     Billing and Collection Practices May Reduce the Value of Your Investment. Each financing order issued to TXU Electric under the restructuring act will set the methodology for determining the amount of the transition charges we may impose on each customer under that financing order. The servicer cannot change this methodology. However, TXU Electric, as servicer, may set its own billing and collection arrangements with retail electric providers and with those customers from whom it collects the transition charges directly. For example, to recover part of an outstanding bill, TXU Electric may agree to extend a retail electric provider's or a customer's payment schedule or to write off the remaining portion of the bill. Also, TXU Electric, or a successor to TXU Electric as servicer, may change billing and collection practices. Any change to billing and collection practices may have an adverse or unforeseen impact on the timing and amount of customer payments and may reduce the amount of transition charge collections and thereby limit our ability to make scheduled payments on the transition bonds. Separately, the PUC may require changes to these practices. Any changes in billing and collection regulation might adversely affect the billing terms and the terms of remittances by retail electric providers to the servicer or make it more difficult for the servicer to collect the transition charges. These changes may adversely affect the value of the transition bonds and their amortization, and, accordingly, their weighted average lives. See "The Servicer of the Transition Property--How TXU Electric Forecasts the Number of Customers and the Amount of Electricity Usage" in this prospectus.

     Limits on Rights to Terminate Service May Make it More Difficult to Collect Transition Charges. An important element of an electric utility's policies and procedures relating to credit and collections is the right to disconnect service on account of nonpayment. Each financing order issued to TXU Electric under the restructuring act will expressly provide that we may authorize the servicer to disconnect service for nonpayment of transition charges authorized by that financing order to the same extent as a utility would be entitled to take this action because of nonpayment of any other charge for tariffed services. Nonetheless, Texas statutory requirements and the rules and regulations of the PUC, which may change from time to time, regulate and control the right to disconnect service. TXU Electric and the retail electric providers may not terminate service to a customer on (1) a weekend day, (2) a day when the previous day's high temperature did not exceed 32 degrees Fahrenheit and is predicted to remain at or below that level for the next 24 hours or (3) a day for which the National Weather Service issues a heat advisory for any county in the service territory, or when a heat advisory has been issued for either of the two prior calendar days. As a result, TXU Electric must provide service to these customers during this period without recouping transition charges from these customers. This reduces the amount of transition charge collections available for payments on the transition bonds, although any associated reduction in payments would be factored into the transition charge true-up adjustments. See "The Servicer of the Transition Property--TXU Electric's Billing Process."

     Future Adjustments to Transition Charges by Customer Class May Result in Insufficient Collections. The customers who will be responsible for paying transition charges are divided into customer classes. Transition charges will be allocated among customer classes in accordance with the formula required by the financing order relating to those transition charges. This allocation is based in part upon the existing rate structure of each customer class. For a description of the formula contained in the initial financing order issued to TXU Electric under the restructuring act, see "The Initial Financing Order and the Transition Charges--Method of Calculation of Transition Charges" in this prospectus. Adjustments to the transition charges will also be made separately to each customer class. A shortfall in collections of transition charges in one customer class may be corrected by making adjustments to the transition charges payable by that customer class and any other customer class. Some customer classes have a significantly smaller number of customers than other customer classes. If customers in a class fail to pay transition charges, the servicer may have to substantially increase the transition charges for the remaining customers in that customer class and for other customer classes. The servicer may also have to take this action if customers representing a significant percentage of a class cease to be customers. These increases could lead to further failures by the remaining customers to pay transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.

     The large industrial and the interruptible customer classes consist of a small number of large customers. The failure of the customers in these customer classes to pay transition charges could lead to increases in transition charges to other members of this class as well as other customer classes. These increases could lead to failures by customers to pay transition charges or to transition charges that exceed statutory caps during the rate freeze and price to beat periods. In either case, these increases could increase the risk of a shortfall in funds to pay the transition bonds.

THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS

     The Servicer Will Commingle the Transition Charges with Other Revenues, Which May Harm Your Investment in Case of the Servicer's Bankruptcy. The servicer will not segregate the transition charges from its general funds. The transition charges will be segregated only when the servicer pays them to the indenture trustee. Generally, the servicer will be required to remit collections within two business days of receipt. However, the servicer will be permitted to remit collections on a monthly basis only if TXU Electric or a successor to TXU Electric's electric public utility business remains the servicer, and if:

     o the servicer has the requisite credit ratings from the applicable rating agencies; or

     o the servicer provides credit enhancement satisfactory to the applicable rating agencies to assure remittance by the servicer to the indenture trustee of the transition charges it collects.

     Despite these requirements, the servicer might fail to pay the full amount of the transition charges to the indenture trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the value of your investment.

     The restructuring act provides that our rights to the transition property are not affected by the commingling of these funds with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the restructuring act and does not recognize our right to collections of the transition charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payment or losses on your transition bonds and could materially reduce the value of your investment. See "How a Bankruptcy May Affect Your Investment" in this prospectus.

     Retail Electric Providers Will Commingle the Transition Charges with Other Revenues, which May Harm Your Investment in Case of a Retail Electric Provider's Bankruptcy. A retail electric provider is not required to segregate the transition charges it collects from its general funds, but will be required to remit amounts billed to it for transition charges, less an amount relating to expected customer charge-offs, to the servicer within 20 days of billing by the servicer. A retail electric provider nonetheless might fail to pay the full amount of the transition charges to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the value of your investment.

     The restructuring act provides that our rights to the transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the restructuring act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy. If so, the collected transition charges held by a retail electric provider as of the date of bankruptcy would not be available to us to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against that retail electric provider for those amounts. This decision could cause material delays in payment or losses on your transition bonds and could materially reduce the value of your investment.

     Bankruptcy of TXU Electric Could Result in Losses or Delays in Payments on the Transition Bonds. The restructuring act and the financing orders issued thereunder provide or will provide that as a matter of Texas state law:

     o TXU Electric may make a present transfer of its rights under each financing order issued under the restructuring act, including the right to impose, collect and receive transition charges, including future transition charges that customers do not yet owe;

     o    upon the transfer, these rights will become a present property right;
          and

     o a transfer of the transition property from TXU Electric, or its affiliate, to us is a true sale of the transition property, not a pledge of the transition property to secure a financing by TXU Electric.

See "The Restructuring Act" in this prospectus. These three provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of TXU Electric. In addition, we have structured the transaction with the objective of keeping us separate from TXU Electric in the event of a bankruptcy of TXU Electric.

     A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a TXU Electric bankruptcy refused to enforce one or more of the state property law provisions described above for this reason, the effect of this decision on you as a beneficial owner of transition bonds might be similar to the treatment you would receive in a TXU Electric bankruptcy if the transition bonds had been issued directly by TXU Electric. A decision by the bankruptcy court that, despite the separateness of TXU Electric and Transition Bond Company, the two companies should be consolidated, would have a similar effect on you as a beneficial owner of transition bonds. Either decision could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment. For example:

     o the indenture trustee could be prevented from exercising any remedies against TXU Electric on your behalf, from recovering funds to repay the transition bonds, from using funds in the accounts under the indenture to make payments on the transition bonds or from replacing TXU Electric as servicer, without permission from the bankruptcy court;

     o the bankruptcy court could order the indenture trustee to exchange the transition property for other property, which might be of lower value;

     o tax or other government liens on TXU Electric's property that arose after the transfer of the transition property to us might nevertheless have priority over the indenture trustee's lien and might be paid from transition charge collections before payments on the transition bonds;

     o the indenture trustee's lien might not be properly perfected in transition property collections that were commingled with other funds TXU Electric collected from its customers or retail electric providers as of the date of TXU Electric's bankruptcy, or might not be properly perfected in all of the transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against TXU Electric;

     o the bankruptcy court might rule that neither our property interest nor the indenture trustee's lien extends to transition charges in respect of electricity consumed after the commencement of TXU Electric's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against TXU Electric;

     o neither TXU Electric nor we may be obligated to make any payments on the transition bonds during the pendency of the bankruptcy case;

     o TXU Electric may be able to alter the terms of the transition bonds as part of its plan of reorganization;

     o the bankruptcy court might rule that the transition charges should be used to pay a portion of the cost of providing electric service; or

     o the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with a claim of actual damages against TXU Electric that may be difficult to prove.

     Furthermore, if TXU Electric enters into bankruptcy, it may be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of a servicer to perform its duties or the inability to find a successor servicer may cause payment delays or losses on your investment. Also, the mere fact of a servicer or retail electric provider bankruptcy proceeding could have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds. See "The Servicing Agreement--The Indenture Trustee's Rights If the Servicer Defaults in Its Role as Servicer."

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

     Absence of a Secondary Market for Transition Bonds Could Limit Your Ability to Resell Transition Bonds. The underwriters for the transition bonds may assist in resales of the transition bonds but they are not required to do so. A secondary market for the transition bonds may not develop. If a secondary market does develop, it may not continue or there may not be sufficient liquidity to allow you to resell any of your transition bonds. We do not anticipate that any transition bonds will be listed on any securities exchange. See "Plan of

Distribution for the Transition Bonds."

     We May Issue Additional Transition Bonds. We may issue additional transition bonds of any new or existing series without your prior review or approval. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional transition bonds if the issuance would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. However, we cannot assure you that a new series would not cause reductions or delays in payments on your transition bonds. In order to issue additional transition bonds, TXU Electric may need to obtain an additional financing order under the restructuring act. This additional financing order would specify the amount of additional transition charges created for the additional transition bonds. Any additional transition charges would reduce the ability of TXU Electric to recover its ordinary rates during the rate freeze period or the price to beat period. See "The Restructuring Act--The Restructuring Act's General Effect on the Electric Utility Industry in Texas--`Price to Beat' and Services" in this prospectus. In addition, all outstanding transition bonds will be secured by the same lien, and thus have claims of equal priority with respect to all transition property held by us. See "The Transition Bonds" and "The Indenture--The Security for Payment of the Transition Bonds." In addition, some matters relating to the transition bonds require the vote of the holders of all series and classes of transition bonds. Your interests in these votes may conflict with the interests of the beneficial owners of transition bonds of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

     TXU Electric may sell transition property to one or more entities other than us in connection with the issuance of a new series of transition bonds under a separate financing order. Neither any sales nor the terms of any transition bonds issued by that entity or entities will be subject to the prior review by or consent of the holders of transition bonds of any series. Transition charge collections will be pro rated among us and the other entities based on the respective amounts of transition charges billed. The sale of transition property to an entity other than us will be subject, among other things, to notification in writing by each applicable rating agency to us and to our managers, the servicer and the indenture trustee that the sale will not result in the reduction or withdrawal of the then current credit rating of any outstanding class of transition bonds. We cannot assure you, however, that the issuance of other transition bonds secured by transition property would not cause reductions or delays in payments on your transition bonds.

     Limited Nature of Ratings. Each series or class of transition bonds will be rated by one or more established rating agencies. The ratings merely analyze the probability that we will repay the total principal amount of the transition bonds at final maturity (which is later than the expected final payment date) and will make timely interest payments. The ratings do not assess the speed at which we will repay the principal of the transition bonds. Thus, we may repay the principal of your transition bonds earlier or later than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold transition bonds. The rating may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment. See "Ratings for the Transition Bonds" in this prospects.

     TXU Electric's Obligation to Indemnify Us for a Breach of a Representation or Warranty May Not Be Sufficient to Protect Your Investment. If TXU Electric breaches a representation or warranty in the sale agreement, it is obligated to indemnify Transition Bond Company and the indenture trustee for any liability, obligation, claim, action, suit or payment resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, TXU is obligated to indemnify us and the indenture trustee for principal and interest on the transition bonds not paid when scheduled to be paid in accordance with their terms and the amount of any deposits not made when required under the indenture as a result of a breach of a representation or warranty. TXU Electric will not be obligated to repurchase the transition property in the event of a breach of any representation or warranty regarding the transition property, and neither the indenture trustee nor the holders of transition bonds will have the right to accelerate payments on the transition bonds because of a breach. The sale agreement provides that any change in the law by legislative enactment, constitutional amendment or voter initiative that renders any of the representations and warranties untrue would not constitute a breach under the sale agreement. The amount of any indemnification paid by the servicer or the seller may not be sufficient for you to recover your investment. If TXU Electric becomes obligated to indemnify holders of transition bonds, the ratings on the transitions bonds will likely be downgraded since holders of transition bonds will be unsecured creditors of TXU Electric with respect to any of these indemnification amounts. TXU Electric will not indemnify any person for any liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the transition bonds. See "The Sale Agreement--TXU Electric's Representations and Warranties" in this prospectus.

     You May Have to Reinvest Principal of Your Transition Bonds at a Lower Rate of Return Because of Optional Redemption of Transition Bonds. As described more fully under "The Transition Bonds--Redemption of the Transition Bonds," we may redeem any series of transition bonds if, and to the extent, provided in the prospectus supplement. Redemption of a series of transition bonds will result in a shorter than expected weighted average life for that series. Redemption may also adversely affect the yield to maturity of the transition bonds redeemed. We cannot predict whether any series of transition bonds will be redeemed. Future market conditions may require you to reinvest the proceeds of a redemption at a lower rate than the rate you receive on the transition bonds. See "The Transition Bonds--Redemption of the Transition Bonds."

     Risks Associated With the Use of Credit Enhancements, Hedge or Swap Transactions. We may enter into certain forms of credit enhancement, interest rate swaps or hedge arrangements with respect to a series or class of floating rate transition bonds that entail additional kinds of risks, including the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge. The prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

     You Might Receive Principal Payments Later, or Earlier, Than You Expected. The amount and the rate of collection of transition charges that TXU Electric will collect from each customer class will partially depend on actual electricity usage and the amount of collections and write-offs for that customer class. The amount and the rate of collection of transition charges, together with the transition charge adjustments described above, will generally determine whether there is a delay in the scheduled repayments of transition bond principal. If TXU Electric collects transition charges at a slower rate than expected from any customer class or retail electric provider, it may have to request adjustments of the transition charges. If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest or a material decrease in the value of your investment. If there is an acceleration of the transition bonds before maturity, all classes will be paid pro rata, therefore some classes may be paid earlier than expected and some classes may be paid later than expected. In addition, if any series of transition bonds is redeemed prior to maturity, that series will have been paid earlier than expected.

     Technological Change May Make Alternative Energy Sources More Attractive. The continuous process of technological development may result in the introduction of economically attractive alternatives to purchasing electricity from TXU Electric or other utilities for increasing numbers of customers. Manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of customers. Some users of smaller self-generation facilities may be able to avoid paying transition charges. A reduction in the number of payers of transition charges could result in delays or a failure to make payments of interest on and principal of the transition bonds. See "The Restructuring Act--TXU Electric and Other Utilities May Securitize Stranded Costs and Regulatory Assets--Current Customers Cannot Avoid Paying Transition Charges" in this prospectus.

                           FORWARD-LOOKING INFORMATION

     This prospectus and prospectus supplement contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although TXU Electric and Transition Bond Company, which is the issuer of the transition bonds, each believe that in making any forward-looking statement its expectations are based on reasonable assumptions, any forward-looking statement involves uncertainties and is qualified in its entirety by reference to the following important factors, among others, that could cause the actual results of Transition Bond Company or TXU Electric to differ materially from those projected in the forward-looking statements:

     o    federal or state policies or regulatory developments;

     o    weather conditions and other natural phenomena;

     o unanticipated population growth or decline, and changes in market demand and demographic patterns;

     o    competition for retail customers;

     o    unanticipated changes in operating expenses;

     o changes in technology used and services offered by TXU Electric and others;

     o    operating performance of TXU Electric's facilities;

     o the payment pattern of customers including the rate of delinquencies and the accuracy of the collection curve;

     o uncertainties relating to billing and collection patterns and creditworthiness of retail electric providers; and

     o uncertainties relating to the implementation and effect of retail electric consumer choice in Texas.

     Any forward-looking statement speaks only as of the date on which the statement is made, and neither TXU Electric nor Transition Bond Company undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for TXU Electric or Transition Bond Company to predict all of the factors, nor can they assess the impact of each factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.


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


                         ALLOCATIONS AND DISTRIBUTIONS


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                                      25

                          TEXAS SECURITIZATION OVERVIEW

                              TRANSACTION CASHFLOWS


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                                      26

                          PARTIES TO THE TRANSACTIONS


                                [GRAPHIC OMITTED]




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


                              TXU ELECTRIC COMPANY

     TXU Electric's Operations. TXU Electric, a Texas corporation, is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the State of Texas. TXU Electric changed its name from Texas Utilities Electric Company on June 14, 1999. TXU Electric's service area is located in north central, eastern and western parts of Texas, with a population estimated at 6.1 million,about one-third of the population of Texas. Electric service is provided to over 2.5 million customers in 91 counties and 370 incorporated municipalities, including Dallas, Fort Worth, Arlington, Irving, Plano, Waco, Mesquite, Grand Prairie, Wichita Falls, Odessa, Midland, Carrollton, Tyler, Richardson and Killeen. The area is a diversified commercial and industrial center with substantial banking, insurance, communications, electronics, aerospace, petrochemical and specialized steel manufacturing, and automotive and aircraft assembly. The territory served includes major portions of the oil and gas fields in the Permian Basin and East Texas, as well as substantial farming and ranching sections of the State of Texas. The service territory also includes Dallas-Fort Worth International Airport and Alliance Airport.

     TXU Electric is wholly-owned by TXU Corp. TXU Corp is a holding company whose principal operations are conducted through TXU Electric, TXU Gas Company, Eastern Energy Limited, TXU Europe Group plc, Westar Pty Ltd and Kinetik Energy Pty Ltd. Through these and other subsidiaries, TXU Corp engages in the generation, purchase, transmission, distribution and sale of electricity; the gathering, processing, transportation and distribution of natural gas; energy marketing; and telecommunications, retail energy services, international gas operations, power development and other businesses, primarily in the United States, the United Kingdom and Australia.

     The electric utility industry in Texas is undergoing fundamental restructuring. See "The Restructuring Act" in this prospectus. In addition to the Restructuring Act, in 1996 the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs.

     Where to Find Information about TXU Electric. TXU Electric files annual, quarterly and special reports and other information with the SEC under File No. 1-12833. These SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

                              THE RESTRUCTURING ACT

THE RESTRUCTURING ACT'S GENERAL EFFECT ON THE ELECTRIC UTILITY INDUSTRY IN TEXAS

     An Overview of the Restructuring Act. The Restructuring Act was enacted in June, 1999 and became effective on September 1, 1999. The Restructuring Act, among other things, authorizes competition in the retail and generation markets for electricity beginning January 1, 2002; provides for recovery of stranded costs and regulatory assets; requires a rate freeze for all retail customers


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


until January 1, 2002, and rate reductions for residential and small commercial customers for up to five years thereafter; and sets limits on capacity owned and controlled by power generation companies.

     Unbundling. By September 1, 2000, each electric utility must separate from its regulated activities its customer energy services business activities that are otherwise already widely available in the competitive market. By January 1, 2002, each electric utility must separate its business into the following units: a power generation company, a retail electric provider, and a transmission and distribution company or separate transmission and distribution companies. A power generation company generates electricity that is intended to be sold at wholesale. In general, a power generation company may not own a transmission or distribution facility and may not have a certificated service area. A retail electric provider sells electric energy to retail customers. A retail electric provider may not own or operate generation assets. A transmission and distribution company only owns or operates facilities to transmit or distribute electricity.

     Retail Competition. In June 2001, utilities are required to implement a "pilot project" covering 5% of the utility's load in all customer classes. Customers participating in the pilot project can choose their own retail electric provider, but cannot choose the retail electric provider affiliated with their existing utility. Beginning on January 1, 2002, all customers will be able to choose their own retail electric provider. The Restructuring Act freezes retail base rates of most investor owned electric utilities until full competition begins on January 1, 2002. The affiliated retail electric provider of the utility serving a customer on December 31, 2001 may continue service, unless the customer chooses another retail electric provider. Competition in a particular region of Texas may be delayed if the PUC determines that that region is unable to offer fair competition and reliable service to all retail customer classes. If a delay occurs, the PUC may establish new rates for utilities in that region using traditional rate making principles.

     "Price to Beat" and Services. Effective January 1, 2002, the affiliated retail electric provider of a utility must make available a "price to beat" to residential and small commercial customers in the electric utility's service area that is 6% less than the bundled rates of the electric utility in effect on January 1, 1999. For all residential, and most small commercial customers, the affiliated retail electric provider may not charge rates that are different than the "price to beat" until the earlier of three years or when 40% of the electric power consumed by customers in that customer class or segment is supplied by new providers. Each utility in TXU Electric's region must include a provision to establish a "price to beat" in its transition to competition plans submitted to the PUC. The "price to beat" is subject to adjustment in limited circumstances.

     The PUC will designate a "provider of last resort" for each service area in Texas. The provider of last resort will be required to offer, in its service area, a standard retail service package for each class of customers at a fixed rate approved by the PUC to be offered to any requesting customer in that service area.

     The transmission and distribution affiliate of the utility that was serving the area before competition begins will provide metering services for residential customers until the later of September 1, 2005 or when 40% of those customers are taking service from unaffiliated retail electric providers. For other customers, metering services will become competitive on January 1, 2004.

RECOVERY OF STRANDED COSTS FOR TXU ELECTRIC AND OTHER TEXAS UTILITIES THROUGH THE IMPOSITION OF "COMPETITION TRANSITION CHARGES"

     The Restructuring Act allows utilities an opportunity to recover their net, verifiable, nonmitigable stranded costs incurred in purchasing power and providing electric generation service. "Stranded costs" include the positive excess of the net book value of Generation Assets over the market value of the assets, taking into account any above-market purchased power costs and any deferred debit relating to a utility's mandatory discontinuance of the application of Statement of Financial Accounting Standards No. 71 ("Accounting for the Effects of Certain Types of Regulation") for generation-related assets. A utility must estimate its stranded costs using one of the methods allowed by the Restructuring Act. After January 10, 2004, at a time and pursuant to procedures established by the PUC, each transmission and distribution utility, or its affiliated retail electric provider, and its affiliated power generation company must file with the PUC to finalize its previously estimated stranded costs.

     In addition to securitization, as described below, the Restructuring Act provides for the imposition and collection of "competition transition charges" on customers' bills as an alternative mechanism to recover these stranded costs. In general, the customers will be assessed competition transition charges regardless of whether the customers purchase electricity from the utility or another electric generation supplier. Competition transition charges are similar to transition charges in how they are imposed, but competition transition charges are not securitized.

TXU ELECTRIC AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND REGULATORY ASSETS

     We May Issue Transition Bonds in Order to Recover TXU Electric's Stranded Costs and Regulatory Assets. The Restructuring Act authorizes the PUC to issue "financing orders" approving the issuance of transition bonds to facilitate the recovery of regulatory assets and stranded costs of an electric utility. Pursuant to the Restructuring Act, "regulatory assets" include the generation-related portion of the Texas jurisdictional portion of the amount reported by the electric utility in its 1998 annual report on SEC Form 10-K as regulatory assets and liabilities, as adjusted, offset by the applicable portion of generation-related investment tax credits permitted under the Internal Revenue Code of 1986. Under the Restructuring Act, a utility may securitize (i.e., issue transition bonds secured by transition charges imposed in amounts designed to recover) up to 100% of its regulatory assets and up to 75% of its stranded costs.

     A utility, its successors or a third-party assignee of a utility may issue transition bonds. Under the Restructuring Act, proceeds of transition bonds must be used to reduce the amount of recoverable regulatory assets or stranded costs through the refinancing or retirement of the electric utility's debt or equity. The transition bonds are secured by or payable from transition property, which includes the right to impose, collect and receive the transition charges, and may have a maximum maturity of 15 years. The amounts of transition charges must be allocated to customer classes based in part on the methodology used to allocate the costs of the underlying assets in the utility's most recent PUC order addressing rate design and in part based on the energy consumption of the customer classes. Transition charges can be imposed only when and to the extent that transition bonds are issued.

     The Restructuring Act contains a number of provisions designed to facilitate the securitization of regulatory assets and stranded costs, including those described below.

     Creation of Transition Property. Under the Restructuring Act, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges authorized in the financing order, are first transferred to an assignee or pledged in connection with the issuance of transition bonds.

     A Financing Order is Irrevocable. A financing order issued under the Restructuring Act, once effective, together with the transition charges authorized in the financing order, will be irrevocable and not subject to reduction, impairment, or adjustment by the PUC except for adjustments pursuant to the Restructuring Act in order to correct overcollections or undercollections and to ensure payments of debt service and other required amounts in connection with the transition bonds. In addition, under the Restructuring Act, the State of Texas has pledged, for the benefit and protection of holders of transition bonds and the electric utilities covered by the Restructuring Act, that it will not take or permit any action that would impair the value of the transition property, or, except for adjustments discussed in the following paragraph, reduce, alter, or impair the transition charges to be imposed, collected and remitted to holders of transition bonds, until the principal, interest and any premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. See "Risk Factors--Judicial, Legislative or Regulatory Action That May Adversely Affect Your Investment" in this prospectus.

     The PUC May Adjust Transition Charges. The Restructuring Act requires the PUC to provide in all financing orders issued thereunder a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of the transition bonds, to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

     Current Customers Cannot Avoid Paying Transition Charges. The Restructuring Act provides that the transition charges are non-bypassable. Non-bypassable means that a utility collects these charges from all existing retail customers of a utility and all future retail customers located within the utility's service territory. The utility or its successor is generally entitled to collect transition charges from those customers even if they elect to purchase electricity from another supplier or choose to operate self-generation equipment.

     Generally, a customer can only avoid paying a utility's transition charges by moving out of the utility's service area. However, a customer can also avoid transition charges if that customer is served by:

     o certain power production facilities that have made substantially complete filings on or before December 31, 1999 for all necessary site-specific environmental permits and become fully operational before September 1, 2001; or

     o an on-site power production facility with a rated capacity of 10 megawatts or less.

In addition, a customer in a dually-certificated area that requested to switch providers on or before May 1, 1999, or was not taking service from the utility on May 1, 1999, and does not do so after that date, will not be required to pay transition charges to that utility.

     The Restructuring Act Protects the Transition Bonds' Lien on Transition Property. The Restructuring Act provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order issued thereunder and the execution and delivery of a security agreement in connection with the issuance of transition bonds. The security interest automatically attaches from the time the related transition bonds are issued if:

     o    value is received by the issuer of the transition bonds; and

     o a filing is made with the Secretary of State of Texas to perfect the security interest within 10 days after value is received for the transition bonds.

Upon perfection, the statutorily created lien attaches both to transition property and to all proceeds of transition property, whether or not the transition charges have been billed to or collected from customers. The Restructuring Act provides that the transfer of an interest in transition property will be perfected against all third parties, including subsequent judicial or other lien creditors, when:

     o    the related financing order becomes effective;

     o    transfer documents have been delivered to the assignee; and

     o a notice of the transfer has been filed with the Secretary of State of Texas.

If the notice of the transfer is not filed within 10 days after the delivery of transfer documentation, the transfer is not perfected against third parties until the notice is filed. The Restructuring Act provides that priority of security interests in transition property will not be impaired by commingling of funds arising from transition charges with other funds or changes to the financing order.

     The Restructuring Act Characterizes the Transfer of Transition Property as a True Sale. The Restructuring Act provides that an electric utility's or an assignee's transfer of transition property is a "true sale" and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. See "The Sale Agreement" and "Risk Factors--The Risks Associated With Potential Bankruptcy Proceedings" in this prospectus.

     Tax Exemption. Under the Restructuring Act, transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from Texas state and local income, sales, franchise, gross receipts, and other taxes or similar charges.

             THE INITIAL FINANCING ORDER AND THE TRANSITION CHARGES


     Background. On October 18, 1999, TXU Electric filed an application with the PUC for a financing order under the Restructuring Act to permit securitization of a portion of its regulatory assets. After issuing the appropriate notice and holding a hearing, the PUC determined that the application met the requirements for a financing order under the Restructuring Act and issued the requested financing order on _______.


     Issuance of Transition Bonds. The initial financing order allows TXU Electric to authorize us to issue transition bonds in an aggregate principal amount not to exceed $1,650,000,000.


     Collection of Transition Charges. The PUC authorized TXU Electric to collect transition charges from its retail customers in an amount sufficient to recover its aggregate Qualified Costs authorized thereunder. We may not charge transition charges with respect to a series of transition bonds after the fifteenth anniversary of the initial issuance of that series of transition bonds.


     Issuance Advice Letter. Following the determination of the final terms of the transition bonds and prior to their issuance, TXU Electric is required to file with the PUC an "issuance advice letter":


     o demonstrating compliance with the requirements of the initial financing order; and

     o    showing the actual dollar amount of the initial transition charges.

The PUC's review of the issuance advice letter is limited to the mathematical accuracy of the calculations. The issuance advice letter will be deemed approved unless TXU Electric receives a written objection from the PUC within two days of filing.

     Method of Calculation of Transition Charges. For each retail customer on all rate schedules, TXU Electric will calculate a transition charge by multiplying the customer's kWh usage in a billing month by a factor, expressed in dollars per kWh ("Recovery Factor"), determined in accordance with the following formula:


Recovery Factor = (C+A)/K, where

     o C = the "collections" for that customer's class, which is equal to TC multiplied by the percent of Qualified Costs allocated to that customer's class, as described under "--Allocation" below, where

          o TC = the "total collections" necessary to recover the principal and interest and ongoing fees and expenses associated with the transition bonds, and

     o A = the "true-up amount" for that customer's class, as contained in a "true-up adjustment filing" with the PUC, which is equal to TA multiplied by the percent of Qualified Costs allocated to that customer's class, as described under "--Allocation" below, where

          o TA = any difference between TC and total collections for that customer's class during all but the last month of the "recovery period" (which, pursuant to the Restructuring Act will be a period not to exceed 12 months) plus an estimate of total collections for that customer's class for the last month of the recovery period, calculated by multiplying the current Recovery Factor applicable to that customer by the most recent projected kWh sales for that customer's class for that month, and

     o K = TXU Electric's most current estimated kWh by customer class for the length of the recovery period.

     Allocation. Under the terms of the initial financing order, TXU Electric will initially allocate the Qualified Costs authorized thereunder among its customer classes as follows:

                                        Percent of Qualified Costs
Customer Class                          Allocated to Customer Class
--------------                          ---------------------------

Residential                                    41.2703%
Commercial                                     46.3115%
Industrial                                     06.1064%
Large Industrial                               02.8859%
Lighting                                       00.7078%
Commercial/Industrial-
  Noticed Interruptible                        01.0906%
Commercial/Industrial-
  Instantaneous Interruptible                  01.6275%
                                               -------
       TOTAL                                       100%
                                                   ===

     If any of the customer classes ceases to have any customers, the percent of Qualified Costs allocated to that customer class will be deemed to be 0.00%, and the percent of Qualified Costs allocated to the remaining customer classes will be adjusted proportionately so that the total percentage is equal to 100%.

     True-Up Adjustments. The initial financing order requires the servicer to make true-up adjustment filings with the PUC in order to adjust transition charges annually, within 45 days of the anniversary of the date of the issuance of the transition bonds, to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds. The servicer may make true-up adjustment filings more frequently than annually. Under the initial financing order, the PUC has 15 days after the true-up adjustment filing in which to confirm the mathematical accuracy of the servicer's adjustment; but the adjustment is effective upon filing, and any necessary corrections to the adjustment will be made in future true-up adjustment filings.

     Requirements for Retail Electric Providers. The initial financing order requires all retail electric providers to meet the creditworthiness criteria to be established by the PUC and to comply with the billing, collection and remittance procedures and information access requirements established in the initial financing order. The servicer will send a bill for transition charges to the retail electric provider based on the approved tariff. The bill will specify the billed amount, based on the transition charge tariff, and the amount actually owed by the retail electric provider to the servicer. The difference between the amount billed by the servicer and the amount owed by the retail electric provider will reflect the expected loss experience for the retail electric provider for the coming year. Each retail electric provider is required to remit to the servicer a specified "remittance percentage" of billed charges within 20 days of being billed by the servicer. Should the retail electric provider not pay this amount at the end of the 20 day period, the servicer will provide notice of breach and will allow for an additional 10 day period for the retail electric provider to make payment. Any failure to remit this specified amount in full at the end of the 30 day period constitutes a default causing billing responsibility to transfer immediately to the servicer, the provider of last resort or another retail electric provider, as determined by the servicer. As incentive collection agent compensation, the retail electric provider may retain collections from end-use customers above the specified percentage but is not reimbursed for collections below the specified percentage. The specified percentage will be adjusted on an annual basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all retail electric providers. The adjustments to the transition charges will take into account the specified remittance percentage such that the receipt of the specified percentage results in appropriate collections to service the transition bonds and pay all associated fees. There will be no rebate or credit to the retail electric providers at any time. The servicer will remit to the indenture trustee only those amounts remitted to the servicer by the retail electric providers.

     In the first year of retail competition, the servicer will calculate the remittance percentage for all retail electric providers based on the most recent year of actual TXU Electric loss experience. In each subsequent year, the servicer will calculate the remittance percentage for all retail electric providers based on the retail electric providers' composite actual experience during the previous year, with the composite amount determined as (A) total transition charges collected by retail electric providers from customers divided by (B) total transition charge billings by retail electric providers to customers. The retail electric providers will support their claimed remittance percentage with an audited financial statement, and the actual calculation will be attested to by each retail electric provider's independent auditor. The retail electric providers will have to submit their annual remittance percentage [30] days prior to the annual transition charge adjustment. The servicer will have 15 days to review and approve the percentage amount. If the servicer disagrees with the percentage amount, the PUC will arbitrate the dispute and decide within 15 days. Retail electric providers that do not submit their annual remittance percentage [30] days prior to the annual transition charge adjustment will be in default causing billing responsibility to transfer immediately to the servicer, the provider of last resort or another retail electric provider, as determined by the servicer. The servicer will determine the overall expected remittance percentage and use that figure in determining the revenues required to service the transition bonds for the next year.

     Each retail electric provider participating in the pilot project under the Restructuring Act will follow the procedures established for retail electric providers during the first year of retail competition. Retail electric providers who begin serving customers after January 1, 2003 will be required to use the composite expected remittance percentage determined in the last annual transition charge adjustment. See "The Restructuring Act--The Restructuring Act's General Effect on the Electric Utility Industry in Texas--Retail Competition" in this prospectus.

     Binding on Successors. The initial financing order, along with the transition charges authorized in that initial financing order, are binding on:


     o any successor to TXU Electric that provides transmission and distribution service in TXU Electric's service territory;

     o any other entity that provides transmission and distribution service to retail customers within TXU Electric's service territory;

     o any retail electric provider that sells electric energy to retail customers located within TXU Electric's service territory or that retail electric provider's successor;

     o any other entity responsible for billing and collecting transition charges on our behalf; and

     o    any successor to the PUC.


                          POTENTIAL LEGAL CHALLENGES TO
                    THE RESTRUCTURING ACT OR FINANCING ORDERS

LITIGATION RELEVANT TO THE RESTRUCTURING ACT

     A legal action successfully challenging, under the United States Constitution or federal law, a state deregulation statute similar to the Restructuring Act adopted by a jurisdiction other than Texas could establish legal principles that would serve as a basis to challenge the Restructuring Act. Whether or not a subsequent challenge to the Restructuring Act would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the Restructuring Act. While the Restructuring Act would not become invalid automatically as a result of a court decision invalidating another state's statute, this decision could establish a legal precedent for a successful challenge to the Restructuring Act that could adversely affect your investment. Legal challenges brought in jurisdictions other than Texas that assert claims that are based on state laws other than the laws of Texas would not, however, have a direct effect on the Restructuring Act or the interests of the holders of transition bonds.

LEGISLATIVE ACTIVITY

     Possible Federal Preemption of the Restructuring Act. At least one bill was introduced in the 105th Congress prohibiting the recovery of stranded costs, and thereby threatening the existence of transition property. That bill, H.R. 1230, was introduced on April 8, 1997 and was referred to the House Commerce Committee, which referred it to the Subcommittee on Energy and Power. On October 21, 1997, the Subcommittee on Energy and Power held hearings, but on October 22, 1997 these hearings were concluded. The 105th Congress adjourned without taking any further action on H.R. 1230. As of the date hereof, no member of Congress had introduced a bill that would affect the existence or value of stranded costs in the 106th Congress. Although the 105th Congress did not pass H.R. 1230, no prediction can be made as to whether any future bills, that prohibit the recovery of stranded costs, will become law or, if they become law, what their final form or effect will be. The courts may consider a preemption of the Restructuring Act, and/or a financing order issued thereunder, by the federal government a "taking," for which the government would have to pay the estimated market value of the transition property at the time of the taking. However, there is no assurance that the courts would consider this preemption a "taking" and there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds.

     Possible State Amendment or Repeal of the Restructuring Act. Under the Restructuring Act, the State of Texas has pledged for the benefit and protection of the holders of transition bonds and the electric utilities covered by the Restructuring Act, that it will not take or permit any action that would impair the value of the transition property, or, except for adjustments pursuant to the mechanism included in the related financing order, reduce, alter, or impair the transition charges to be imposed, collected and remitted to holders of transition bonds, until the principal, interest and any premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.

     In the opinion of Worsham, Forsythe & Wooldridge, L.L.P., general counsel to TXU Electric, under the Contract Clauses of the United States and Texas Constitutions, the State of Texas could not repeal or amend the Restructuring Act or take any other action that substantially impairs the rights of the holders of transition bonds, unless this action is a reasonable exercise of the State of Texas' sovereign powers and is necessary to serve a significant and legitimate public purpose. Further, in the opinion of Worsham, Forsythe & Wooldridge, L.L.P., it would appear unlikely that the State of Texas could reduce, modify, alter or take any other action with respect to the transition property which would substantially impair the rights of holders of transition bonds, unless the action is reasonable and appropriate to further a legitimate public purpose. Moreover, in the opinion of Worsham, Forsythe & Wooldridge, L.L.P., repeal or amendment by the State of Texas of the Restructuring Act or action by it in contravention of its pledge to the holders of transition bonds may constitute a "taking" under the Takings Clause of the United States and Texas Constitutions for which holders of the transition bonds would be entitled to just compensation if such action would constitute a permanent appropriation of the property interest of holders of transition bonds in the transition property and deprive the holders of transition bonds of their reasonable expectations arising from their investments in the transition bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the transition bonds. In addition, there can be no assurance that a repeal of or amendment to the Restructuring Act will not be sought or adopted or that any action by the State of Texas may not occur, any of which might constitute a violation of the State of Texas' pledge to the holders of transition bonds. In any event, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price and liquidity of the transition bonds and the dates of payments of interest on and principal thereof and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point and the novelty of the security for the holders of transition bonds, the outcome of any litigation cannot be predicted with certainty, and accordingly, holders of transition bonds could incur a loss or delay in recovery of their investment.

POTENTIAL UNEXPECTED REGULATORY ACTION BY THE PUC

     Even with the enactment of the Restructuring Act, the PUC will continue to regulate some aspects of the electric industry in Texas. For example, the PUC will continue to fully regulate electric transmission and distribution companies. The PUC will also:

     o certify retail electric providers that demonstrate financial and other qualifications;

     o ensure that retail customer protections are established before customer choice begins on January 1, 2002; and

     o adopt rules relating to nondiscriminatory rates or service for metering and billing services.

     Pursuant to the Restructuring Act, a financing order issued thereunder will remain in effect and the related transition property will continue to exist until the principal, interest and any premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. The PUC nevertheless might attempt to revise or rescind any of its regulations in ways that ultimately could have an adverse impact upon the transition charges. Any new or amended regulations or orders by the PUC could have an effect on the transition bonds. In the sale agreement, TXU Electric agrees to take legal or administrative actions, including instituting and pursuing legal actions, as may be reasonably necessary to block or overturn any attempts to change the Restructuring Act, a financing order issued thereunder or the transition property by regulatory action, legislative enactment or constitutional amendment that would be adverse to the holders of transition bonds. TXU Electric will also resist proceedings of third parties, which, if successful, would result in a breach of representations concerning the transition property, the Restructuring Act, or a financing order issued thereunder. See "The Sale Agreement" in this prospectus. There is no assurance that TXU Electric would be able to take this action or that any action TXU Electric is able to take would be successful. Future PUC regulations or orders may affect the ratings of the transition bonds, their price or the rate at which the servicer receives transition charges and, accordingly, the rate of amortization of transition bonds and their weighted average lives. As a result, holders of transition bonds could suffer a loss of their investment.

LEGAL CHALLENGES IN OTHER STATES

     Although we are not aware of any lawsuit challenging the Restructuring Act or any financing order issued to TXU Electric thereunder, judicial challenges have been filed in other states seeking to overturn electricity generation deregulation laws similar to the Restructuring Act. In Pennsylvania, three lawsuits have challenged the validity of state legislation similar to the Restructuring Act. Two of these lawsuits alleged that the legislation was not validly enacted by the Pennsylvania legislature. A Pennsylvania court has rejected these claims. The court's decisions in these cases have not been appealed and the period for filing appeals has lapsed. The third lawsuit asserted that the legislative provisions that allowed for the recovery of transition charges violated the Commerce Clause of the United States Constitution. The Pennsylvania courts rejected that claim, and a petition that the United States Supreme Court review the case was denied.

     In California, a consumer advocacy group and others filed a petition to the California Supreme Court asking that the court suspend the implementation of the California Public Utility Commission's decision, which, among other items, allowed for the recovery of a utility's stranded costs. The Supreme Court denied this petition. Various consumer groups then filed a voter initiative which, among other items, would have prohibited the collection of customer charges to pay for interest and principal for debt instruments which were backed by the recovery of a utility's stranded costs. In November 1998, approximately 73% of the votes cast were voted against the initiative. Although consumer groups have recently issued press releases threatening legal action, no other legal action has taken place which threatens the recovery of stranded costs in California.

     In Massachusetts, a consumer advocacy group filed a voter initiative which would have repealed the Commonwealth of Massachusetts' electricity deregulation law. This law includes a provision allowing utilities to recover stranded costs from consumers. In November 1998, approximately 65% of the votes cast were voted to keep the deregulation law. No other legal action has taken place which threatens the recovery of stranded costs in Massachusetts.

     Unlike many other states, the citizens of the State of Texas do not have the constitutional right to adopt or revise laws by initiative or referendum. Thus the Restructuring Act cannot be amended or repealed by direct action of the voters.

                     THE SERVICER OF THE TRANSITION PROPERTY

TXU ELECTRIC

     TXU Electric will be the initial servicer of the transition property. See "TXU Electric Company" in this prospectus.

TXU ELECTRIC'S CUSTOMER CLASSES

     General. The following seven customer classes make up TXU Electric's retail customer base:

     o    residential;

     o    commercial;

     o    industrial;

     o    large industrial;

     o    lighting;

     o    commercial/industrial-instantaneous interruptible; and

     o    commercial/industrial-noticed interruptible.

     These customer classes are determined by voltage level and other characteristics. Each customer class includes a number of rate schedules. Customer classes and rate schedules are created by TXU Electric and approved by the PUC, and are subject to change. Any changes will be reflected in any true-up adjustment filings with the PUC by the servicer for adjustment of the transition charges.

     Residential. Residential service is available at standard voltages and is applicable to all customers for all of the electric service supplied at one point of delivery and measured through one meter used for residential purposes (which may include small amounts of commercial usage incidental to residential usage) in an individual private dwelling or in an individually metered apartment for which no specific rate is provided.

     Commercial. Commercial service is available at standard secondary voltages and is applicable to any customer for all of the electric service supplied at one point of delivery and measured through one meter. Over 70% of this class consists of customers belonging to the commercial revenue class (e.g., grocery stores, shopping malls, office buildings, etc.). The voltage requirements of the customers in this class range in size from less than 10 kW (approximately 60% of the customers in this class) to 9,700 kW.

     Industrial. Industrial service is available at standard primary voltages and is applicable to any customer for all of the electric service supplied at one point of delivery and measured through one meter. Approximately 85% of this class consists of customers belonging to the industrial revenue class (e.g. oil and gas, manufacturing, etc.) with approximately 96% of those customers involved in the oil and gas extraction business. The voltage requirements of the customers in this class range in size from less than 10 kW (approximately 38% of the customers in this class) to 17,500 kW.

     Large Industrial. Large industrial service is available at three phase at the most available transmission voltage and is applicable to any customer for all of the electric service supplied at one point of delivery and measured through one meter. Over 65% of this class consists of customers belonging to the industrial revenue class, with 84% of those customers in the manufacturing sector. The voltage requirements of the customers in this class range in size from 50 kW to 99,000 kW.

     Lighting. Outdoor lighting service is available to residential, commercial and industrial customers. Street lighting is available to governmental entities.

     Commercial/Industrial-Instantaneous Interruptible. Commercial/industrial instantaneous interruptible service is applicable in conjunction with commercial, industrial or large industrial service supplied at one point of delivery and measured through one meter. This service is separately metered and is interruptible by TXU Electric. Over 90% of this class consists of customers belonging to the industrial revenue class. The voltage requirements of the customers in this class range in size from 20 kW to 167,000 kW.

     Commercial/Industrial-Noticed Interruptible. Commercial/industrial-noticed interruptible service is applicable in conjunction with commercial, industrial or large industrial service supplied at one point of delivery and measured through one meter. This service is separately metered and is applicable to customers choosing a voluntary curtailable rate, under which TXU Electric may provide a customer with notice of curtailment. A customer choosing the voluntary curtailable rate will have 15 minutes following notice of curtailment in which to voluntarily curtail all of the load at the point of delivery or, if a customer chooses not to curtail all of the load at the point of delivery, all kWh used during the curtailment period will be billed at either 50 cents per kWh or 70 cents per kWh depending on the level of load curtailment by the customer. Over 60% of this class consists of customers belonging to the industrial revenue class. The voltage requirements of the customers in this class range in size from 90 kW to 143,000 kW.

     Statistics Regarding TXU Electric's Total Customers. Tables 1 through 3 below show various operating statistics by customer class. Table 1 shows the number and percentage of retail customers. Table 2 shows actual retail electric usage. Table 3 shows retail electric revenue. All customer classes will be billed transition charges. There can be no assurance that future operating statistics will remain at or near the levels reflected in Tables 1 through 3 below.

                                                      TABLE 1

                               NUMBER OF RETAIL ELECTRIC CUSTOMERS BY CUSTOMER CLASS

                                                                        FOR THE YEAR ENDED
                               ----------------------------------------------------------------------------------------------------
                                        12/31/95                 12/31/96                  12/31/97                 12/31/98
                               -----------------------  ------------------------   ----------------------   -----------------------
                               NUMBER OF                NUMBER OF                  NUMBER OF                NUMBER OF
                               CUSTOMERS    % OF TOTAL  CUSTOMERS     % OF TOTAL   CUSTOMERS   % OF TOTAL   CUSTOMERS    % OF TOTAL
                               ---------    ----------  ---------     ----------   ---------   ----------   ---------    ----------

Residential                     2,015,189     86.22%    2,061,837       86.25%     2,104,151     86.19%     2,156,431      86.20%


Commercial                        305,240     13.06%      312,304       13.06%       320,690     13.14%       329,597      13.17%


Industrial                          5,948      0.25%        5,878        0.25%         5,901      0.24%         5,775       0.23%


Large Industrial                       59      0.01%           55        0.00%            53      0.00%            54       0.00%


Lighting                           10,491      0.45%       10,334        0.43%        10,229      0.42%         9,544       0.38%


Commercial/Industrial
 -Instantaneous Interruptible         192      0.01%          183        0.01%           178      0.01%           181       0.01%


Commercial/Industrial-Noticed
Interruptible                          18      0.00%           68        0.00%           130      0.00%           111       0.01%
                                ---------    ------     ---------      ------      ---------      ----      ---------     ------

Total                           2,337,137    100.00%    2,390,659      100.00%     2,441,305      0.00%     2,501,693     100.00%
                                =========    ======     =========      ======      =========      ====      =========     ======



                                                         TABLE 2

                        ACTUAL RETAIL ELECTRIC USAGE IN MEGAWATT-HOURS ("MWH") BY CUSTOMER CLASS

                                                   FOR THE YEAR ENDED
                                   -------------------------------------------------------------------------------------------------
                                           12/31/95                   12/31/96                  12/31/97                 12/31/98
                                   -------------------        ------------------     --------------------     ---------------------
                                   MWH      % OF TOTAL        MWH     % OF TOTAL     MWH       % OF TOTAL     MWH        % OF TOTAL
                                   ---      ----------        ---     ----------     ---       ----------     ---        ----------

Residential                    28,635,593       35.15%     30,785,860     35.93%   31,410,509     35.80%    34,536,687    36.81%

Commercial                     34,209,316       42.00%     35,407,543     41.33%   36,178,973     41.24%    38,458,876    40.99%

Industrial                      7,621,615        9.36%      7,575,664      8.84%    7,454,632      8.50%     7,445,236     7.94%

Large Industrial                4,759,823        5.84%      4,236,379      4.94%    3,662,187      4.17%     4,068,293     4.34%

Lighting                          452,983        0.56%        465,089      0.54%      476,296      0.54%       485,052     0.52%

Commercial/Industrial
  -Instantaneous Interruptible  5,539,072        6.80%      5,667,335      6.61%    5,570,774      6.35%     5,737,802     6.12%

Commercial/Industrial-
Noticed Interruptible             237,621        0.29%      1,537,668      1.79%    2,984,986      3.40%     3,081,658     3.28%
                               ----------      ------      ----------      ----    ----------    ------     ----------   ------

Total                          81,456,023      100.00%     85,675,538      0.00%   87,738,357    100.00%    93,813,604   100.00%
                               ==========      ======      ==========      ====    ==========    ======     ==========   ======



     Actual usage fluctuations are highly dependent on weather and economic conditions. See "The Servicer of the Transition Property--How TXU Electric Forecasts the Number of Customers and the Amount of Electricity Usage." The actual total annual usage has increased for each of the past four years. The compounded annual growth rate for actual usage for all customer classes for the period from 1995 through 1998 was 3.59%. There can be no assurance that future usage rates will be similar to historical experience. See "Risk Factors--Servicing Risks" in this prospectus.

                                                                            TABLE 3

                                                       RETAIL ELECTRIC REVENUES BY CUSTOMER CLASS

                                                                      FOR THE YEAR ENDED
                                ----------------------------------------------------------------------------------------------------
                                        12/31/95                12/31/96                 12/31/97                   12/31/98
                                ----------------------    ---------------------    ----------------------     ----------------------
                                $(000S)     % OF TOTAL    $(000S)    % OF TOTAL    $(000S)     % OF TOTAL     $(000S)     % OF TOTAL
                                -------     ----------    -------    ----------    -------     ----------     -------     ----------

Residential                    1,767,123     45.47%      1,878,441    46.35%      1,884,572     46.41%       2,042,790     47.34%

Commercial                     1,626,502     41.85%      1,677,600    41.40%      1,679,135     41.35%       1,764,977     40.90%

Industrial                       252,014      6.48%        245,396     6.06%        235,466      5.80%         234,528      5.43%

Large Industrial                 120,612      3.10%        107,696     2.66%         89,505      2.20%          99,335      2.30%

Lighting                          49,330      1.27%         50,675     1.25%         51,035      1.26%          52,790      1.22%

Commercial/Industrial
  -Instantaneous Interruptible    66,003      1.70%         66,341     1.64%         68,354      1.68%          66,243      1.53%

Commercial/Industrial-Noticed
Interruptible                      4,908      0.13%         26,191     0.65%         52,971      1.30%          54,849      1.27%
                               ---------    ------       ---------   ------       ---------    ------        ---------    ------

Total                          3,886,492    100.00%      4,052,340   100.00%      4,061,038    100.00%       4,315,512    100.00%
                               =========    ======       =========   ======       =========    ======        =========    ======

     The Percentage Concentration of TXU Electric's Large Customers. For the year ended December 31, 1998, the largest customer represented approximately 0.8%, and the ten largest customers represented approximately 3.8%, of TXU Electric's actual retail electric usage. All of those customers are within the large industrial customer class.

     There can be no assurance that current customers will remain customers or that the levels of customer concentration in the future will be similar to those set forth above.

     TXU Electric's Delinquency and Write-Off Experience. Table 4 and Table 5 below set forth the delinquency and net write-off experience with respect to payments to TXU Electric for residential, commercial and industrial customers, as well as for all other customers, for each of the periods indicated below. Accounts are considered delinquent if they are not paid within the 13 business day period allotted for on-time payment. Service to delinquent accounts may be terminated approximately 27 business days after the billing date and, if not paid within 7 business days after termination, TXU will issue a "closing bill." Unless other arrangements have been made, unpaid accounts are written off 90 days after the closing bill is issued. See "--TXU Electric's Collection Process" below.

     The customers included in the customer groupings in Table 4 and Table 5 do not match the customers in the customer classes previously described in this prospectus because TXU Electric has historically prepared delinquency and write-off information based on different customer groupings.

                                     TABLE 4

           DELINQUENCIES AS A PERCENTAGE OF TOTAL SALES OF ELECTRICITY

                                            AS OF
Number of Days          -----------------------------------------------
After Billing Date      12/31/95     12/31/96     12/31/97     12/31/98
-----------------       --------     --------     --------     --------

RESIDENTIAL

30-59 days                0.76%        0.84%        0.93%        1.06%

60-89 days                0.18%        0.19%        0.20%        0.49%

90+ days                  0.10%        0.08%        0.07%        0.35%

COMMERCIAL

30-59 days                0.25%        0.27%        0.31%        0.40%

60-89 days                0.05%        0.05%        0.05%        0.09%

90+ days                  0.03%        0.04%        0.04%        0.06%

INDUSTRIAL

30-59 days                0.06%        0.11%        0.10%        0.28%

60-89 days                0.02%        0.01%        0.01%        0.11%

90+ days                  0.02%        0.00%        0.00%        0.01%

OTHER

30-59 days                0.14%        0.08%        0.11%        1.06%

60-89 days                0.01%        0.01%        0.01%        0.03%

90+ days                  0.01%        0.00%        0.00%        0.01%

                                     TABLE 5

          NET WRITE-OFFS AS A PERCENTAGE OF TOTAL SALES OF ELECTRICITY

                                       FOR THE YEAR ENDED
                        ----------------------------------------------------
                        12/31/95       12/31/96      12/31/97       12/31/98
                        --------       --------      --------       --------

RESIDENTIAL              0.62%          0.37%         0.32%          0.36%

COMMERCIAL               0.26%          0.17%         0.17%          0.17%

INDUSTRIAL               0.02%          0.06%         0.03%          0.03%

OTHER                    0.00%          0.00%         0.00%          0.00%

  TOTAL                  0.35%          0.22%         0.20%          0.22%


     Historical trends indicate relatively level performance in delinquencies and write-offs as a percentage of sales.

     Net write-offs for residential customers were higher in 1998 as compared to previous years because, due to extreme heat in the summer of 1998:

     o a moratorium mandated by the State of Texas prevented sending termination notices or disconnecting residential electric services from August 12, 1998 to September 30, 1998;

     o the State of Texas mandated that residential customers were to be offered six month arrangements on any bill amounts incurred during the moratorium; and

     o after the end of the moratorium, the disconnect process had to restart with termination notices sent to customers before termination of electric service could occur.

The 1998 moratorium resulted in higher than normal delinquencies for 1998 and will result in higher than normal write-offs for 1999.

     Pending any unusual or adverse weather conditions, future delinquencies and write-offs are anticipated to remain consistent with historical trends. However, changes in the retail electric market, including but not limited to the introduction of retail electric providers, could mean that historical delinquency and write-off statistics will not be indicative of future trends.

HOW TXU ELECTRIC FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE

     Accurate projections of the number of customers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition charges to sufficient levels. These levels must be sufficient to recover interest on and principal of the transition bonds, to fund the Scheduled

Overcollateralization Level for each series of transition bonds, to replenish any shortfalls in the capital subaccount for each series of transition bonds and to pay the indenture trustee's fee, the servicing fee and the other expenses and costs included in Qualified Costs authorized by the financing orders issued to TXU Electric under the Restructuring Act. See "The Initial Financing Order and the Transition Charges" and "Risk Factors--Other Risks Associated With an Investment in the Transition Bonds" in this prospectus.

     TXU Electric compares its sales forecast to actual consumption on a monthly basis to determine the accuracy of its forecasting model. TXU Electric historically has prepared annual forecasts of electric energy sales for the following year and several years thereafter. The principal uses of the electric energy forecasts have been for short-term budgeting and rate-setting purposes. TXU Electric has also prepared longer-term forecasts of customer peak demand and energy consumption, primarily for use in facilities planning. TXU Electric most recently updated its electric energy forecasting models in 1999. TXU Electric uses sophisticated models to generate forecasts of short-term monthly sales as well as reasonable long-term forecasts for all customer classes. The residential model forecasts electric energy sales based on electricity price, real income, household size, weather and changes in the saturation and efficiency of appliances. The commercial and industrial models forecast electric energy sales based on electricity price, commercial square footage, employment, industrial output and weather. TXU Electric uses economic forecasts, prepared by an independent consulting firm, as inputs to its forecasting models. Weather inputs to the forecasting models are based on normal weather conditions, which are developed from 30-year historical averages. In addition, TXU Electric will use its annual sales forecast to determine the appropriate levels of transition charges. As a result, TXU Electric's ability to accurately predict energy consumption may affect the timing of collections of transition charges.

     Actual sales can deviate from forecasted sales for many reasons, including the general economic climate in TXU Electric's service territory; weather as it impacts air conditioning and heating usage; levels of business activity; the availability of more energy efficient appliances, new energy conservation technologies; and the customer's ability to acquire these new products and technologies.

     Table 6 compares actual usage for a particular year to the related forecast prepared during the previous year. For example, the annual 1995 variance is based on a forecast prepared in 1994. Variance, expressed as a percentage, represents the difference between forecasted and actual usage. A positive variance means that actual usage was greater than forecasted. A negative variance means that actual usage was lower than forecasted. The variances for the residential customer group ranged from -2.42% to 9.04%. The variances for the commercial and government customer group ranged from 0.68% to 5.92%. The variances for the industrial customer group ranged from -0.54% to 2.83%. There can be no assurance that the future variance between actual and expected consumption in the aggregate or by customer class will be similar to the historical experience set forth below. In Table 6, "variance" represents percentage deviation from the forecasted amount of electricity usage. The customers included in the customer groupings in Table 6 and Table 7 do not match the customers in the customer classes described in this prospectus because TXU Electric has historically prepared forecasts of consumption and number of customers based on different customer groupings.


                                     TABLE 6

         ANNUAL FORECAST VARIANCE FOR THE AMOUNT OF ELECTRICITY CONSUMED

                                       FOR THE YEAR ENDED DECEMBER 31

                                   ---------------------------------------
                                   1995        1996        1997       1998
                                   ----        ----        ----       ----
RESIDENTIAL
Projected
(in Gigawatt-hours ("gWh"))      31,492      32,927      33,802      33,699
Actual (in gWh)                  30,729      32,992      33,552      36,744
Variance                         -2.42%       0.20%      -0.74%       9.04%

COMMERCIAL AND GOVERNMENT
Projected (in gWh)               30,818      32,106      33,160      33,775
Actual (in gWh)                  31,182      32,339      33,384      35,774
Variance                          1.18%       0.73%       0.68%       5.92%

INDUSTRIAL
Projected (in gWh)               19,007      20,032      20,915      21,088
Actual (in gWh)                  19,545      20,344      20,802      21,296
Variance                          2.83%       1.56%      -0.54%       0.99%

     Table 7 compares actual number of customers for a particular year to the related forecast prepared during the previous year. For example, the annual 1995 variance is based on a forecast prepared in 1994. Variance, expressed as a percentage, represents the difference between forecasted and actual number of customers. A positive variance means that there were more customers than forecasted. A negative variance means that there were fewer customers than forecasted. The variances for the residential customer group ranged from -0.4% to 0.6%. The variances for the commercial customer group ranged from -1.2% to 1.0%. The variances for the industrial customer group ranged from -0.7% to 0.8%. There can be no assurance that the future variance between actual and expected number of customers in the aggregate or by customer class will be similar to the historical experience set forth below. In Table 7, "variance" represents percentage deviation from the forecasted number of customers.


                                     TABLE 7

              ANNUAL FORECAST VARIANCE FOR THE NUMBER OF CUSTOMERS

                                  FOR THE YEAR ENDED DECEMBER 31
                       ---------------------------------------------------
                       1995              1996         1997            1998
                       ----              ----         ----            ----

RESIDENTIAL
Projected           2,046,379        2,075,868     2,140,660       2,169,758
Actual              2,038,714        2,087,742     2,131,408       2,181,768
Variance                -0.4%             0.6%         -0.4%            0.6%


COMMERCIAL
Projected             225,327          227,058       235,658         240,303
Actual                222,662          229,291       234,595         241,394
Variance                -1.2%             1.0%         -0.5%            0.5%


INDUSTRIAL
Projected              21,290           21,255        20,843          20,892
Actual                 21,324           21,112        21,004          20,812
Variance                 0.1%            -0.7%          0.8%           -0.4%


OTHER
Projected              28,948           29,661        30,142          30,851
Actual                 29,182           29,765        30,307          30,754
Variance                 0.8%             0.4%          0.5%           -0.3%


     During the last four years, there has been no discernible trend in the variance between projected number of customers and actual number of customers.

TXU ELECTRIC'S BILLING PROCESS

     TXU Electric operates on a continuous billing cycle with approximately 21 billing cycles each month and approximately an equal number of bills being distributed each business day. Normal billing is for a period of approximately 30 days, ending one day prior to the mailing of the bill. All accounts are automatically reviewed by TXU Electric at the time of billing to determine appropriate collection actions.

     Prior to the onset of competition on January 1, 2002, customers will be billed through a bundled rate. After competition commences, the PUC will not mandate an unbundled bill unless requested by a retail electric provider, in which case the PUC will consider the merits of that request.

     Subject to statutory and legal requirements, TXU Electric may change its billing policies and procedures from time to time. It is expected that any change would be designed to enhance TXU Electric's ability to make timely recovery of amounts billed to customers.

TXU ELECTRIC'S COLLECTION PROCESS

     General. Under the servicing agreement, any changes to customary billing and collection practices instituted by TXU Electric will apply to the servicing of transition property so long as TXU Electric is the servicer.

     Under Texas law, TXU Electric is obligated to provide service to new customers. New residential and non-residential customers will be required to post a security deposit equal to two months of estimated electricity usage when they apply for electric service. These new customers may avoid the security deposit requirement if they can demonstrate creditworthiness or were previously a customer of TXU Electric with a satisfactory payment history. The principal means of establishing credit-worthiness is by a letter from another utility indicating satisfactory payment history.

     TXU Electric's Collection Process for All Customer Classes. TXU receives approximately 77% of total bill payments via the U.S. mail. Approximately 16% of total payments were paid in person through third-party collectors throughout TXU Electric's service territory. Other payment methods include credit and debit cards, electronic funds transfer and electronic data interchange, which, in the aggregate, accounted for approximately 7% of bill payments collected.

     One business day after a customer's meter is read, that customer's bill is processed and mailed to that customer. Bills are due upon presentation, and are considered past due after 13 business days.

     All accounts are reviewed when billed. Based on credit history and other information, an account may be reviewed again one day after the past due date (or 14 business days after billing), and, at that time, TXU Electric determines whether to issue a "past-due notice." After the issuance of a past-due notice, a customer with an outstanding bill greater than $75 has nine business days during which to pay the outstanding amount. TXU Electric issues "termination notices" 24 business days after billing. Termination notices alert the customer that service will be terminated in three business days. TXU Electric reviews accounts for payments, extensions, deferred payment agreements, bank returned items and applicable service orders that would affect termination of service. Prior to disconnecting a customer, TXU Electric attempts to contact that customer either by leaving a notice at the customer's premises or by telephoning that customer.

     If a disconnected customer's account is not paid within seven business days of termination, a closing bill, including all unpaid amounts, is issued. Unless other arrangements are made, unpaid closed accounts are written-off 90 days after the closing bill is issued. After being written off, accounts are passed to a collection agency, which will continue to attempt to collect unpaid amounts for a period of seven months.

     TXU Electric does not disconnect residential customers for non-payment on any day on which the National Weather Service has issued a heat advisory for that day or any one of the preceding two calendar days or any day on which temperatures drop below freezing (32oF). Also, during periods of extreme heat, the PUC may impose moratoriums against non-payment disconnections. In addition, TXU does not disconnect residential customers for non-payment if it is established that termination would result in a resident becoming ill or more seriously ill. In order to invoke this rule, the customer must have an attending physician contact TXU Electric within 16 days of the issuance of the bill and provide a written statement within 26 days of the issuance of the bill. After receiving the written statement, TXU Electric will not terminate service for 63 days from the issuance of the bill. TXU Electric may require the customer to enter a deferred payment agreement after the invocation of this rule.

     If TXU has been notified prior to the date of termination that a customer has been granted "energy assistance funds" and the customer has made an acceptable arrangement for payment of his or her outstanding balance, TXU Electric will discontinue collection action.

     TXU Electric may restore service to a customer when that customer pays all outstanding past due amounts or makes other arrangements to have service restored.

     Normal reconnection is guaranteed to be complete within 24 hours of payment. Dependent upon credit history, TXU Electric may require the customer to pay a reconnection fee before reconnection or may bill the customer for the reconnection fee during the next billing cycle.

     Once a customer is disconnected for non-payment, TXU Electric requires a deposit equal to one-sixth of the estimated annual revenue on that customer's account. Dependent upon credit history, TXU Electric may require the customer to pay the required deposit before reconnection or may bill the customer for the required amount during the next one to three billing cycles.

     TXU Electric may change its collection policies and procedures from time to time. It is expected that any such changes would be designed to enhance TXU Electric's ability to make timely recovery of amounts billed to customers.

     Deferred Payment Agreements. A deferred payment agreement is an agreement with a customer to pay an outstanding amount in installments extending beyond the upcoming due date. A deferred payment agreement is available to any customer claiming an inability to pay amounts owed by the due date. The length of deferral is normally limited to three billing periods past the due date. At September 30, 1999, approximately 0.2% of customers were subject to these agreements.

     Convenience Payment Plan (Senior Payment Option). This plan is available to residential customers who are senior citizens or receive monthly payment assistance from the government. The purpose of the plan is to establish a new past due date for the customer's account to mitigate hardship caused by the timing of payments.

     Third Party Notification Plan (Special Friend Plan). For residential customers who participate in this plan, a third party, or "Special Friend," receives notification when any collection action is imminent regarding the customer's account. The goal of the plan is for the Special Friend to aid the customer in managing his or her payment schedule.

     Average Billing Plan. This plan is a 12-month rolling average payment plan for residential customers, schools and churches. These customers are billed an amount equal to the average of their actual bills over the last 12 months in order to lessen seasonal swings in monthly billed amounts. Any differences between the cumulative average amount paid by the customer and the actual amount owed will be settled upon the closing of the customer account. Less than 5% of TXU Electric's residential customers participate in this plan.

TXU ELECTRIC'S PROCEDURES FOR COLLECTING TRANSITION CHARGES FROM RETAIL ELECTRIC PROVIDERS

     The servicer will send a bill for transition charges to the retail electric provider based on the approved tariff. The bill will specify the billed amount, based on the transition charge tariff, and the amount actually owed by the retail electric provider to the servicer. The difference between the amount billed by the servicer and the amount owed by the retail electric provider will reflect the expected loss experience for the retail electric provider for the coming year. Each retail electric provider is required to remit to the servicer a specified "remittance percentage" of billed charges within 20 days of being billed by the servicer. Should the retail electric provider not pay this amount at the end of the 20-day period, the servicer will provide a notice of breach and will allow for an additional 10-day period for the retail electric provider to make payment. Any failure to remit this specified amount in full at the end of the 30-day period constitutes a default and billing responsibility transfers immediately to the servicer, the provider of last resort or another retail electric provider, as determined by the servicer. As incentive collection agent compensation, the retail electric provider may retain collections from end-use customers above the specified percentage but is not reimbursed for collections below the specified percentage. The specified percentage will be adjusted on an annual basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all retail electric providers. The adjustments to the transition charges will take into account the specified remittance percentage such that the receipt of the specified percentage results in appropriate collections to service the transition bonds and pay all associated fees. There will be no rebate or credit to the retail electric providers at any time. The servicer will remit to the indenture trustee only those amounts remitted to the servicer by the retail electric providers.

     In the first year of retail competition, the servicer will calculate the remittance percentage for all retail electric providers based on the most recent year of actual TXU Electric loss experience. In each subsequent year, the servicer will calculate the remittance percentage for all retail electric providers based on the retail electric providers' composite actual experience during the previous year, with the composite amount determined as (A) total transition charges collected by retail electric providers from customers divided by (B) total transition charge billings by retail electric providers to customers. The retail electric providers will support their claimed remittance


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


percentage with an audited financial statement, and the actual calculation will be attested to by each retail electric provider's independent auditor. The retail electric providers will have to submit their annual remittance percentage [30] days prior to the annual transition charge adjustment. The servicer will have 15 days to review and approve the percentage amount. If the servicer disagrees with the percentage amount, the PUC will arbitrate the dispute and decide within 15 days. Retail electric providers that do not submit their annual remittance percentage [30] days prior to the annual transition charge adjustment will be in default and billing responsibility will transfer immediately to the servicer, the provider of last resort or another retail electric provider, as determined by the servicer. The servicer will determine the overall expected remittance percentage and use that figure in determining the revenues required to service the transition bonds for the next year.

     Each retail electric provider participating in the pilot project under the Restructuring Act will follow the procedures established for retail electric providers during the first year of retail competition. Retail electric providers who begin serving customers after January 1, 2003 will be required to use the composite expected remittance percentage determined in the last annual transition charge adjustment. See "The Restructuring Act--The Restructuring Act's General Effect on the Electric Utility Industry in Texas--Retail Competition" in this prospectus.


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                         TXU TRANSITION BOND COMPANY LLC

         The issuer of the transition bonds is TXU Transition Bond Company LLC, a Delaware limited liability company, which was formed on December 1, 1999 and is sometimes referred to as "Transition Bond Company," "we," "us" or "our" in this prospectus. TXU Electric will execute the amended and restated limited liability company agreement of Transition Bond Company as its sole member. The assets of Transition Bond Company are limited to the transition property, the other Collateral and any third-party credit enhancement. As of the date of this prospectus, Transition Bond Company has not carried on any business activities and has no operating history.

TRANSITION BOND COMPANY'S PURPOSE

     Transition Bond Company has been created for the sole purpose of:

     o    purchasing and owning transition property;

     o issuing, from time to time, one or more series of transition bonds, each of which may be comprised of one or more classes;

     o pledging its interest in transition property and other Collateral to the indenture trustee under the indenture in order to secure the transition bonds; and

     o performing activities that are necessary, suitable or convenient to accomplish these purposes.

THE INTERACTION BETWEEN TXU ELECTRIC AND TRANSITION BOND COMPANY

     On the initial issuance date of each series of transition bonds, TXU Electric will sell transition property to Transition Bond Company pursuant to the sale agreement between TXU Electric and Transition Bond Company. The servicer will service transition property pursuant to the servicing agreement.

TRANSITION BOND COMPANY'S MANAGEMENT

     Transition Bond Company's business will be managed by five managers. Transition Bond Company will have at all times following the initial issuance date of the first series of transition bonds at least two managers who, among other things, are not and have not been for at least five years from the date of his or her appointment:

     o a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatsoever from, or any person that has provided any service in any form whatsoever to, Transition Bond Company or TXU Electric or any of their respective affiliates, other than as a customer of TXU Electric in the ordinary course of business;


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


     o any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of Transition Bond Company or TXU Electric or any of their respective affiliates;

     o a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatsoever from, or any person that has provided any service in any form whatsoever to, a beneficial owner referred to in the second bullet point above or any of its affiliates or associates; or

     o a member of the immediate family of any person described in the first three bullet points above.

     These managers are referred to as the "independent managers." The remaining managers will be employees or officers of TXU Electric.

     The managers will devote the time necessary to conduct the affairs of Transition Bond Company. The following are the managers as of the date of this prospectus:

                               POSITION AT TXU ELECTRIC OR AFFILIATE OF
     NAME               AGE    TXU ELECTRIC
     ----               ---    ------------

     Kirk R. Oliver            Vice President and Treasurer of TXU Corp

     Marc D. Moseley           Vice President of TXU Business Services Company,
                               a subsidiary of TXU Corp

     Diane J. Kubin            Assistant Secretary of TXU Corp and Corporate
                               Secretary and Assistant Treasurer of various foreign and domestic subsidiaries of TXU Corp


THE MANAGERS' BUSINESS EXPERIENCE

     Each of the three non-independent managers listed above currently work for TXU Electric or an affiliate of TXU Electric. As of the date of this prospectus, the independent managers have not yet been appointed. The business experience of the managers' for the past five years is as follows:

     o Kirk R. Oliver is currently serving as Vice President and Treasurer of TXU Corp as well as [Vice President] and Treasurer of TXU Electric; prior to joining TXU Corp in September 1998 Mr. Oliver was an investment banker with Lehman Brothers, most recently serving as Senior Vice President for its Global Power Group.

     o Marc D. Moseley has served as a Vice President of TXU Business Services Company, a subsidiary of TXU Corp, since May, 1995; his prior positions with TXU Electric and its affiliates during the past five years included Controller of [TXU Corp.]

     o Diane J. Kubin has, [for the past five years,] served as Assistant Secretary of TXU Corp as well as Corporate Secretary and Assistant Treasurer of various domestic and foreign subsidiaries of TXU Corp.


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


THE MANAGERS' COMPENSATION AND LIMITATION ON LIABILITIES

     Transition Bond Company has not paid any compensation to any manager since it was formed. The non-independent managers will not be compensated by Transition Bond Company for their services on its behalf. The independent managers will be paid quarterly fees from the revenues of Transition Bond Company and will be reimbursed for their reasonable expenses. These expenses include, without limitation, the reasonable compensation, expenses and disbursements of agents, representatives, experts and counsel as the independent managers may employ in connection with the exercise and performance of their rights and duties under the amended and restated limited liability company agreement of Transition Bond Company, the indenture, the sale agreement and the servicing agreement. The amended and restated limited liability company agreement of Transition Bond Company provides that the managers will not be personally liable under any circumstances except for material acts or omissions involving intentional misconduct, fraud or a knowing violation of the law. The amended and restated limited liability company agreement of Transition Bond Company further provides that, to the fullest extent permitted by law, Transition Bond Company shall indemnify the managers against any liability incurred in connection with their services as managers for Transition Bond Company, except in the case described in the preceding sentence.

TRANSITION BOND COMPANY IS A SEPARATE LEGAL ENTITY

     Under its amended and restated limited liability company agreement, Transition Bond Company may not file a voluntary petition for relief under the federal bankruptcy code without a unanimous vote of its managers, including the independent managers. TXU Electric has agreed that it will not cause Transition Bond Company to file a voluntary petition for relief under the federal bankruptcy code. The amended and restated limited liability company agreement of Transition Bond Company requires it to:

     o take all reasonable steps to continue its identity as a separate legal entity;

     o maintain its assets and accounts separate from TXU Electric and its affiliates; and

     o maintain separate records and financial statements and not commingle its records with the records of TXU Electric or its affiliates.

     The principal place of business of Transition Bond Company is Energy Plaza, 1601 Bryan Street, Suite 2-023, Dallas, Texas 75201, and its telephone number is
(214) 812-5711.

ADMINISTRATION AGREEMENT

     TXU Electric will provide administrative services for Transition Bond Company pursuant to an administration agreement between Transition Bond Company and TXU Electric.

                    HOW TRANSITION BOND COMPANY WILL USE THE
                        PROCEEDS OF THE TRANSITION BONDS

     Transition Bond Company will use the proceeds of the issuance of the transition bonds to pay expenses of issuance and certain other Qualified Costs as provided in the related financing orders and to purchase transition property


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


from TXU Electric. TXU Electric proposes using the proceeds it receives from the sale of transition property principally to reduce recoverable regulatory assets and stranded costs through the refinancing or retirement of debt or equity.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Transition Bond Company has filed with the SEC a registration statement under the Securities Act of 1933 with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some documents filed as exhibits to the registration statement. However, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each statement concerning those provisions is qualified in its entirety by reference to the complete document. For further information, reference is made to the registration statement and the exhibits thereto, which are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Transition Bond Company will file with the SEC all periodic reports as are required by the Securities Exchange Act of 1934, and the rules, regulations or orders of the SEC thereunder. After transition bonds of any series are issued, Transition Bond Company may discontinue filing periodic reports under the Securities Exchange Act of 1934 in any subsequent fiscal year if, at the beginning of that fiscal year, there are fewer than 300 holders of record of the transition bonds.

     The SEC allows Transition Bond Company to "incorporate by reference" the information contained in documents it files with them, which means that Transition Bond Company can disclose important information to you by referring you to those documents. Transition Bond Company incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until it sells all of the transition bonds. The information that Transition Bond Company files later with the SEC will automatically update and supersede any prior inconsistent statement contained in those documents.

     You may request a copy of any future filings at no cost, by writing or contacting Transition Bond Company at the following address: TXU Transition Bond Company LLC, Energy Plaza, 1601 Bryan Street, Suite 2-023, Dallas, Texas 75201; telephone number (214) 812-5711.

                              THE TRANSITION BONDS

     The transition bonds will be issued under and their payment will be secured by an indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds will be provided in a supplement to the indenture. The following summary describes some general terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in the prospectus supplement. This summary does not purport to be complete and is subject to, and is qualified by reference to, the terms and provisions of the transition bonds and the indenture.

GENERAL TERMS OF THE TRANSITION BONDS

     The transition bonds may be issued in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class may differ from the terms of another class of the same series. The terms of each series and class will be specified in a prospectus supplement relating to that series and class.

     The indenture requires, as a condition to the issuance of additional transition bonds, that this issuance will not result in any applicable rating agency reducing or withdrawing its then current rating of any outstanding series or class of transition bonds. The notification in writing by each applicable rating agency to TXU Electric, the servicer, the indenture trustee and Transition Bond Company that any action will not result in a reduction or withdrawal is referred to as the Rating Agency Condition. (ss.2.10 (8))

     The indenture also provides that failure to pay the entire outstanding principal amount of the transition bonds of any series or class will not result in a default on the series or class of transition bonds until after the Final Maturity Date for the series or class. Failure to pay the entire principal amount by the Expected Final Payment Date is not a default. (ss.5.01(ii) & ss.2.08(b))

     Transition Bonds Will be Maintained in Book-Entry Format. The prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of Cede & Co., as the nominee of DTC. The transition bonds will be available for purchase in initial denominations specified in the prospectus supplement, which will be not less than $1,000. Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no beneficial owner of transition bonds will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by holders of transition bonds will refer to actions taken by DTC upon instructions from DTC participants. In addition, all references in this prospectus to payments, notices, reports and statements to holders of transition bonds will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered owner of each series of transition bonds. DTC or Cede & Co. will receive these payments, notices, reports and statements for distribution to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. See "--Transition Bonds Will be Issued in Book-Entry Form" and "--Definitive Transition Bonds."

PAYMENTS OF INTEREST AND PRINCIPAL ON THE TRANSITION BONDS

     Interest will accrue on the principal balance of transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the prospectus supplement. Interest will be payable to the holders


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


of transition bonds of the series or class on each payment date, commencing on the payment date specified in the prospectus supplement.

     On any payment date with respect to any series, Transition Bond Company will generally make principal payments on that series only until the outstanding principal balance of that series has been reduced to the principal balance specified for that payment date in the Expected Amortization Schedule for that series, but only to the extent funds are available for that payment as described in this prospectus. (ss.2.08(b)) Accordingly, principal of the series or class of transition bonds may be paid later, but generally not sooner, than reflected in the Expected Amortization Schedule for that series or class. See "Risk Factors--Other Risks Associated With an Investment in the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this prospectus.

     The failure to make a scheduled payment of principal on the transition bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture. (ss.2.08(b)) Notwithstanding the foregoing, the entire unpaid principal amount of the transition bonds of any series or class will be due and payable:

     o    on the Final Maturity Date of the series or class;

     o if an event of default under the indenture occurs and is continuing, and the indenture trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding, declare the transition bonds to be immediately due and payable, then on that date; and

     o    on the date of redemption, if any. (ss.2.08(b))

     See "The Indenture--What Constitutes an Event of Default on the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this prospectus.

REDEMPTION OF THE TRANSITION BONDS

     Redemption provisions, if any, for transition bonds of any series will be specified in a prospectus supplement relating to transition bonds of that series, including the redemption price and the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series insofar as it relates to redemption includes any premium that might be payable thereon if transition bonds of the series are redeemed, as described in the prospectus supplement. (ss.10.1 & ss.10.2) Notice of redemption of any series of transition bonds will be given by the indenture trustee to each holder of a transition bond by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as may be specified in the prospectus supplement. (ss.10.3) All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the indenture trustee at that time, and will no longer be considered "outstanding" under the indenture. The holders of transition bonds will have no further rights with respect to those transition bonds, except to receive payment of the redemption price of those transition bonds and unpaid interest accrued to the redemption date from the indenture trustee. (ss.10.4)


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


CREDIT ENHANCEMENT FOR THE TRANSITION BONDS

     Credit enhancement for the transition bonds of each series will be provided principally by adjustments to the transition charges and amounts on deposit in the reserve subaccount for that series, the overcollateralization subaccount for that series, the retail electric provider security deposit subaccount and the capital subaccount for that series. In addition, for any series of transition bonds or one or more classes of a series, additional credit enhancement may be provided. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, for each series of transition bonds or one or more classes of a series will be described in a prospectus supplement. Credit enhancement may be in the form of:

     o    an additional reserve account;

     o    subordination;

     o    additional overcollateralization;

     o    a financial guaranty insurance policy;

     o    a letter of credit;

     o    a credit or liquidity facility;

     o    a swap agreement;

     o    a repurchase obligation;

     o    a third party payment or other support;

     o    a cash deposit or other credit enhancement; or

     o any combination of the foregoing, as may be set forth in the prospectus supplement.

     If specified in a prospectus supplement, credit enhancement for a series of transition bonds may cover one or more other series of transition bonds.

     If any additional credit enhancement is provided with respect to a series offered hereby, a prospectus supplement relating to transition bonds of that series will include a description of:

     o    the amount payable under the credit enhancement;

     o any conditions to payment under the credit enhancement not otherwise described in this prospectus;

     o the conditions, if any, under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced; and


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


     o any material provisions of any applicable agreement relating to the credit enhancement.

     Additionally, in some cases, the prospectus supplement may contain information about the provider of any third-party credit enhancement, including:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the prospectus supplement.

TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM

     Unless otherwise specified in the prospectus supplement, all series of transition bonds will initially be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC, or another securities depository. The transition bonds will be available to investors only in the form of book-entries maintained indirectly with DTC through organizations that are DTC participants. Beneficial owners of transition bonds may also hold transition bonds directly through Cedelbank, societe anonyme ("Cedelbank"), or Morgan Guaranty Trust Company of New York in its role as operator of the Euroclear system, which is based in its Brussels, Belgium office (the "Euroclear Operator") in Europe, if they are customers of or participants in one of those systems or indirectly through a customer of or participant in one of those systems. (ss.2.11)

     The Role of Cede & Co., Cedelbank and Euroclear. Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the transition bonds. Cedelbank and Euroclear will hold omnibus positions on behalf of their customers or participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories. These depositories will, in turn, hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Cedelbank and Morgan Guaranty Trust Company of New York will act as depository for Euroclear.

     The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. "Direct participants" of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange,


                                      62
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Inc., the Nasdaq-Amex Market Group and the National Association of Securities
Dealers, Inc. Access to DTC's system is also available to "indirect participants."

     The Function of Cedelbank. Cedelbank is incorporated under the laws of Luxembourg. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Cedelbank and Euroclear. Cedelbank currently accepts over 110,000 securities issues on its books.

     Cedelbank customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations and may include any underwriters, agents or dealers with respect to a series of transition bonds offered hereby. Cedelbank's United States customers are limited to securities brokers and dealers and banks.

     The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including Euros and United States Dollars. The Euroclear system includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear system is operated by the Euroclear Operator, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in


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Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     The Rules for Transfers Among DTC, Cedelbank or Euroclear Participants. Transfers between customers and participants of DTC, Cedelbank and Euroclear will occur in accordance with DTC rules. Transfers between Cedelbank customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank customers and Euroclear participants may not deliver instructions directly to Citibank, N.A., as depository for Cedelbank, and Morgan Guaranty Trust Company of New York, as depository for Euroclear.

     Cede & Co. Will be the Holder of the Transition Bonds. Unless and until definitive transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be Cede & Co., as nominee of DTC. Beneficial owners of transition bonds will only be permitted to exercise their rights as beneficial owners of transition bonds indirectly through customers and participants of DTC, Cedelbank and Euroclear, and through DTC. All references herein to actions by holders of transition bonds thus refer to actions taken by DTC upon instructions from its participants. In addition, all references herein to payments, notices, reports and statements to holders of transition bonds refer to payments, notices, reports and statements to Cede & Co., as the registered owner of the transition bonds, for payments to the beneficial owners of the transition bonds in accordance with DTC procedures.

     Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while outstanding transition bonds of a series are in book-entry form, under DTC's rules, DTC is required to make book-entry transfers among its direct participants on whose behalf it acts with respect to those transition bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on those transition bonds. DTC's direct and indirect participants with whom beneficial owners of transition bonds have accounts with respect to transition bonds in book-entry form are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective beneficial owners of transition bonds. Accordingly, although beneficial owners of transition bonds will not possess physical bonds, DTC's rules provide a mechanism by which beneficial owners of transition bonds will receive payments and will be able to transfer their interests.


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



     DTC can only act on behalf of its direct participants, who in turn act on behalf of its indirect participants and some banks. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these transition bonds, may be limited due to the lack of definitive transition bonds.

     DTC has advised the indenture trustee that it will take any action permitted to be taken by a registered owner of transition bonds under the indenture only at the direction of one or more of DTC's direct participants to whose DTC account the transition bonds are credited.

     How Transition Bond Payments Will Be Credited by Cedelbank and Euroclear. Payments with respect to transition bonds held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material United States Federal Income Tax Matters for the Holders of Transition Bonds" in this prospectus. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a registered owner of transition bonds under the indenture on behalf of a Cedelbank customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

     DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among customers and participants of DTC, Cedelbank and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE TRANSITION BONDS

     The Circumstances That Will Result in the Issuance of Definitive Transition Bonds. Unless otherwise specified in the prospectus supplement, each series of transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or their nominees, rather than to DTC or its nominee, only if:

     o Transition Bond Company advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this series of transition bonds and Transition Bond Company is unable to locate a qualified successor;

     o Transition Bond Company, at its option, elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default under the indenture, beneficial owners of transition bonds representing at least a majority of the outstanding principal amount of the transition bonds of all series advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC is no longer in those beneficial owners' best interest.


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


     The Delivery of Definitive Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected beneficial owners of transition bonds and the indenture trustee of the availability of definitive transition bonds. Upon surrender by DTC of the definitive bonds representing the applicable transition bonds and receipt of instructions for reregistration, the indenture trustee will authenticate and deliver definitive transition bonds. Thereafter the indenture trustee will recognize the holders of these definitive transition bonds as registered owners of transition bonds under the indenture. (ss.2.13)

     The Payment Mechanism for Definitive Transition Bonds. Payments of principal of, and interest on, definitive transition bonds will be made by the indenture trustee, as paying agent, in accordance with the procedures set forth in the indenture. (ss.3.03) These payments will be made directly to holders of definitive transition bonds in whose names the definitive transition bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any Transition Bond, however, will be made only upon presentation and surrender of the Transition Bond at the office or agency specified in the notice of final payment to holders of transition bonds.

     The Transfer or Exchange of Definitive Transition Bonds. Definitive transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS

     The rate of principal payments on each series or class of transition bonds, the aggregate amount of each interest payment on each series or class of transition bonds and the actual final payment date of each series or class of transition bonds will be dependent on the rate and timing of the servicer's receipt of transition charges from customers or retail electric providers. Accelerated receipts of transition charges by the servicer will generally not, however, result in payment of principal on the transition bonds earlier than the related Expected Final Payment Dates. This is because receipts in excess of the amounts necessary to amortize the transition bonds of each series in accordance with the applicable Expected Amortization Schedules and to pay interest and related fees and expenses will be allocated to the reserve subaccount for that series and will be applied, if needed, to satisfy revenue requirements on the next payment date. However, delayed receipts of transition charges by the servicer may result in principal payments on the transition bonds occurring more slowly than as reflected in the Expected Amortization Schedules or later than the related Expected Final Payment Dates. Redemption of any class or series of transition bonds and payment following acceleration of the Final Maturity Date after an event of default under the indenture in accordance with the terms of the transition bonds of the class or series will result in payment of principal earlier than the related Expected Final Payment Dates.


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


THE EFFECT OF THE SERVICER'S RECEIPT OF TRANSITION CHARGES ON THE TIMING OF TRANSITION BOND PAYMENTS

     The actual payments on each payment date for each series or class of transition bonds and the weighted average life of that series or class will be affected primarily by the rate at which the servicer receives transition charges and the timing of those receipts. Amounts available in the reserve subaccount for that series, the overcollateralization subaccount for that series and the capital subaccount for that series will also affect the weighted average life of the transition bonds of that series. The aggregate amount of transition charges received by the servicer and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage by customers and the rate of delinquencies and write-offs. This is because the transition charges will be calculated based on estimates of usage and the rate of write-offs and delinquencies. The transition charges will be adjusted from time to time based in part on the actual rate at which the servicer receives transmission charges. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the transition charges that will cause the servicer to receive transition charges at any particular rate. See "Risk Factors--Servicing Risks" and "The Initial Financing Order and the Transition Charges" in this prospectus. If the servicer receives transition charges at a slower rate than expected, transition bonds may be retired later than expected. Except in the event of a redemption or the acceleration of the final payment date of the transition bonds after an event of default under the indenture, the transition bonds will not be paid earlier than scheduled. This is because principal will not be paid at a rate faster than that contemplated in the Expected Amortization Schedule for each series or class. A payment on a date that is earlier than forecasted might result in a shorter weighted average life, and a payment on a date that is later than forecasted might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, this might result in a longer weighted average life of the transition bonds.

                               THE SALE AGREEMENT

     The following summary describes particular material terms and provisions of the sale agreement pursuant to which TXU Electric is selling and Transition Bond Company is purchasing transition property. The sale agreement may be amended by the parties thereto, with the consent of the indenture trustee, provided notice of the substance of this amendment is provided by Transition Bond Company to each applicable rating agency and the Rating Agency Condition has been satisfied. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the sale agreement.

TXU ELECTRIC'S SALE AND ASSIGNMENT OF TRANSITION PROPERTY

     On the initial issuance date for the first series of transition bonds, pursuant to the sale agreement, TXU Electric will sell and assign transition property to Transition Bond Company, without recourse, except as provided in the sale agreement. The transition property acquired on that date represents the irrevocable right to receive through transition charges amounts sufficient to recover the Qualified Costs authorized by the initial financing order issued to


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


TXU Electric under the Restructuring Act with respect to the applicable series of transition bonds. Transition Bond Company will apply the net proceeds that it receives from the sale of the transition bonds issued on that date to the purchase of the transition property acquired on that date.

     In addition, TXU Electric may from time to time sell additional transition property to Transition Bond Company, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Each additional sale of transition property will be financed through the issuance of additional transition bonds of one or more new or existing series.

     In accordance with the Restructuring Act, and subject to the timely filing of notice thereunder, upon the execution and delivery of the sale agreement and the related bill of sale, the transfer of the transition property will be perfected as against all third persons, including judicial lien creditors.

TXU ELECTRIC'S REPRESENTATIONS AND WARRANTIES

     In the sale agreement, TXU Electric makes the following representations and warranties, which survive the sale of the transition property to Transition Bond Company and the pledge thereof to the indenture trustee pursuant to the indenture:

     o all information provided by TXU Electric to Transition Bond Company with respect to the transition property sold pursuant to the sale agreement is correct in all material respects;

     o the sale contemplated by the sale agreement constitutes an absolute transfer of the transition property from TXU Electric to Transition Bond Company as provided in the Restructuring Act, and the beneficial interest in and title to the transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against TXU Electric under any bankruptcy law;

          o TXU Electric was the sole owner of the transition property sold and assigned to Transition Bond Company as of the date of the execution of the sale agreement,

          o upon the execution and delivery of the sale agreement, the transition property was validly assigned, transferred and conveyed to Transition Bond Company free and clear of all liens and

          o all actions or filings required of TXU Electric or Transition Bond Company, including filings with the Secretary of State of Texas under the Restructuring Act, necessary in any jurisdiction to give Transition Bond Company and its permitted assignees a valid ownership interest in the transition property, free and clear of all liens of TXU Electric or anyone claiming through TXU Electric and to grant to the indenture trustee a first priority perfected security interest in the transition property pledged under the indenture have been taken or made;

     o the relevant financing order has been issued by the PUC in accordance with the Restructuring Act; that financing order and the process by which it was issued comply with all applicable laws, rules and regulations; and that financing order is and as of the date of


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


          issuance of any related transition bonds will be in full force and effect;

     o as of the date of issuance of any transition bonds, those transition bonds will be entitled to the protections provided by the Restructuring Act; and, based on present law, to the extent provided in the Restructuring Act the provisions of the related financing order relating to transition property and transition charges are not revocable by the PUC;

     o based on present law, under the Restructuring Act, neither the State of Texas nor the PUC may impair the value of transition property or reduce, alter or impair transition charges approved by a financing order issued to TXU Electric thereunder or any rights thereunder, except as otherwise contemplated or allowed by the Restructuring Act;

     o there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Restructuring Act, any financing order issued to TXU Electric thereunder, the transition property or the transition charges or any rights arising under any of them or which seeks to enjoin the performance of any obligations under any financing order issued to TXU Electric under the Restructuring Act;

     o no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of the transition property, except those that have been obtained or made;

     o there are no proceedings or investigations pending, or to TXU Electric's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over TXU Electric or Transition Bond Company or their respective properties challenging the Restructuring Act or any financing order issued to TXU Electric thereunder;

     o the assumptions used in calculating the initial transition charges (as set forth in the Issuance Advice Letter) are reasonable and made in good faith; however, notwithstanding the foregoing, TXU Electric makes no representation or warranty, express or implied, that the assumptions used in calculating the initial transition charges will in fact be realized;

          o upon the initial transfer of the rights and interests of TXU Electric under a financing order, the related transition property will constitute a current property right;

          o the relevant financing order, including the right to impose, collect and receive transition charges, is irrevocable by the PUC;

     o TXU Electric is a corporation duly organized and in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as currently owned and conducted;


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


     o TXU Electric has the power and authority to execute and deliver the sale agreement and to carry out its terms,

          o TXU Electric has the power and authority to sell and assign its rights under the relevant financing order to Transition Bond Company,

          o TXU Electric has duly authorized that sale and assignment to Transition Bond Company, and

          o TXU Electric has duly authorized the execution, delivery and performance of the sale agreement;

     o the sale agreement constitutes a legal, valid and binding obligation of TXU Electric enforceable against TXU Electric in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

     o the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms of the sale agreement do not:

          o conflict with or result in any breach of any terms of, or constitute a default under, the organizational documents of TXU Electric or any indenture, agreement or other instrument to which TXU Electric is a party or by which it is bound,

          o result in the creation or imposition of any lien upon any of the properties of TXU Electric pursuant to the terms of any such indenture, agreement or other instrument, or

          o violate any law or any order, rule or regulation applicable to TXU Electric of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over TXU Electric or its properties;

     o no approval, authorization, consent, order, release or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery of the sale agreement by TXU Electric, the performance by it of the transactions contemplated by the sale agreement or the fulfillment by it of the terms of the sale agreement, except those that have been obtained or made;

     o each of the parties to the sale agreement is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires those qualifications, licenses or approvals except where the failure to so qualify or to obtain those licenses or approvals would not be reasonably likely to have a material adverse effect on it;


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


     o there are no proceedings or investigations pending or, to TXU Electric's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality:

          o asserting the invalidity of the Basic Documents or the transition bonds,

          o challenging the right of TXU Electric to sell transition property free and clear of any lien,

          o seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the Basic Documents or the transition bonds,

          o which might materially and adversely affect the treatment of the transition bonds as debt for federal or state income tax purposes, or

          o seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by TXU Electric of its obligations under, or the validity or enforceability of, the Basic Documents or the transition bonds; and

     o after giving effect to the sale of any transition property to Transition Bond Company pursuant to the sale agreement, TXU Electric:

          o    is solvent and expects to remain solvent,

          o is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

          o is not engaged nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

          o believes that it will be able to pay its debts as they become due and that this belief is reasonable, and

          o is able to pay its debts as they mature and does not intend to incur, and does not believe that it will incur, indebtedness that it will not be able to repay at its maturity.

     Notwithstanding the above, TXU Electric makes no representation or warranty that any amounts actually collected arising from the transition charges will in fact be sufficient to meet payment obligations on the transition bonds or that the assumptions made in calculating the transition charges will in fact be realized.

     The sale agreement provides that any change in the law by legislative enactment, constitutional amendment or voter initiative that renders any of the representations and warranties untrue would not constitute a breach under the sale agreement.


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


TXU ELECTRIC'S COVENANTS

     In the sale agreement, TXU Electric makes the following covenants:

     o so long as any of the transition bonds are outstanding, TXU Electric shall keep in full force and effect its corporate existence and remain in good standing under the laws of the State of Texas, and shall obtain and preserve its qualification to do business in each jurisdiction in which qualification is necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which TXU Electric is a party necessary to the proper administration of the sale agreement and the transactions contemplated hereby;

     o except for the conveyances described in the sale agreement, TXU Electric shall not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the transition property, whether now existing or hereafter created, or any interest therein;

     o TXU Electric shall not at any time assert any lien against or with respect to any transition property, and shall defend the right, title and interest of Transition Bond Company and the indenture trustee, in, to and under the transition property, whether now existing or hereafter created, against all claims of third parties claiming through or under TXU Electric;

     o if TXU Electric receives collections in respect of the transition charges or the proceeds thereof, TXU Electric agrees to pay the servicer, on behalf of Transition Bond Company, all payments received by TXU Electric in respect thereof as soon as practicable after receipt thereof by TXU Electric, but in no event later than two business days after receipt;

     o TXU Electric shall notify the indenture trustee promptly after becoming aware of any lien on any transition property other than the conveyances under the sale agreement or the indenture;

     o TXU Electric hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to TXU Electric, except to the extent that failure to so comply would not adversely affect the interests of Transition Bond Company or the indenture trustee in the transition property or under any of the Basic Documents or TXU Electric's performance of its obligations under the sale agreement or under any of the other Basic Documents to which it is a party;

     o so long as any of the transition bonds are outstanding, TXU Electric shall:

          o treat the transition bonds as debt of TXU Electric for federal income tax purposes,

          o clearly disclose in its financial statements that it is not the owner of the transition property and that the assets of Transition Bond Company are not available to pay creditors of TXU Electric or any of its other affiliates, and

          o clearly disclose the effects of all transactions between TXU Electric and Transition Bond Company in accordance with generally accepted accounting principles;

     o    so long as any of the transition bonds are outstanding:

          o TXU Electric shall not make any statement or reference in respect of transition property sold under the sale agreement that is inconsistent with the ownership thereof by Transition Bond Company, and

          o TXU Electric shall not take any action in respect of the transition property except solely in its capacity as the servicer thereof pursuant to the servicing agreement or as otherwise contemplated by the Basic Documents;

     o in connection with the issuance of any transition bonds, TXU Electric agrees to execute and deliver, or cause to be delivered, any amendments to the sale agreement and any additional agreements, certificates, documents and opinions as may in TXU Electric's judgment be required to maintain the highest possible rating for the transition bonds from each applicable rating agency rating the transition bonds and to effect the sale of the transition bonds to the underwriters of these bonds;

     o TXU Electric shall deliver to Transition Bond Company and the indenture trustee, promptly after having obtained knowledge thereof, written notice in a certificate, signed by authorized officers of TXU Electric, of the occurrence of any event which requires or which, with the giving of notice or the passage of time or both, would require TXU Electric to make any indemnification payment pursuant to the sale agreement;

     o TXU Electric shall execute and file or cause to be executed and filed any filings, including filings with the PUC pursuant to the Restructuring Act, in the manner and in the places as may be required by law fully to preserve, maintain and protect the interests of Transition Bond Company and the indenture trustee in the transition property, including all filings contemplated by the Restructuring Act relating to the transfer of the ownership of the transition property by TXU Electric to Transition Bond Co;

     o TXU Electric shall deliver to Transition Bond Company file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following the filing;

     o TXU Electric agrees to take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

          o to protect Transition Bond Company from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty set forth in the sale agreement, or

          o to block or overturn any attempts to cause a repeal of, modification of or supplement to the Restructuring Act or any financing order issued to TXU Electric thereunder or the rights of holders of transition property by legislative enactment or constitutional amendment that would be materially adverse to the holders of transition property; and

     o so long as any of the transition bonds are outstanding, TXU Electric shall, and shall cause each of its subsidiaries to, pay all material taxes, including gross receipts taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any of those taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transition property; provided that the taxes need not be paid while TXU Electric or any of its subsidiaries is contesting those taxes in good faith by appropriate proceedings promptly instituted and diligently conducted and if TXU Electric or that subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

TXU ELECTRIC'S OBLIGATION TO INDEMNIFY TRANSITION BOND COMPANY AND THE INDENTURE TRUSTEE

     Under the sale agreement, TXU Electric is obligated to indemnify Transition Bond Company and the indenture trustee and related parties specified therein, against:

     o any and all taxes that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the transition bonds as a result of the sale of the transition property by TXU Electric to Transition Bond Company, or the acquisition or holding of transition property by Transition Bond Company, or the issuance and sale by Transition Bond Company of the transition bonds, including any sales, gross receipts, general corporation, personal property, privilege, franchise or license taxes not recovered by Transition Bond Company through transition charges, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond;

     o any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to Transition Bond Company required to have been made in accordance with the terms of the Basic Documents which are not made when so required, in either case as a result of TXU Electric's breach of any of its representations, warranties or covenants contained in the sale agreement; and

     o any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any of those persons, other than any liabilities, obligations or claims for or payments of principal or interest on the transition bonds, together with any reasonable costs and expenses incurred by that person, as a result of TXU Electric's breach of any of its representations, warranties or covenants contained in the sale agreement.

     TXU Electric will not indemnify any person for any liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the transition bonds. These indemnification obligations will rank equally with other general unsecured obligations of TXU Electric. The indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses.

     TXU Electric's Obligation to Undertake Legal Actions. The sale agreement requires TXU Electric to take legal or administrative actions as may be reasonably necessary to protect the rights of the holders of the transition property. See "--TXU Electric's Covenants" above. TXU Electric will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement, and that in its opinion may involve it in any expense or liability. However, this provision is subject to TXU Electric's covenant to fully preserve, maintain and protect the interests of Transition Bond Company in the transition property.

SUCCESSORS TO TXU ELECTRIC

     The sale agreement provides that any person:

     o into which TXU Electric may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of TXU Electric,

     o which results from the division of TXU Electric into two or more persons and which succeeds to all or substantially all of the electric distribution business of TXU Electric,

     o which may result from any merger or consolidation to which TXU Electric shall be a party and which succeeds to all or substantially all of the electric distribution business of TXU Electric,

     o which may succeed to the properties and assets of TXU Electric substantially as a whole and which succeeds to all or substantially all of the electric distribution business of TXU Electric, or

     o which may otherwise succeed to all or substantially all of the electric distribution business of TXU Electric,

     will be the successor to TXU Electric. The sale agreement further requires that:

     o immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached and no default under the servicing agreement, and no event that, after notice or lapse of time, or both, would become a default under the servicing agreement will have occurred and be continuing;


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


     o the successor to TXU Electric must execute an agreement of assumption to perform every obligation of TXU Electric under the sale agreement;

     o the applicable rating agencies will have received prior written notice of the transaction; and

     o officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to Transition Bond Company and the indenture trustee.

THE TREATMENT OF THE SALE OF TRANSITION PROPERTY

     TXU Electric's regulatory accounting records and computer systems will reflect the sale of transition property to Transition Bond Company. However, TXU Electric will treat the transition bonds as debt of TXU Electric for federal and state income, gross receipts and franchise tax purposes and for financial accounting purposes.

                             THE SERVICING AGREEMENT

     The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service transition property. The servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The servicing agreement may be amended by the parties thereto with the consent of the indenture trustee under the indenture provided that the Rating Agency Condition has been satisfied. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the servicing agreement.

TXU ELECTRIC'S SERVICING PROCEDURES

     General. The servicer, as agent for Transition Bond Company, will manage, service, administer and make collections in respect of transition property. The servicer's duties will include:

     o calculating and billing the transition charges and collecting, directly or through retail electric providers, the transition charges from customers;

     o responding to inquiries by customers, third parties, the PUC, or any federal, local or other state governmental authority with respect to transition property and transition charges;

     o accounting for receipt of transition charges, investigating delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to Transition Bond Company, the indenture trustee and the applicable rating agencies;

     o selling, as agent for Transition Bond Company, defaulted or written-off accounts in accordance with the servicer's usual and customary practices; and


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     o    taking action in connection with adjustments to the transition charges as described below.

The servicer is required to notify Transition Bond Company, the indenture trustee and the applicable rating agencies in writing of any laws or PUC regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.

     Servicer Obligation to Undertake Legal Action. The servicer is required to institute any action or proceeding necessary to compel performance by the PUC or the State of Texas of any of their obligations or duties under the Restructuring Act or a financing order issued to TXU Electric thereunder with respect to the transition property. The cost of any action reasonably allocated by the servicer to the transition property sold pursuant to the sale agreement would be payable as an operating expense out of transition charges received by the servicer.

     General Information About Payment of Transition Charges by Retail Electric Providers. The servicer will send a bill for transition charges to the retail electric provider based on the approved tariff. The bill will specify the billed amount, based on the transition charge tariff, and the amount actually owed by the retail electric provider to the servicer. The difference between the amount billed by the servicer and the amount owed by the retail electric provider will reflect the expected loss experience for the retail electric provider for the coming year. Each retail electric provider is required to remit to the servicer a specified percentage of billed charges within 20 days after billing. Should the retail electric provider not pay this amount at the end of the 20 day period, the servicer will provide notice of breach and will allow for an additional 10 day period for the retail electric provider to make payment. Any failure to remit this specified amount in full at the end of the 30 day period constitutes a default and billing responsibility transfers immediately to the servicer, the provider of last resort or another retail electric provider, as determined by the servicer. As incentive collection agent compensation, the retail electric provider may retain collections from end-use customers above the specified percentage but is not reimbursed for collections below the specified percentage. The specified percentage will be adjusted on an annual basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all retail electric providers. The adjustments to the transition charges will take into account the specified remittance percentage such that the receipt of the specified percentage results in appropriate collections to service the transition bonds and pay all associated fees. There will be no rebate or credit to the retail electric providers at any time. The servicer will remit to the indenture trustee only those amounts remitted to the servicer by the retail electric providers.

     Payment of Transition Charges Received by Servicer Before Retail Competition Begins. Prior to January 1, 2002, the servicer will, on a daily basis, determine the amount of transition charges that it receives from each customer in each customer class by multiplying the amount it receives from that customer on that day by a fraction equal to (A) the total amount of transition charges billed to that customer for the related billing month divided by (B) the total aggregate amount billed to that customer for that billing month.

     The servicer will remit transition charges that it receives from a customer to the indenture trustee for deposit in the collection account within two business days of the business day upon which those transition charges are


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received. Notwithstanding the previous sentence, for so long as:

     o TXU Electric or any successor to TXU Electric's electric distribution business remains the servicer,

     o no default under the servicing agreement has occurred and is continuing, and

          o TXU Electric, or any successor to TXU Electric's electric distribution business, maintains a short-term rating of "A-1" or better by S&P, "P-1" or better by Moody's, "F-1" or better by Fitch IBCA and "D-1" or better by Duff & Phelps or

          o the Rating Agency Condition has been satisfied, and any conditions or limitations imposed by the applicable rating agencies in connection therewith are complied with,

the servicer will remit to the indenture trustee monthly, on each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement, an amount equal to the amount of transition charges received during the preceding billing month. A billing month represents a full monthly cycle of bills sent to TXU Electric's customers and a year is made up of 12 billing months.

     Payment of Transition Charges Received by Servicer After Retail Competition Begins. In the first year of retail competition, the servicer will calculate the remittance percentage for all retail electric providers based on the most recent year of actual TXU Electric loss experience. In each subsequent year, the servicer will calculate the remittance percentage for all retail electric providers based on the retail electric providers' composite actual experience during the previous year, with the composite amount determined as (A) total transition charges collected by retail electric providers from customers divided by (B) total transition charge billings by retail electric providers to customers. The retail electric providers will support their claimed remittance percentage with an audited financial statement, and the actual calculation will be attested to by each retail electric provider's independent auditor. The retail electric providers will have to submit their annual remittance percentage [30] days prior to the annual transition charge adjustment. The servicer will have 15 days to review and approve the percentage amount. If the servicer disagrees with the percentage amount, the PUC will arbitrate the dispute and decide within 15 days. Retail electric providers that do not submit their annual remittance percentage [30] days prior to the annual transition charge adjustment will be in default and billing responsibility will transfer immediately to the servicer, the provider of last resort or another retail electric provider, as determined by the servicer. The servicer will determine the overall expected remittance percentage and use that figure in determining the revenues required to service the transition bonds for the next year.

     Each retail electric provider participating in the pilot project under the Restructuring Act will follow the procedures established for retail electric providers during the first year of retail competition. Retail electric providers who begin serving customers after January 1, 2003 will be required to use the composite expected remittance percentage determined in the last annual


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transition charge adjustment. See "The Restructuring Act--The Restructuring
Act's General Effect on the Electric Utility Industry in Texas--Retail Competition" in this prospectus.

POTENTIAL LIMITATIONS TO COLLECTING TRANSITION CHARGES

     Uncertainties Created by Changes in General Economic Conditions and Electricity Usage. General economic conditions and technological changes may significantly alter power consumption or reduce the customer base in TXU Electric's historical service area. Additionally, changes in business cycles, departures of customers from TXU Electric's historical service area, weather, occurrence of natural disasters, dramatic changes in energy prices, implementation of energy conservation efforts and increased efficiency of equipment, among other things, affect energy usage. If a sufficient number of customers within a customer class leave TXU Electric's service territory, significantly reduce their electricity consumption, or cease consuming electricity altogether, the transition charges, as adjusted from time to time, required to be paid by remaining customers may become burdensome. This could cause the required transition charge to exceed the capped amount, if any, that may be charged to the customers within that customer class. See "The Restructuring Act--The Restructuring Act's General Effect on the Electric Utility Industry in Texas" in this prospectus. It also could result in greater delinquencies and write-offs or petitions to the PUC, or in legislative proposals to reduce transition charges.

     The Potential for Customers Within TXU Electric's Service Territory to Generate Their Own Electricity. The servicer's current forecasts of future electricity demand do not include any shift by customers to self-generation, because self-generation of electricity by customers is not expected to be economically viable during the period in which the transition bonds will be outstanding. The customer generally must pay transition charges even if it elects to purchase electricity from another supplier or to self-generate all or a portion of its electricity needs.

However, a customer can avoid transition charges if that customer is served by:

     o certain power production facilities that have made substantially complete filings on or before December 31, 1999 for all necessary site-specific environmental permits and become fully operational before September 1, 2001; or

     o an on-site power production facility with a rated capacity of 10 megawatts or less.

     Uncertainties Associated with Collecting Transition Charges. TXU Electric has no historical performance data for transition charges, although customer and energy usage records are available. These customer and energy usage records, however, do not reflect customers' payment patterns or energy usage in a competitive market. These records also do not reflect consolidated billing by retail electric providers or other third parties, so these records may have limited predictive value with respect to the transition charges. Furthermore, the servicer does not have any experience administering this type of asset.

     TXU Electric's Customers Have Limited Experience in Paying Transition Charges. Changes in customer billing and payment arrangements may result in customer confusion and the misdirection or delay of payments, which could have the effect of causing shortfalls in the servicer's transition charge receipts. Any problems arising from new and untested systems or any lack of experience on


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the part of the retail electric providers or other third parties with customer billing and collections could cause delays in billing and collecting the transition charges. These delays could result in shortfalls in the amount of transition charges that the servicer receives.

THE PUC'S TRANSITION CHARGE ADJUSTMENT PROCESS

     Among other things, the servicing agreement requires that the servicer review transition charges and make true-up adjustment filings with the PUC for adjustment of those transition charges at least annually, to correct any overcollections or undercollections of the preceding related period and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

     Under the initial financing order issued to TXU Electric under the Restructuring Act, the servicer must make true-up adjustment filings annually, within 45 days of the anniversary of the date of the issuance of the transition bonds. Under the initial financing order, the PUC has 15 days after the true-up adjustment filing in which to confirm the mathematical accuracy of the servicer's adjustment; however, since the adjustment is effective immediately upon filing, any necessary corrections to the adjustment will be made in future true-up adjustment filings. Under the initial financing order and the servicing agreement, the servicer may make true-up adjustment filings more frequently than annually. Subsequent financing orders issued to TXU Electric under the Restructuring Act are expected to include similar provisions.

TXU ELECTRIC'S COMPENSATION FOR ITS ROLE AS SERVICER AND ITS RELEASE OF OTHER PARTIES

     Transition Bond Company has agreed to pay the servicer a servicing fee on the business day preceding each payment date. The servicing fee for each series, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available therefor as described under "The Indenture--How Funds in the General Subaccount Will Be Allocated" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds. In the servicing agreement, the servicer releases Transition Bond Company and the indenture trustee from any and all claims whatsoever by the servicer relating to transition property or the servicer's servicing activities with respect thereto.

TXU ELECTRIC'S DUTIES AS SERVICER

     In the servicing agreement, the servicer has agreed, among other things, that, in servicing transition property:

     o except where the failure to comply with any of the following would not adversely affect Transition Bond Company's or the indenture trustee's respective interests in the transition property pledged under the indenture, it will:

          o manage, service, administer and make collections in respect of transition property with reasonable care and in material compliance with applicable law, including all applicable PUC regulations and guidelines, using the same degree of care and


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               diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others,

          o follow standards, policies and procedures in performing its duties as servicer that are customary in the electric distribution industry,

          o use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain Transition Bond Company's and the indenture trustee's rights in respect of transition property, and

          o calculate transition charges and allocate those transition charges among customers in compliance with the Restructuring Act, the financing orders issued to TXU Electric thereunder and any applicable tariffs;

     o it will keep on file, in accordance with customary procedures, all documents related to transition property and will maintain accurate and complete accounts, records and computer systems pertaining to transition property; and

     o it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of transition charges as they become due.

The duties of the servicer set forth in the servicing agreement are qualified by any PUC regulations or orders in effect at the time these duties are to be performed.

TXU ELECTRIC'S REPRESENTATIONS AND WARRANTIES AS SERVICER

     In the servicing agreement, the servicer will make representations and warranties as of the date TXU Electric sells or otherwise transfers transition property to Transition Bond Company to the effect, among other things, that:

     o the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as its properties are currently owned and its business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement and has the power, authority and legal right to service the transition property;

     o the servicer's execution, delivery and performance of the servicing agreement have been duly authorized by the servicer by all necessary corporate action;

     o the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

     o the consummation of the transactions contemplated by the servicing agreement does not conflict with or result in any breach of the terms and provisions of nor constitute a default under the servicer's articles of incorporation or by-laws or any material agreement to which the servicer is a party or bound, nor result in the creation or


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          imposition of any lien upon the servicer's properties or violate any law or any order, rule or regulation applicable to the servicer or its properties;

     o except for filings with the PUC for adjusting transition charges and filings with the Secretary of State of Texas pursuant to the Restructuring Act, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have previously been obtained or made; and

     o no proceeding or investigation is pending or, to the servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

     o except as disclosed by the servicer to Transition Bond Company, seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement, or

     o relating to the servicer and which might adversely affect the federal or state income, gross receipts or franchise tax attributes of the transition bonds.

TXU ELECTRIC, AS SERVICER, WILL INDEMNIFY TRANSITION BOND COMPANY AND OTHER RELATED ENTITIES

     Under the servicing agreement, the servicer agrees to indemnify, defend and hold harmless Transition Bond Company, the indenture trustee, for itself and on behalf of the holders of transition bonds, and related parties specified in the servicing agreement, against any liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:

     o the servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement or the servicer's reckless disregard of its obligations and duties under the servicing agreement;

     o the servicer's breach of any of its representations or warranties under the servicing agreement; and

     o litigation and related expenses relating to the servicer's status and obligations as servicer.

TXU ELECTRIC, AS SERVICER, WILL PROVIDE STATEMENTS TO TRANSITION BOND COMPANY AND TO THE INDENTURE TRUSTEE

     For each date on which the servicer is required to make a true-up adjustment filing with the PUC to adjust the transition charges, the servicer will provide to Transition Bond Company and the indenture trustee a statement


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indicating, with respect to the transition property sold pursuant to the sale agreement, among other things:

     o the aggregate outstanding principal balance for each series of transition bonds and the Projected Transition Bond Balance for each series as of the immediately preceding payment date;

     o the amount on deposit in each overcollateralization subaccount and the related Scheduled Overcollateralization Level as of the immediately preceding payment date;

     o the amount on deposit in each capital subaccount and the amount required to be on deposit in that capital subaccount as of the immediately preceding payment date;

     o the amount on deposit in each reserve subaccount as of the immediately preceding payment date;

     o the Projected Transition Bond Balance and the servicer's projection of the aggregate outstanding principal balance for each series of transition bonds for the payment date immediately preceding the next succeeding adjustment date;

     o the Scheduled Overcollateralization Level for each series of transition bonds and the servicer's projection of the amount on deposit in each overcollateralization subaccount for the payment date immediately preceding the next succeeding adjustment date;

     o the required capital subaccount balance for each series of transition bonds and the servicer's projection of the amount on deposit in each capital subaccount for the payment date immediately preceding the next succeeding adjustment date; and

     o the servicer's projection of the amount on deposit in each reserve subaccount for the payment date immediately preceding the next succeeding adjustment date.

Moreover, on or before each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement, the servicer will prepare and furnish to Transition Bond Company and the indenture trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the indenture trustee on that date. In addition, on or before each payment date, the servicer will prepare and furnish to Transition Bond Company and the indenture trustee a statement setting forth the transfers and payments to be made on that payment date and the amounts thereof. Further, on or before each payment date, the servicer will prepare and furnish to Transition Bond Company and the indenture trustee a statement setting forth the amounts to be paid to the holders of transition bonds. On the basis of this information, the indenture trustee will furnish to the holders of transition bonds on each payment date the report described under "The Indenture--Reports to Holders of the Transition Bonds" in this prospectus.


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TXU ELECTRIC TO PROVIDE COMPLIANCE REPORTS CONCERNING THE SERVICING AGREEMENT

     The servicing agreement provides that a firm of independent public accountants will furnish to Transition Bond Company, the indenture trustee and the applicable rating agencies, on or before April 15 of each year, commencing April 15, 2001, an annual accountants' report. This annual accountants' report will state that the firm has performed the procedures in connection with the servicer's compliance with the servicing obligations under the servicing agreement, identifying the results of these procedures and including any exceptions noted. The annual accountants' report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     The servicing agreement will also provide for delivery to Transition Bond Company, the indenture trustee and each applicable rating agency, on or before April 15 of each year, commencing April 15, 2001, a certificate signed by an officer of the servicer. This certificate will state that the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The servicer has agreed to give Transition Bond Company, each applicable rating agency, and the indenture trustee notice of any default under the servicing agreement.

MATTERS REGARDING TXU ELECTRIC AS SERVICER

     Under the servicing agreement, any person:

     o into which the servicer may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of the servicer,

     o which results from the division of the servicer into two or more entities and which succeeds to all or substantially all of the electric distribution business of the servicer,

     o which may result from any merger or consolidation to which the servicer shall be a party and which succeeds to all or substantially all of the electric distribution business of the servicer,

     o which may succeed to the properties and assets of the servicer substantially as a whole and which succeeds to all or substantially all of the electric distribution business of the servicer, or

     o which may otherwise succeed to all or substantially all of the electric distribution business of the servicer,

will be the successor of the servicer under the servicing agreement. The servicing agreement further requires that:

     o the successor to TXU Electric must execute an agreement of assumption to perform every obligation of TXU Electric under the servicing agreement;


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     o    immediately after giving effect to the transaction referred to in this paragraph, no representation or warranty made by the servicer in the servicing agreement will have been breached and no default under the servicing agreement, and no event which, after notice or lapse of time, or both, would become a default under the servicing agreement will have occurred and be continuing;

     o officers' certificates and opinions of counsel will have been delivered to Transition Bond Company, the indenture trustee, and the applicable rating agencies; and

     o prior written notice will have been received by the applicable rating agencies.

     The servicing agreement provides that, subject to the foregoing provisions, TXU Electric may not resign from the obligations and duties imposed on it as servicer. However, TXU Electric may resign as servicer upon a determination, communicated to Transition Bond Company, the indenture trustee and each applicable rating agency and evidenced by an opinion of counsel, that the performance of TXU Electric's duties under the servicing agreement are no longer permissible under applicable law. This resignation will not become effective until a successor servicer has assumed the servicing obligations and duties of TXU Electric under the servicing agreement.

     Except as expressly provided in the servicing agreement, the servicer will not be liable to Transition Bond Company for any action taken or for refraining from taking any action pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the servicing agreement.

EVENTS CONSTITUTING A DEFAULT BY TXU ELECTRIC IN ITS ROLE AS SERVICER

     Defaults under the servicing agreement will include, among other things:

     o any failure by the servicer to deliver to the indenture trustee, on behalf of Transition Bond Company, any required remittance, which failure continues unremedied for a period of five business days after written notice of that failure is received by the servicer from Transition Bond Company or the indenture trustee;

     o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the servicing agreement or any other Basic Document to which it is a party, which failure

     o    materially and adversely affects transition property, and

     o continues unremedied for 60 days after notice of this failure has been given to the servicer, by Transition Bond Company or the indenture trustee or after discovery of this failure by an officer of the servicer, as the case may be;

     o any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the holders of transition bonds or


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          Transition Bond Company and which continues unremedied for 60 days after notice of this failure has been given to the servicer by Transition Bond Company or the indenture trustee or after discovery of this failure by an officer of the servicer, as the case may be; or

     o an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations as specified in the servicing agreement.

     The indenture trustee with the consent of the holders of the majority of the outstanding principal amount of the transition bonds of all series may waive any default by the servicer, except a default in making any required remittances to the indenture trustee.

THE INDENTURE TRUSTEE'S RIGHTS IF THE SERVICER DEFAULTS IN ITS ROLE AS SERVICER

     As long as a default under the servicing agreement remains unremedied, the indenture trustee, with the consent of the holders of a majority of the outstanding principal amount of the transition bonds of all series, may terminate all the rights and obligations of the servicer under the servicing agreement. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. Under the servicing agreement, the indenture trustee, with the consent of the holders of a majority of the outstanding principal amount of the transition bonds of all series, may appoint a successor servicer which will succeed to all the rights and duties of the servicer under the servicing agreement.

     Upon a default under the servicing agreement based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws in effect in any jurisdiction within the United States, the indenture trustee and Transition Bond Company may be prevented from effecting a transfer of servicing. See "Risk Factors--The Risks Associated With Potential Bankruptcy Proceedings" and "How a Bankruptcy May Affect Your Investment" in this prospectus. Upon a default under the servicing agreement because of a failure to make required remittances, Transition Bond Company or the indenture trustee will have the right to apply to the PUC for sequestration and payment of revenues arising from the transition property.

THE OBLIGATIONS OF A SERVICER THAT SUCCEEDS TXU ELECTRIC

     Pursuant to the provisions of the servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the servicing agreement will require the servicer on an ongoing basis to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement. A successor servicer may not resign unless it is prohibited from serving by law.


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                                  THE INDENTURE

     The following summary describes the material terms of the indenture pursuant to which transition bonds will be issued. The indenture, including the form of supplement thereto, has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and is qualified by reference to the provisions of the indenture.

THE SECURITY FOR PAYMENT OF THE TRANSITION BONDS

     To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds pursuant to the indenture, Transition Bond Company will grant to the indenture trustee for the benefit of the holders of transition bonds a security interest in all of Transition Bond Company's right, title and interest whether now owned or hereafter acquired in, to and under the following Collateral:

     o the transition property acquired by Transition Bond Company from TXU Electric from time to time pursuant to the sale agreement and all proceeds thereof;

     o    the sale agreement;

     o all bills of sale delivered by TXU Electric pursuant to the sale agreement;

     o    the servicing agreement;

     o the collection account and all amounts on deposit therein from time to time, subject to the rights of specific series to certain amounts on deposit in the collection account;

     o all other property of whatever kind owned from time to time by Transition Bond Company other than any cash released to Transition Bond Company by the indenture trustee pursuant to the indenture;

     o all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

     o all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing,

provided that cash or other property released to Transition Bond Company from the collection account in accordance with the provisions of the indenture will not be subject to the lien of the indenture. (ss.8.03) See "--How Funds in the General Subaccount Will Be Allocated."

TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR CLASSES

     Transition bonds may be issued under the indenture in an unlimited amount from time to time to finance the purchase by Transition Bond Company of transition property. Any series of transition bonds may include one or more classes that differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be

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identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. Additional transition bonds of any series or class may be issued from time to time after the initial issuance of transition bonds of that series or class. The particular terms of the transition bonds of any series and, if applicable, classes thereof, will be set forth in one or more supplements to the indenture relating to that series. (ss.2.03) The terms of a series and any classes thereof will not be subject to consent of the holders of transition bonds of any previously issued series. (ss.9.01(a)) See "Risk Factors--Other Risks Associated With an
Investment in the Transition Bonds," and "The Transition Bonds" in this prospectus.

     Under the indenture, the indenture trustee will authenticate and deliver additional transition bonds only upon receipt by the indenture trustee of, among other things, a certificate of Transition Bond Company that no default has occurred and is continuing, an opinion of counsel to Transition Bond Company and evidence of satisfaction of the Rating Agency Condition. (ss.2.10(5), (6) and (8))

     Opinion of Independent Certified Public Accountants Required for Each Issuance of Transition Bonds. In addition, in connection with the issuance of additional transition bonds, the indenture trustee must receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the assumptions used in calculating the initial transition charges with respect to the transition property sold pursuant to the sale agreement or, if applicable, the most recent revised transition charges with respect to that transition property. The certificate will state to the effect that, after giving effect to the issuance of the additional transition bonds and the application of the proceeds therefrom, the transition charges will be sufficient, in their estimation, to:

     o    pay all fees, costs and charges associated with the transition bonds,

     o    pay interest on each series of transition bonds when due,

     o pay principal of each series of transition bonds in accordance with the Expected Amortization Schedule therefor, and

     o fund each overcollateralization subaccount to the Scheduled Overcollateralization Level for the related series and replenish any shortfalls in the capital subaccount for the related series,

as of each payment date[, taking into account any amounts on deposit in the reserve subaccount for each series]. (ss.2.10(7))

THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS

     Under the indenture, Transition Bond Company will establish the collection account with the indenture trustee or another Eligible Institution (as defined below). (ss.8.02(a)) Funds received from collections of the transition charges will be deposited into the collection account. The collection account will be divided into the following subaccounts, which need not be separate bank accounts:

     o    the general subaccount;


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     o    a series subaccount for each series;

     o    an overcollateralization subaccount for each series;

     o    a capital subaccount for each series;

     o    a reserve subaccount for each series

     o    the retail electric provider security deposit subaccount; and

     o    if required by the indenture, one or more defeasance subaccounts.

All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include all of the subaccounts contained therein. All monies deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in Eligible Investments (as defined below) with these monies, will be held by the indenture trustee in the collection account as part of the Collateral. (ss.8.02(a))

     The Definition of Eligible Institution. Eligible Institution means:

     o the corporate trust department of the indenture trustee, so long as any of the securities of the indenture trustee have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade; or

     o a depository institution organized under the laws of the United States or any state or any domestic branch of a foreign bank: o which has either:

     o a long-term unsecured debt rating of "AAA" by S&P, "AAA" by Fitch IBCA and "A1" by Moody's; or

     o a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the applicable rating agencies; and

     o    whose deposits are insured by the Federal Deposit Insurance
          Corporation.

     Appropriate Investments for Funds in the Collection Account. So long as no default or event of default under the indenture has occurred and is continuing, all or a portion of the funds in the collection account shall be invested in any of the following, each of which is referred to as an "Eligible Investment":
(ss.8.02(b))

     o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

     o demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States or any state, or any domestic branch of a foreign


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          bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than that depository institution or trust company, shall have a credit rating from each of the applicable rating agencies in the highest investment category granted thereby;

     o commercial paper or other short-term obligations of any corporation organized under the laws of the United States, other than TXU Electric, whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the applicable rating agencies are in the highest investment category granted thereby;

     o investments in money market funds having a rating from each of the applicable rating agencies in the highest investment category granted thereby, including funds for which the indenture trustee or any of its affiliates acts as investment manager or advisor;

     o bankers' acceptances issued by any depository institution or trust company referred to in the second bullet point above;

     o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company, acting as principal, described in the second bullet point above;

     o repurchase obligations with respect to any security or whole loan entered into with:

          o a depository institution or trust company, acting as principal, described in the second bullet point above, except that the rating referred to in the proviso in the second bullet point above shall be A-1+ or higher in the case of S&P,

          o a broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934, the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1+ by S&P at the time of entering into this repurchase obligation, or

          o an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1+ by S&P at the time of purchase; or

     o any other investment permitted by each of the applicable rating agencies;

     provided, that unless otherwise permitted by the applicable rating agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at that institution shall be

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     reinvested in Eligible Investments at a successor Eligible Institution within 10 days.

     These Eligible Investments may not:

     o unless otherwise provided in the prospectus supplement, mature later than the business day prior to the next payment date; or

     o be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

     No funds in the defeasance subaccount for any series of transition bonds shall be invested in Eligible Investments or otherwise, other than United States Government Obligations. (ss.8.02(b)) In the case of a defeasance, Transition Bond Company may deposit United States Government Obligations in the defeasance subaccount to fund the defeasance of that series. (ss.4.02(a)) No moneys held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest granted and perfected in the collection account will continue to be perfected in the investment or the proceeds of the sale, in either case without any further action by any person and an opinion of counsel shall be delivered to such effect if requested by the indenture trustee. (ss.8.02(b))

     Remittances to the Collection Account. On each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement, the servicer will remit all of the transition charges that it receives, any amounts paid by TXU Electric or the servicer in respect of indemnification obligations under the sale agreement or the servicing agreement, and any other proceeds of Collateral to the indenture trustee under the indenture for deposit in the collection account. (ss.8.02(c)) See "The Sale Agreement" and "The Servicing Agreement" in this prospectus.

     General Subaccount. Transition charges received and remitted by the servicer, any amounts remitted by TXU Electric or the servicer in respect of indemnification obligations under the sale agreement or the servicing agreement and any proceeds of Collateral received by the servicer, TXU Electric or the indenture trustee will be deposited into the general subaccount. On the business day preceding each payment date, the indenture trustee will allocate amounts in the general subaccount as described under "--How Funds in the General Subaccount Will Be Allocated" below.

     Series Subaccount. Upon the issuance of each series of transition bonds, a series subaccount will be established with respect to that series. (ss.8.02(a)) On each payment date, the indenture trustee will allocate from amounts on deposit in the general subaccount to the series subaccount for each series an amount sufficient to pay, among other items:

     o    interest payable on that series on that payment date;

     o the principal of that series payable as a result of an acceleration following the occurrence and continuance of an event of default under the indenture, on the Final Maturity Date of that series or class, or on a redemption date of that series or class; and

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     o    principal scheduled to be paid on that series on that payment date, excluding amounts provided for in the preceding clause. (ss.8.02(d))

     On the business day preceding each payment date, allocations will be made to each series subaccount as described under "--How Funds in the General Subaccount Will Be Allocated" below. On each payment date, the indenture trustee will withdraw funds from the series subaccount to make payments on the related series of transition bonds. (ss.8.02(d))

     Capital Subaccount. Upon the issuance of each series of transition bonds, a capital subaccount will be established for that series and TXU Electric will make a capital contribution to Transition Bond Company in an amount equal to the Required Capital Amount for that series. TXU Electric will not use proceeds from the sale of transition property to fund this capital contribution. Transition Bond Company will pay this amount to the indenture trustee for deposit into the capital subaccount for that series, which will be invested in Eligible Investments. (ss.8.02(a)) On each payment date for a series of transition bonds, the indenture trustee will draw on amounts in the capital subaccount for that series to the extent that, after the allocation of funds in accordance with clauses 1 through 9 in "--How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the general subaccount, the related series subaccount, the related reserve subaccount and the related overcollateralization subaccount are insufficient to make scheduled payments on the transition bonds of that series and to pay expenses of Transition Bond Company, the indenture trustee and the servicer and other fees, costs and charges specified in the indenture that are then due. (ss.8.02(d)) [If any series of transition bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount for that series will be released to Transition Bond Company, free of the lien of the indenture; provided, that, amounts on deposit in that capital subaccount will first be used to replenish shortfalls in the capital subaccount for each remaining series, pro rata, based on the annual revenue requirements for that series]. (ss.8.03(d))

     Retail Electric Provider Security Deposit Subaccount. Each retail electric provider will deposit a cash amount, or other collateral meeting applicable rating agency requirements, equal to two months maximum estimated collections of transition charges, as specified by the servicer, to secure its obligations to remit transition charge collections to the servicer. In the event of a default in the remittance of transition charges by the retail electric provider to the servicer, the servicer will notify the indenture trustee of that default and direct the indenture trustee to collect those transition charges from the amount of that deposit or security and deposit that amount in the general subaccount.

     Overcollateralization Subaccount. Upon the issuance of each series of transition bonds, an overcollateralization subaccount will be established for that series. To the extent funds are available as described in "--How Funds in the General Subaccount Will Be Allocated" below, the indenture trustee will allocate them to the overcollateralization subaccount for a series of transition bonds on each payment date for that series. Each prospectus supplement will specify the Scheduled Overcollateralization Level on each payment date for the overcollateralization subaccount for the related series of transition bonds. The Overcollateralization Amount will be funded over the life of the transition bonds for each series as specified in one or more prospectus supplements, and in aggregate will equal the amount stated in the prospectus supplement or prospectus supplements relating to transition bonds of that series, which is referred to as the Overcollateralization Amount. (ss.3.19) The failure to have sufficient funds available to fund the Overcollateralization Amount will not be a default under the indenture.


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     Amounts in each overcollateralization subaccount will be invested in
Eligible Investments. (ss.8.02(a)) On each payment date for a series of transition bonds, the indenture trustee will draw on amounts in the overcollateralization subaccount for that series to the extent that, after allocation of funds in accordance with clauses 1 through 9 in "--How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the general subaccount, the related series subaccount and the related reserve subaccount are insufficient to make scheduled payments on the transition bonds of that series and to pay expenses of Transition Bond Company, the indenture trustee and the servicer and other fees, costs and charges specified in the indenture that are then due. (ss.8.03(d)) [If any series of transition bonds has been retired as of any payment date, the amounts on deposit in the overcollateralization subaccount for that series will be released to Transition Bond Company, free of the lien of the indenture; provided, that, amounts on deposit in that overcollateralization subaccount will first be used to replenish shortfalls in the following subaccounts in the following order of priority:

     1. shortfalls in the capital subaccount for each remaining series, pro rata, based on the annual revenue requirements for that series, and

     2. shortfalls in the overcollateralization subaccount for each remaining series, pro rata, based on the annual revenue requirements for that series.] (ss.8.03(d))

     Reserve Subaccount. Upon the issuance of each series of transition bonds, a reserve subaccount will be established for that series. Funds available on any payment date that are not required to be allocated pursuant to clauses 1 through 11 in "--How Funds in the General Subaccount Will Be Allocated" below will be allocated to the reserve subaccount for each series on a pro rata basis, based on the annual revenue requirements for that series.

     Amounts in each reserve subaccount will be invested in Eligible Investments. (ss.8.02(a)) On each payment date with respect to a series of transition bonds, the indenture trustee will draw on amounts in the reserve subaccount for that series, if any, to the extent that, after the allocation of funds in accordance with clauses 1 through 11 in "--How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the general subaccount and the series subaccount for that series are insufficient to make scheduled payments on the transition bonds of that series and pay expenses of Transition Bond Company, the indenture trustee and the servicer and other fees, costs and charges specified in the indenture.

     Defeasance Subaccount. If funds are to be remitted to the indenture trustee in connection with the exercise by Transition Bond Company of its option to defease a series of transition bonds, Transition Bond Company will establish a defeasance subaccount for each series to be defeased. If this occurs, funds set aside for future payment of the transition bonds will be deposited into the defeasance subaccount. (ss.4.02(a)) All amounts in a defeasance subaccount will be applied by the indenture trustee to the payment to the holders of the particular transition bonds for the payment or redemption of which these amounts were deposited with the indenture trustee. These amounts will include, among any other amounts, all sums due and to become due for principal, premium, if any, and interest. These amounts will be applied in accordance with the provisions of the transition bonds and the indenture. (ss.4.03) See "--Transition Bond Company's Legal Defeasance and Covenant Defeasance Options" below.

HOW FUNDS IN THE GENERAL SUBACCOUNT WILL BE ALLOCATED

     Amounts remitted from the servicer to the indenture trustee, including any amounts remitted by TXU Electric or the servicer in respect of indemnification obligations under the sale agreement or the servicing agreement, any proceeds of Collateral received by the servicer, the Issuer or the indenture trustee, and all investment earnings on the subaccounts (other than the capital subaccounts and the retail electric provider security deposit subaccount) of the collection account will be deposited into the general subaccount. On the business day

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preceding each payment date, the indenture trustee will allocate all amounts on deposit in the general subaccount in the following priority:

     1. all amounts owed to the indenture trustee, including expenses and amounts remitted by TXU Electric or the servicer in respect of indemnification obligations under the sale agreement or the servicing agreement relating to the indenture trustee, if any, will be paid to the indenture trustee;

     2. all amounts owed to the independent managers will be paid to the independent managers;

     3. the servicing fee payable, and all unpaid servicing fees from prior payment dates will be paid to the servicer;

     4. the administration fee payable under the administration agreement between Transition Bond Company and TXU Electric will be paid to TXU Electric;

     5. all operating expenses of Transition Bond Company, other than expenses listed in clauses 1 through 4 above, up to an aggregate of $100,000 for each payment date for all series, so long as no event of default under the indenture has occurred and is continuing or would be caused by this payment, will be paid to the persons entitled thereto;

     6. an amount equal to interest payable on each series of transition bonds for the payment date will be allocated to the corresponding series subaccount or will be paid to the counterparty on any interest rate swap between Transition Bond Company and that counterparty;

     7. an amount equal to principal of each series or class of transition bonds payable as a result of acceleration following an event of default under the indenture, principal of any series or class of transition bonds payable on the Final Maturity Date for that series or class, or the principal payable with respect to a redemption date will be allocated to the corresponding series subaccount;

     8. an amount equal to principal scheduled to be paid on each series of transition bonds on the next payment date, excluding amounts provided for pursuant to clause 7 above, will be allocated to the corresponding series subaccount;

     9. all remaining unpaid operating expenses of Transition Bond Company will be paid to the persons entitled thereto;

     10. any amount necessary to replenish any shortfalls in any of the capital subaccounts will be allocated to the capital subaccount of each series, on a pro rata basis, based on the annual revenue requirements that series;

     11. an amount necessary to cause the amount in each of the overcollateralization subaccounts to equal the Scheduled Overcollateralization Level for that overcollateralization subaccount for that payment date will be allocated to the overcollateralization

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          subaccount of each series, on a pro rata basis, based on the annual revenue requirements for that series;

     12. release of an amount equal to investment earnings on amounts in each capital subaccount to Transition Bond Company, so long as no event of default has occurred and is continuing;

     13. the balance, if any, will be allocated to the reserve subaccount for each series, on a pro rata basis, based on the annual revenue requirements for that series; and

     14. following repayment of all outstanding series of transition bonds, the balance, if any, will be released to Transition Bond Company free from the lien of the indenture. (ss.8.02(c))

     If, on any payment date for any series, funds in the general subaccount are insufficient to make the payments or transfers contemplated by clauses 1 through 9 of the first paragraph of this subsection, the indenture trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

     1. from the reserve subaccount for that series (which can also be used to make allocations contemplated in clauses 10 and 11 of the first paragraph of this subsection);

     2.   from the overcollateralization subaccount for that series; and

     3.   from the capital subaccount for that series. (ss.8.02(d))

     Each of the reserve subaccounts, the overcollateralization subaccounts and the capital subaccounts will be available to make payments only on the related series of transition bonds, except that if an event of default under the indenture exists, then those subaccounts will be available to make payments on all series of transition bonds. In addition, those subaccounts will be available to make any payment on any series of transition bonds if the failure to make that payment would result in an event of default under the indenture.

     If, on any payment date, available collections of transition charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding transition bonds, amounts available will be allocated among the outstanding series of transition bonds pro rata based on the amount of interest payable on the outstanding series. If on any payment date, remaining collections on the transition property, together with available amounts in the subaccounts, are not sufficient to pay principal legally due on all outstanding series of transition bonds, amounts available will be allocated among the outstanding series pro rata based on the scheduled principal then legally due on the outstanding series. If on any payment date, remaining collections on the transition property, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding series of transition bonds, amounts available will be allocated to each series on a pro rata basis based on the annual revenue requirements for that series. (ss.8.02(d)(vi)-(viii))

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REPORTS TO HOLDERS OF THE TRANSITION BONDS

     With respect to each series of transition bonds, on or prior to each payment date, the indenture trustee will deliver a statement prepared by the indenture trustee to each holder of transition bonds of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the applicable supplement to the indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date, as applicable:

     o the amount paid to holders of transition bonds of that series and the related classes in respect of principal;

     o the amount paid to holders of transition bonds of that series and the related classes in respect of interest;

     o the aggregate outstanding principal balance for that series of transition bonds, after giving effect to payments to be made on that payment date, and the Projected Transition Bond Balance of that series and the related classes as of that payment date;

     o the amount on deposit in the overcollateralization subaccount and the Scheduled Overcollateralization Level, with respect to that series as of that payment date;

     o the amount on deposit in the capital subaccount for that series and the Required Capital Amount for that series as of that payment date; and

     o the amount, if any, on deposit in the reserve subaccount for that series as of that payment date. (ss.6.06)

TRANSITION BOND COMPANY AND THE INDENTURE TRUSTEE MAY MODIFY THE INDENTURE

     Modifications of the Indenture that Do Not Require Consent of the Holders of Transition Bonds. Without the consent of any of the holders of transition bonds but with prior notice to the applicable rating agencies, Transition Bond Company and the indenture trustee may enter into a supplement to the indenture for any of the following purposes:

     o to correct or amplify the description of the Collateral, or to better assure, convey and confirm unto the indenture trustee the Collateral, or to subject to the lien of the indenture additional property;

     o to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to either the ownership of, or the rights and obligations of, Transition Bond Company, including the assumption by any applicable successor of the covenants of Transition Bond Company contained in the indenture and in the transition bonds;

     o to add to the covenants of Transition Bond Company, for the benefit of the holders of transition bonds, or to surrender any right or power therein conferred upon Transition Bond Company;

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     o    to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplement thereto which may be inconsistent with any other provision of the indenture or in any supplement thereto or to make any other provisions with respect to matters or questions arising under the indenture or in any supplement thereto or change in any manner or eliminate any provisions of the indenture, or modify in any manner the rights of the holders of transition bonds under the indenture; provided, however, that:

          o this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any holders of transition bonds, and

          o the Rating Agency Condition shall have been satisfied with respect thereto;

     o to evidence and provide for the acceptance of the appointment under the indenture by a successor indenture trustee with respect to the transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one indenture trustee, pursuant to the requirements specified in the indenture;

     o to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act of 1939; or

     o to set forth the terms of any series that has not theretofore been authorized by a supplement to the indenture, provided that the Rating Agency Condition has been satisfied. (ss.9.01(a))

     Modifications That Require the Approval of the Holders of Transition Bonds. Transition Bond Company and the indenture trustee also may, with prior notice to the applicable rating agencies (with respect to Moody's, Fitch IBCA and Duff & Phelps) and upon satisfaction of the Rating Agency Condition (with respect to S&P) and with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or class to be affected, enter into a supplement to the indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of transition bonds under the indenture. However, this supplement may not, without the consent of the holders of each outstanding Transition Bond of each series or class affected thereby:

     o change the date of payment of any installment of principal of or premium, if any, or interest on any Transition Bond, or reduce the principal amount thereof, the interest rate thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the indenture and the related applicable supplement to the indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change the

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          currency in which, any Transition Bond or the interest thereon is payable;

     o impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment;

     o reduce the percentage of the aggregate amount of the outstanding transition bonds or of a series or class thereof, the consent of the holders of transition bonds of which is required for any supplement to the indenture, or the consent of the holders of transition bonds of which is required for any waiver of compliance with provisions of the indenture or defaults therein and their consequences provided for in the indenture or modify or alter the definition of the term "Outstanding" as it is defined in the indenture;

     o reduce the percentage of the aggregate principal amount of the outstanding transition bonds required to direct the indenture trustee to direct Transition Bond Company to sell, liquidate or preserve the Collateral;

     o modify any provision of the section of the indenture relating to the consent of holders of transition bonds with respect to supplements to the indenture, except to increase any percentage specified therein or to provide that those provisions of the indenture or the Basic Documents specified in that section of the indenture cannot be modified or waived without the consent of the holders of each outstanding Transition Bond affected thereby;

     o modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any Transition Bond on any payment date or change the redemption dates, Expected Amortization Schedules, Final Maturity Dates of any series or class of any transition bonds;

     o decrease the Required Capital Amount with respect to any series, the Overcollateralization Amount or the Scheduled Overcollateralization Level with respect to any series and any payment date;

     o modify or alter the provisions of the indenture regarding the voting of transition bonds held by Transition Bond Company, TXU Electric, an affiliate of either of them or any obligor on the transition bonds;

     o decrease the percentage of the aggregate principal amount of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or any other Basic Documents; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any holder of transition bonds of the security provided by the lien of the indenture. (ss.9.02)

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     Enforcement of the Sale Agreement and the Servicing Agreement. The
indenture provides that Transition Bond Company will take all lawful actions to enforce its rights under the sale agreement and the servicing agreement. The indenture also provides that Transition Bond Company will take all lawful actions to compel or secure the performance and observance by TXU Electric and the servicer of each of their obligations to Transition Bond Company under or in connection with the sale agreement and the servicing agreement. So long as no event of default under the indenture occurs and is continuing, Transition Bond Company may exercise any and all rights, remedies, powers and privileges lawfully available to Transition Bond Company under or in connection with the sale agreement and the servicing agreement. (ss.3.20(a)) The indenture provides that following a default by either TXU Electric or the servicer under the sale agreement or the servicing agreement, Transition Bond Company will take, at its expense, all such lawful action as the indenture trustee may request to compel or secure the performance and observance by TXU Electric or the servicer, as applicable, of each of their obligations to Transition Bond Company under or in connection with the respective agreements or to exercise any and all rights, remedies, powers and privileges lawfully available to Transition Bond Company under or in connection with the respective agreements to the extent and in the manner directed by the indenture trustee. (ss.3.20(f)) However, if Transition Bond Company or the servicer proposes to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting transition charges, Transition Bond Company must notify the indenture trustee and the indenture trustee must notify holders of transition bonds of this proposal. In addition, the indenture trustee's consent is required and the indenture trustee may consent to this proposal only with the consent of the holders of a majority of the aggregate principal amount of the outstanding transition bonds of each series materially and adversely affected thereby and only if the Rating Agency Condition is satisfied. (ss.3.20(e))

     If an event of default under the indenture occurs and is continuing, the indenture trustee may, and, at the direction of the holders of a majority of the aggregate principal amount of the outstanding transition bonds of all series shall, exercise all rights, remedies, powers, privileges and claims of Transition Bond Company against TXU Electric or the servicer under or in connection with the sale agreement and the servicing agreement, and any right of Transition Bond Company to take this action shall be suspended. (ss.3.20(b)) In the event of a foreclosure, there is likely to be a limited market, if any, for the transition property, and, therefore, foreclosure may not be a realistic or practical remedy.

     Modifications to the Sale Agreement and the Servicing Agreement. With the consent of the indenture trustee, the sale agreement and the servicing agreement may be amended, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the holders of transition bonds. (ss.3.20(c)) However, this amendment may not, as evidenced by an opinion of counsel, adversely affect the interest of any holder of transition bonds in any material respect without the consent of the holders of a majority of the aggregate principal amount of the outstanding transition bonds of each series materially and adversely affected thereby. (ss.3.20(d))

     Notification of the Rating Agencies, the Indenture Trustee and the Holders of Transition Bonds of Any Modification. If Transition Bond Company, TXU Electric or the servicer:

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     o    proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

     o waives timely performance or observance by TXU Electric or the servicer under the sale agreement or servicing agreement,

in each case in a way that would materially and adversely affect the interests of holders of transition bonds, Transition Bond Company must first notify the applicable rating agencies of the proposed amendment. Upon receiving notification regarding the Rating Agency Condition, Transition Bond Company must thereafter notify the indenture trustee and the indenture trustee shall notify the holders of transition bonds of the proposed amendment and whether the Rating Agency Condition has been satisfied with respect thereto. The indenture trustee will consent to this proposed amendment, modification, waiver or supplement only with the consent of the holders of a majority of the aggregate principal amount of the outstanding transition bonds of each series or class materially and adversely affected thereby. (ss.3.20(d))

WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS

     An event of default is defined in the indenture as being:

     o a default in the payment of any interest on any transition bond when the same becomes due and payable and the continuation of this default for five business days;

     o a default in the payment of the then unpaid principal of any transition bond of any series on the Final Maturity Date for that series or, if applicable, any class on the Final Maturity Date for that class;

     o a default in the payment of the redemption price for any Transition Bond on the redemption date therefor;

     o a default in the observance or performance of any covenant or agreement of Transition Bond Company made in the indenture, other than those specifically dealt with in the first three bullet points above, or any representation or warranty of Transition Bond Company made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and this default shall continue or not be cured, for a period of 30 days after the earlier of the date:

          o notice of the default is given to Transition Bond Company by the indenture trustee or to Transition Bond Company and the indenture trustee by the holders of at least 25% of the aggregate principal amount of the outstanding transition bonds of any series or class, or

          o    Transition Bond Company has knowledge of the default;

     o the filing of a decree or order for relief by a court having jurisdiction in respect of Transition Bond Company or any substantial part of the Collateral in an involuntary case or proceeding under any

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          applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Transition Bond Company or its property or for any substantial part of the Collateral, or ordering the winding-up or liquidation of Transition Bond Company's affairs, and that decree or order remains unstayed and in effect for a period of 90 consecutive days; or

     o the commencement by Transition Bond Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by Transition Bond Company to the entry of an order for relief in an involuntary case under any such law, or the consent by Transition Bond Company to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Transition Bond Company or for any substantial part of the Collateral, or the making by Transition Bond Company of any assignment for the benefit of creditors, or the failure by Transition Bond Company generally to pay its debts as they become due, or the taking of action by Transition Bond Company in furtherance of any of the foregoing.

If an event of default under the indenture occurs and is continuing, then the indenture trustee or holders of a majority in aggregate principal amount of the outstanding transition bonds of all series may declare the principal of all series of the transition bonds together with the accrued and unpaid interest thereon through the date of acceleration to be immediately due and payable. (ss.5.02) This declaration may be rescinded by the holders of a majority in aggregate principal amount of the outstanding transition bonds of all series prior to the indenture trustee obtaining a judgment or decree for the money due if:

     o Transition Bond Company has paid or deposited with the indenture trustee an amount sufficient to pay

          o all payments of principal of and premium, if any, and interest on all transition bonds of all series and all other amounts that would then be due under the indenture or on the transition bonds if the event of default giving rise to such acceleration had not occurred, and

          o all amounts paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

     o all other events of default under the indenture have been cured or waived.

     When the Indenture Trustee Can Sell the Collateral. If the transition bonds of all series have been declared to be due and payable following an event of default under the indenture, the indenture trustee may, in its discretion, either:

     o    sell the Collateral; or


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     o    elect to maintain possession of the Collateral and continue to apply cash received with respect to the Collateral as if there had been no declaration of acceleration. (ss.5.04(a) and ss.5.05)

However, the indenture trustee is prohibited from selling or otherwise liquidating the Collateral following an event of default under the indenture, other than (i) a default in the payment of any interest on any transition bond when the same becomes due and payable and the continuation of this default for five business days, (ii) a default in the payment of the then unpaid principal of any Transition Bond of any series on the Final Maturity Date for that series or, if applicable, any class on the Final Maturity Date for that class, or (iii) a default in the payment of the redemption price for any Transition Bond on the redemption date therefor, unless:

     o the holders of 100% of the aggregate principal amount of all outstanding series of transition bonds consent thereto;

     o the proceeds of this sale or liquidation are sufficient to pay in full all amounts then due and unpaid upon the transition bonds for principal, premium, if any, and interest; or

     o the indenture trustee determines that the Collateral will not continue to provide sufficient funds to make all payments on the transition bonds of all series as these payments would have become due if the transition bonds had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the aggregate principal amount of the outstanding transition bonds of all series. (ss.5.04)

     Right of the Holders of Transition Bonds to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of all series, or, if less than all series or classes are affected, the affected series or class, will have the right to direct the time, method and place of conducting any judicial or administrative proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee; provided that:

     o this direction does not conflict with any rule of law or with the indenture;

     o except as discussed above, any direction to the indenture trustee to sell or liquidate the Collateral shall be by the holders of 100% of the aggregate principal amount of outstanding transition bonds of all series; and

     o the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with this direction.

However, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of transition bonds of any series if:


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     o    it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request; or

     o it determines that this action might materially and adversely affect the rights of any holder of transition bonds not consenting to this action. (ss.5.11)

     Waiver of Default. The holders of a majority in aggregate principal amount of the outstanding transition bonds of all series may, prior to the acceleration of the maturity of the transition bonds of all series, waive any default or event of default under the indenture and its consequences. However, they may not waive:

     o a default in the payment of principal of or premium, if any, or interest on any of the transition bonds; or

     o a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of each holder of transition bonds of all series and classes affected. (ss.5.12)

     No holder of transition bonds of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the transition property or otherwise enforce the lien in the transition property, pursuant to Section 39.309(f) of the Restructuring Act, with respect to the indenture, unless:

     o the holder previously has given to the indenture trustee written notice of a continuing event of default under the indenture; o the holders of not less than 25% in aggregate principal amount of the outstanding transition bonds of all series have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

     o the holder or holders have offered the indenture trustee security or indemnity reasonably satisfactory to the indenture trustee against the costs, expenses, and liabilities to be incurred in complying with the request;

     o the indenture trustee for 60 days after its receipt of the notice, request and offer has failed to institute the proceeding; and

     o no direction inconsistent with this written request has been given to the indenture trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding transition bonds of all series.

COVENANTS OF TRANSITION BOND COMPANY

     Consolidation, Merger or Sale of Assets. Transition Bond Company will keep in effect its existence, rights and franchises as a limited liability company under Delaware law and will obtain and preserve its qualification to do business in each jurisdiction in which that qualification is or shall be necessary to protect the validity and enforceability of the indenture provided that

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Transition Bond Company may consolidate with or merge into another entity or sell substantially all of its assets to another entity or dissolve if:

     o the entity formed by or surviving the consolidation or merger or to whom substantially all of its assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplement to the indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of Transition Bond Company's obligations under the indenture and the applicable supplement to the indenture;

     o the entity expressly assumes all obligations and succeeds to all rights of Transition Bond Company under the sale agreement and the servicing agreement pursuant to an assignment and assumption agreement executed and delivered to the indenture trustee;

     o no default or event of default under the indenture will have occurred and be continuing immediately after giving effect to the merger, consolidation or sale;

     o the Rating Agency Condition will have been satisfied with respect to this merger, consolidation or sale;

     o Transition Bond Company has received an opinion of counsel to the effect that this merger, consolidation or sale

          o would have no material adverse tax consequence to Transition Bond Company or any holder of transition bonds,

          o complies with the indenture and all conditions precedent therein provided relating to a merger, consolidation or sale, and

          o will result in the indenture trustee maintaining a continuing valid first priority security interest in the Collateral;

     o none of the transition property, any financing order issued to TXU Electric under the Restructuring Act or TXU Electric's, the servicer's or Transition Bond Company's rights under the Restructuring Act or any financing order issued thereunder are impaired thereby; and

     o any action that is necessary to maintain the lien created by the indenture has been taken. (ss.3.04 and ss.3.10)

     Additional Covenants of Transition Bond Company. Transition Bond Company will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien of the indenture and the priority thereof. (ss.3.05) Transition Bond Company will not permit the validity or effectiveness of the indenture to be impaired, the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged, or any person to be released from any covenants or obligations with respect to the transition bonds except as

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expressly permitted by the indenture. (ss.3.08) Transition Bond Company will also not permit any lien, other than the lien of the indenture, to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof.

     Transition Bond Company may not, among other things:

     o except as expressly permitted by the indenture, the sale agreement or the servicing agreement, sell, transfer, exchange or otherwise dispose of any of the Collateral, unless directed to do so by the indenture trustee in accordance with the indenture; or

     o claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code of 1986, or assert any claim against any present or former holder of transition bonds because of the payment of taxes levied or assessed upon Transition Bond Company. (ss.3.08)

     Transition Bond Company may not engage in any business other than purchasing and owning the transition property, issuing transition bonds from time to time, pledging its interest in the Collateral to the indenture trustee under the indenture in order to secure the transition bonds and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto. (ss.3.12)

     Transition Bond Company May Not Engage in Any Other Financial Transactions. Transition Bond Company may not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the transition bonds and except as contemplated by the Basic Documents. (ss.3.13) Also, Transition Bond Company may not make any loan guarantee or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to do so, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. Transition Bond Company may not, except as contemplated by the Basic Documents, make any loan or advance or credit to any person. (ss.3.14) Transition Bond Company will not make any expenditure for capital assets or lease any capital asset other than transition property purchased from TXU Electric pursuant to, and in accordance with, the sale agreement. (ss.3.15) Transition Bond Company may not make any payments, distributions or dividends to any member of Transition Bond Company in respect of its membership interest in Transition Bond Company, except in accordance with the indenture. (ss.3.16)

     The servicer will deliver to the indenture trustee an annual accountant's report, compliance certificates and monthly reports regarding distributions and other statements required by the servicing agreement. See "The Servicing Agreement" in this prospectus.

ACCESS TO THE LIST OF HOLDERS OF THE TRANSITION BONDS

     Any holder of transition bonds who has owned a transition bond for at least six months may, by written request to the indenture trustee, obtain access to the list of all holders of transition bonds maintained by the indenture trustee for the purpose of communicating with other holders of transition bonds with respect to their rights under the indenture or the transition bonds. In

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addition, a group of holders of transition bonds each of whom has owned a transition bond for at least six months may also obtain access to the list of all holders of transition bonds for the same purpose. The indenture trustee may elect not to afford the requesting holders of transition bonds access to the list of holders of transition bonds if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting holders of transition bonds, to all holders of transition bonds. (ss.7.02 & TIA ss.312)

TRANSITION BOND COMPANY MUST FILE AN ANNUAL COMPLIANCE STATEMENT

     Transition Bond Company will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture. (ss.3.09) In addition, Transition Bond Company will furnish to the indenture trustee an opinion of counsel concerning filings made by Transition Bond Company on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement. (ss.7.03)

THE INDENTURE TRUSTEE MUST PROVIDE AN ANNUAL REPORT TO ALL HOLDERS OF TRANSITION BONDS

     If required by the Trust Indenture Act of 1939, the indenture trustee will be required to mail each year to all holders of transition bonds a brief report. This report must state, among other items:

     o the indenture trustee's eligibility and qualification to continue as the indenture trustee under the indenture;

     o any amounts advanced by it under the indenture which remain unpaid on the date of the report;

     o the amount, interest rate and maturity date of specific indebtedness owing by Transition Bond Company to the indenture trustee in the indenture trustee's individual capacity;

     o    the property and funds physically held by the indenture trustee;

     o any additional issue of a series of transition bonds not previously reported, which remain unpaid on the date of the report; and

     o any action taken by it that materially affects the transition bonds of any series and that has not been previously reported. (ss.7.04(o) & TIA ss.313(a))

WHAT WILL TRIGGER SATISFACTION AND DISCHARGE OF THE INDENTURE

     The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the indenture trustee of funds sufficient for the payment in full of all of the transition bonds of that series with the indenture trustee. In addition, Transition Bond Company must deliver to the indenture trustee the officer's certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the transition bonds, and the transition bonds will not be entitled to any amounts on deposit in the collection account other than amounts on deposit

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in the defeasance subaccount for the transition bonds. (ss.4.04(o))

TRANSITION BOND COMPANY'S LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS

     Transition Bond Company may, at any time, terminate:

     o all of its obligations under the indenture with respect to the transition bonds of any series; or

     o its obligations to comply with some of the covenants in the indenture, including all of the covenants described under "--Covenants of Transition Bond Company."

The "legal defeasance option" is the right of Transition Bond Company to terminate at any time its obligations under the indenture with respect to the transition bonds of any series. The "covenant defeasance option" is the right of Transition Bond Company at any time to terminate its obligations to comply with some of the covenants in the indenture. Transition Bond Company may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. (ss.4.01(b)) If Transition Bond Company exercises the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the Expected Final Payment Date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the Expected Final Payment Date or redemption date, as applicable. If Transition Bond Company exercises the covenant defeasance option with respect to any series, the maturity of the transition bonds of that series may not be accelerated because of an event of default under the indenture relating to a default in the observance or performance of any covenant or agreement of Transition Bond Company made in the indenture. (ss.4.01(b))

     Transition Bond Company may exercise the legal defeasance option or the covenant defeasance option with respect to any series of transition bonds only if:

     o Transition Bond Company irrevocably deposits or causes to be deposited in trust with the indenture trustee cash or United States Government Obligations for the payment of principal of and premium, if any, and interest on that series to the Expected Final Payment Date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series;

     o Transition Bond Company delivers to the indenture trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of the principal and interest when due and without reinvestment on the deposited United States Government Obligations plus any cash deposited in the defeasance subaccount without investment will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

     o principal in accordance with the Expected Amortization Schedule therefor, or if that series is to be redeemed, the redemption price on the redemption date therefor, and


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          o    interest when due;

     o in the case of the legal defeasance option, 125 days pass after the deposit is made and during the 125-day period no default under the indenture relating to events of bankruptcy, insolvency, receivership or liquidation of Transition Bond Company occurs and is continuing at the end of the period;

     o no default under the indenture has occurred and is continuing on the day of the deposit and after giving effect thereto; o in the case of the legal defeasance option, Transition Bond Company delivers to the indenture trustee an opinion of counsel stating that:

          o Transition Bond Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

          o since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

          in either case confirming that the holders of transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

     o in the case of the covenant defeasance option, Transition Bond Company delivers to the indenture trustee an opinion of counsel to the effect that the holders of transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

     o Transition Bond Company delivers to the indenture trustee a certificate of an authorized officer of Transition Bond Company and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture. (ss.4.02)

     There will be no other conditions to the exercise by Transition Bond Company of its legal defeasance option or its covenant defeasance option.

THE INDENTURE TRUSTEE

     The Bank of New York will be the indenture trustee under the indenture. The indenture trustee may resign at any time upon 30 days notice by so notifying Transition Bond Company The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the indenture trustee by so notifying Transition Bond Company and the indenture trustee and may appoint a successor indenture trustee. Transition Bond Company will remove the

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indenture trustee if: (a) the indenture trustee ceases to be eligible to continue in this capacity under the indenture; (b) the indenture trustee is adjudged a bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee resigns or is removed or if a vacancy exists in the office of indenture trustee for any reason, Transition Bond Company shall promptly appoint a successor indenture trustee eligible under the indenture. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor indenture trustee. (ss.6.08) The indenture trustee shall at all times satisfy the requirements of the Trust Indenture Act of 1939 and, at the time of its appointment, have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's and "BBB-" or better by Fitch IBCA. (ss.6.11) If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to another corporation or banking association, the resulting, surviving or transferee corporation banking association shall, without any further action, be the successor indenture trustee. Transition Bond Company and its affiliates may, from time to time, maintain various banking and trust relationships with The Bank of New York.

                   HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

     Challenge to True Sale Treatment. TXU Electric will represent and warrant in the sale agreement that the transfer of transition property in accordance with the sale agreement constitutes a valid sale and assignment by TXU Electric to Transition Bond Company of the transition property. It is a condition of closing for the sale of transition property pursuant to the sale agreement that TXU Electric will take the appropriate actions under the Restructuring Act, including filing notice with Secretary of State of Texas, to perfect this transfer. The Restructuring Act provides that a transfer of transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as a true sale, and not as a pledge or other financing, of the relevant transition property. TXU Electric and Transition Bond Company will treat the transactions as a sale under applicable law, but will treat the transition bonds as debt of TXU Electric for financial accounting and federal and state income tax purposes. See "The Restructuring Act--TXU Electric and Other Utilities May Securitize Stranded Costs and Regulatory Assets" in this prospectus. In the event of a bankruptcy of a party to the sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of transition property to Transition Bond Company pursuant to the sale agreement was a financing transaction and not a "true sale" under applicable creditors' rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of TXU Electric or another party to the sale agreement and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

     The Restructuring Act provides that the creation, granting, perfection and enforcement of liens and security interests in transition property are governed by the Restructuring Act and not by the Texas Business & Commerce Code. Under the Restructuring Act, a valid and enforceable lien and security interest in transition property may be created only by a financing order issued under the

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Restructuring Act and the execution and delivery of a security agreement with a holder of transition bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the transition bonds. Upon perfection through the filing of notice with the Secretary of State of Texas pursuant to rules established by the Secretary of State of Texas, the security interest shall be a continuously perfected lien and security interest in the transition property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If this notice is filed within ten days after value is received for the transition bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a TXU Electric bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or Transition Bond Company fails to otherwise perfect its interest in the transition property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, Transition Bond Company would be an unsecured creditor of TXU Electric.

     Consolidation of Transition Bond Company and TXU Electric. If TXU Electric becomes a debtor in a bankruptcy case, a party in interest may attempt to substantively consolidate the assets and liabilities of Transition Bond Company and TXU Electric. TXU Electric and Transition Bond Company have taken steps to attempt to minimize this risk. See "TXU Transition Bond Company LLC" in this prospectus. However, no assurance can be given that if TXU Electric becomes a debtor in a bankruptcy case, a court would not order that the assets and liabilities of Transition Bond Company be consolidated with those of TXU Electric.

     Estimation of Claims; Challenge to Indemnity Claims. If TXU Electric were to become a debtor in a bankruptcy case, claims, including indemnity claims, by Transition Bond Company against TXU Electric under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the Bankruptcy Court estimate any contingent claims of Transition Bond Company against TXU Electric. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If TXU Electric were to become a debtor in a bankruptcy case and the indemnity provisions of the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, Transition Bond Company would be left with a claim for actual damages against TXU Electric based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

     No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving TXU Electric.

     Status of Transition Property as Current Property. TXU Electric has represented in the sale agreement, and the Restructuring Act provides, that the transition property sold pursuant to the sale agreement constitutes a current property right. Nevertheless, no assurance can be given that, in the event of a bankruptcy of TXU Electric, a party in interest in the bankruptcy would not

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attempt to take the position that transition property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the holders of transition bonds would attach to transition charges in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined that that transition property had not been sold to Transition Bond Company, and the security interest in favor of the holders of transition bonds did not attach to transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then Transition Bond Company would be an unsecured creditor of TXU Electric. If so, there would be delays and/or reductions in payments on the transition bonds. Whether or not a court determined that transition property had been sold to Transition Bond Company pursuant to the sale agreement, no assurances can be given that a court would not rule that the rights to collect any transition charges relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to Transition Bond Company or the indenture trustee.

     In addition, in the event of a bankruptcy of TXU Electric, a party in interest in the bankruptcy could assert that Transition Bond Company should pay a portion of TXU Electric's costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the transition charge receipts used to make payments on the transition bonds.

     Regardless of whether TXU Electric is the debtor in a bankruptcy case, if a court were to accept the argument that transition property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of TXU Electric arising before that transition property came into existence could have priority over Transition Bond Company's interest in that transition property. Adjustments to the transition charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

     Enforcement of Rights by Indenture Trustee. Upon an event of default under the indenture, the Restructuring Act permits the indenture trustee to enforce the security interest in the transition property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request the PUC to order the sequestration and payment to holders of transition bonds of all revenues arising from the transition charges. There can be no assurance, however, that the PUC would issue this order after a TXU Electric bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the PUC. In that event, the indenture trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the PUC, and an order requiring an accounting and segregation of the revenues arising from the transition property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

     Bankruptcy of Servicer. The servicer is entitled to commingle the transition charges that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement. The Restructuring Act provides that the relative priority of a lien created under the Restructuring Act is not defeated or adversely affected by the commingling of transition charges arising with respect

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to the transition property with funds of the electric utility. However, in the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that transition charges commingled by the servicer with its own funds and held by the servicer as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer's bankruptcy estate, rather than property of Transition Bond Company. If the court so rules, then the court would likely rule that the indenture trustee has only a general unsecured claim against the servicer for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of bankruptcy.

     However the court rules on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the servicer could delay the indenture trustee from receiving the commingled transition charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled transition charges are property of Transition Bond Company or of the servicer, including resolution of any tracing of proceeds issues.

     The servicing agreement provides that the indenture trustee, as assignee of Transition Bond Company, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the Rating Agency Condition. The servicing agreement also provides that the indenture trustee, together with the other persons specified therein, may petition the PUC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that TXU Electric as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

     Bankruptcy of a Retail Electric Provider. A retail electric provider is not required to segregate the transition charges it collects from its general funds. The Restructuring Act provides that our rights to the transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize Transition Bond Company's right to receive the collected transition charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy. If so, the collected transition charges held by a retail electric provider as of the date of bankruptcy would not be available to Transition Bond Company to pay amounts owing on the transition bonds. In this case, Transition Bond Company would have only a general unsecured claim against that retail electric provider for those amounts.

     Affiliated Retail Electric Providers. Retail electric providers, including those affiliated with TXU Electric, will be required to remit to the servicer a fixed portion of billed transition charges except for a reasonable allowance for expected losses. As incentive collection agent compensation, a retail electric provider may retain collections from end-use customers in excess of the specified percentage remitted but is not reimbursed for collections below the specified percentage. The specified percentage will be adjusted on an annual

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basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all retail electric providers.

     In the event of a bankruptcy of TXU Electric, a party in interest in bankruptcy could attempt to take the position that an affiliated retail electric provider had taken all or some of the risk of transition charge collections. This risk may be increased if the affiliated retail electric provider is also the "provider of last resort." If a court were to adopt this position, there would be an increased possibility that the court would recharacterize the transaction as a financing transaction and not a "true sale" or substantively consolidate the assets and liabilities of Transition Bond Company and TXU Electric.

     Other risks relating to bankruptcy may be found in "Risk Factors--The Risks Associated With Potential Bankruptcy Proceedings."

              MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR
                         THE HOLDERS OF TRANSITION BONDS

GENERAL

     The following is a discussion of the material United States federal income tax consequences of the ownership and disposition of the transition bonds and constitutes the opinion of Thelen Reid & Priest LLP, counsel to TXU Electric and Transition Bond Company, insofar as it relates to matters of law and legal conclusions. This discussion deals only with transition bonds held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not discuss all of the tax consequences that may be relevant to a holder of transition bonds in light of the holder's particular circumstances, or to holders subject to special rules, such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, individual retirement and tax deferred accounts, persons who engage in a straddle or a hedge or a conversion transaction relating to transition bonds, or persons whose "functional currency" is not the United States dollar. In addition, this discussion does not address the tax consequences to holders that purchase transition bonds other than pursuant to their initial issuance and distribution, and at their original issue price. This discussion is based upon the Code, existing and proposed United States Treasury regulations promulgated thereunder, and applicable judicial and administrative determinations now in effect, all of which are subject to change, which may be retroactively applied in a manner that could adversely affect holders.

     Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any state, local or other tax laws.

     As used herein, the term "United States Person" means: (1) an individual citizen or resident of the United States; (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or
(4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the

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trust. As used herein, the term "United States Holder" means any beneficial owner of a transition bond that for United States federal tax purposes is a United States Person. As used herein, the term "Non-United States Holder" means any beneficial owner of a transition bond other than a United States Holder.

TREATMENT OF THE TRANSITION BONDS

     TXU Electric has received a private letter ruling from the Internal Revenue Service (the "IRS") holding that the transition bonds are obligations of TXU Electric for United States federal income tax purposes. The transition bonds will be treated as debt by TXU Electric for United States federal income tax purposes, and payments of interest on the transition bonds will be taxable as described below.

TREATMENT OF TRANSITION BOND COMPANY

     Transition Bond Company will be treated as a division of TXU Electric for United States federal income tax purposes and not as an association taxable as a corporation. As a result, Transition Bond Company will not be subject to United States federal income tax as an entity separate from TXU Electric, and the transition bonds will be treated as indebtedness of TXU Electric for United States federal income tax purposes.

TAXATION OF UNITED STATES HOLDERS

Interest

     Stated interest on the transition bonds will be taxable to United States Holders as ordinary income at the time it is paid or accrued, in accordance with their method of accounting.

     Sale, Exchange or Redemption of Transition Bonds

     Upon the sale, exchange, redemption or other taxable disposition of transition bonds, a United States Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (2) the United States Holder's adjusted basis in the transition bonds. A United States Holder's adjusted basis in the transition bonds will generally equal its cost, reduced by any payments of principal on the transition bonds. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the transition bonds have been held for more than one year at the time of the sale, exchange, redemption or other taxable disposition. Long-term capital gains of non-corporate taxpayers are generally subject to a lower rate of taxation than ordinary income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to offset capital gains and $3,000 of other income.

     Information Reporting and Backup Withholding

     In general, information reporting will apply to certain payments of (1) principal and interest and (2) the proceeds from the sale of the transition bonds, made to United States Holders other than certain exempt recipients (such as corporations). Moreover, a 31% backup withholding tax will apply to those

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payments if the United States Holder: (1) fails to provide a taxpayer identification number (a "TIN"); (2) furnishes an incorrect TIN; (3) is notified by the IRS that it has failed to properly report payments of interest and dividends; or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against that United States Holder's United States federal income tax liability provided the required information is furnished to the IRS.

TAXATION OF NON-UNITED STATES HOLDERS

     Interest

     Subject to the discussion below concerning backup withholding, a Non-United States Holder generally will not be subject to withholding of United States federal income tax on interest it receives on a transition bond unless the Non-United States Holder: (1) is a controlled foreign corporation (a "CFC"), as defined in the Code, that is related to TXU Electric through stock ownership; or
(2) actually or constructively owns 10% or more of the total combined voting power of all classes of stock of TXU Electric entitled to vote. To qualify for the exemption from United States federal income taxation, the last United States Person in the chain of payment prior to payment to a Non-United States Holder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that: (1) is signed by the Non-United States Holder under penalties of perjury; (2) certifies that the Non-United States Holder is not a United States Person; and (3) provides the name and address of the Non-United States Holder. The statement may be made on a Form W-8 "Certificate of Foreign Status" or on a substantially similar form. If a transition bond is held by a Non-United States Holder through a securities clearing organization or certain other financial institutions, that organization or institution may certify to the Withholding Agent that such a statement has been received by it from the Non-United States Holder and furnish to the Withholding Agent a copy thereof. Certain modifications in certification procedures will apply for payments made after December 31, 2000.

     Even if none of the above requirements are satisfied, the Withholding Agent will not withhold United States federal income tax on interest paid to a Non-United States Holder if it receives IRS Form 4224 "Exemption From Withholding of Taxation on Income Effectively Connected With the Conduct of a Trade or Business in the United States" (or, after December 31, 2000, a Form W-8) from that Non-United States Holder, establishing that the interest income is effectively connected with the conduct of a trade or business in the United States, unless the Withholding Agent has knowledge to the contrary. Interest paid to a Non-United States Holder that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at graduated rates that are applicable to United States Persons. In the case of a Non-United States Holder that is a corporation, the effectively connected income may also be subject to the United States branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.


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     Sale, Exchange or Redemption of Transition Bonds

     Generally, any gain realized by a Non-United States Holder upon the sale, exchange, redemption or other taxable disposition of transition bonds will not be subject to United States federal income tax, unless: (1) the gain is effectively connected with a trade or business of the Non-United States Holder in the United States; or (2) in the case of a Non-United States Holder who is an individual, that Non-United States Holder is present in the United States for 183 days or more during the taxable year in which that sale, exchange, redemption or other taxable disposition occurs. Certain exceptions may be applicable, and an individual Non-United States Holder should consult his or her own tax advisor regarding the application of these rules to his or her specific situation.

     Gain derived by a Non-United States Holder from the sale, exchange, redemption or other taxable disposition of a transition bond that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at the graduated rates that are applicable to United States Persons. In the case of a Non-United States Holder that is a corporation, the effectively connected income may also be subject to the United States branch profits tax. If any individual Non-United States Holder falls under clause (2) above, the holder will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by United States source capital losses recognized within the same taxable year as the sale, exchange, redemption or other taxable disposition.

     Information Reporting and Backup Withholding

     No information reporting or backup withholding will be required with respect to payments made by the Withholding Agent to Non-United States Holders if a statement described under "Taxation of Non-United States Holders--Interest" has been received and the payor does not have actual knowledge that the beneficial owner of the transition bond is a United States Person.

     Information reporting and backup withholding will not apply to payments of interest on transition bonds made to or collected by a custodian, nominee, or agent on behalf of the beneficial owner of those transition bonds if the custodian, nominee, or agent has documentary evidence in its records that the beneficial owner is not a United States Person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     The payment of the proceeds from the sale of transition bonds to or through the United States office of a broker will be subject to information reporting and backup withholding unless the holder of the transition bond certifies, under penalties of perjury, that it is not a United States Person or otherwise establishes an exemption. The payment of the proceeds from the sale of transition bonds to or through the foreign office of a broker generally will not be subject to backup withholding. However, in the case of the payment of the proceeds from the sale of transition bonds made through the foreign office of a broker that is: (1) a United States Person; (2) a CFC; (3) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three year period; or (4) with respect to payments made after December 31, 2000, a foreign partnership with certain connections to the United States, that payment will be subject to information

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reporting unless the broker has in its records documentary evidence that the holder of the transition bond is not a United States Person and certain other conditions are met, or the holder otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States Person.

     For payments made after December 31, 2000, with respect to transition bonds held by a foreign partnership, regulations require that the certification described under "Taxation of Non-United States Holders--Interest" above be provided by the partners, rather than by the foreign partnership, and that the partnership provide certain information, including a TIN. A look-through rule will apply in the case of tiered partnerships.

     Non-United States Holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the Non-United States Holder's United States federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Before making an investment in the transition bonds, a benefit plan investor, including an individual retirement account investor, subject to ERISA and/or the prohibited transaction provisions of the Code, or similar restrictions (a "Benefit Plan") should review the following summary of issues that should be considered by Benefit Plans.

     THIS SUMMARY IS BASED ON THE PROVISIONS OF ERISA AND THE CODE (AND THE RELATED REGULATIONS AND ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS) AS OF THE DATE HEREOF. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE, AND NO ASSURANCE CAN BE GIVEN THAT FUTURE LEGISLATION, COURT DECISIONS, ADMINISTRATIVE REGULATIONS, RULINGS OR ADMINISTRATIVE PRONOUNCEMENTS WILL NOT SIGNIFICANTLY MODIFY THE REQUIREMENTS SUMMARIZED HEREIN. ANY SUCH CHANGES MAY BE RETROACTIVE AND MAY THEREBY APPLY TO TRANSACTIONS ENTERED INTO PRIOR TO THE DATE OF THEIR ENACTMENT OR RELEASE.

     In contemplating an investment of a portion of a Benefit Plan in transition bonds, the fiduciary of the Benefit Plan who is responsible for making that investment should carefully consider, taking into account the facts and circumstances of the Benefit Plan, whether that investment is consistent with the fiduciary responsibility requirements of ERISA, including, but not limited to, whether: (i) that investment is consistent with the prudence and diversification requirements of ERISA; (ii) the fiduciary has authority to make that investment under the appropriate governing instrument, Title I of ERISA and other governing law; (iii) that investment is consistent with the fiduciary duty of loyalty and is made solely in the interest of the participants in and beneficiaries of the Benefit Plan; (iv) the acquisition and holding of a transition bond does not result in a non-exempt "prohibited transaction" under
Section 406 of ERISA or Section 4975 of the Code; and (v) that investment does not violate ERISA's prohibition on improper delegation of control over or responsibility for "plan assets."


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PLAN ASSET ISSUES

     In contemplating an investment in the transition bonds, fiduciaries of Benefit Plans should also carefully consider the definition of the term "plan assets" in Regulations Section 2510.3-101 promulgated by the United States Department of Labor ("DOL") (the "Plan Asset Regulations"). Under the Plan Asset Regulations, if a Plan invests in an "equity interest" in a corporation, partnership, trust or another specified entity, the underlying assets and properties of the entity may be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan. According to the Plan Asset Regulations, an interest is not an "equity interest" if it is treated as an indebtedness under applicable local law and has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as equity interests for purposes of the Plan Asset Regulations. Accordingly, the assets of the Borrower should not be treated as the assets of Plans investing in the transition bonds.

     If the transition bonds are considered "equity interests," the assets of Transition Bond Company might be deemed to be "plan assets," and a portion of those assets would be attributable to each of the Benefit Plans that have purchased transition bonds. In this event, with respect to those Benefit Plans subject to Title I of ERISA that have purchased transition bonds, the prudence, diversification, exclusive benefit and other requirements of ERISA generally applicable to investments by those Benefit Plans would extend to the assets of Transition Bond Company.

PROHIBITED TRANSACTIONS

     In addition, ERISA and the Code generally prohibit certain transactions involving the assets of a Benefit Plan and persons who have certain specified relationships to the Benefit Plan ("parties in interest" as defined in ERISA or "disqualified persons" as defined in the Code (collectively, "Parties in Interest")). If the assets of Transition Bond Company should be deemed to be "plan assets," transition charges received by the servicer would be deemed, for purposes of the prohibited transaction rules, to flow indirectly from customers to Benefit Plans that own transition bonds. Thus, if one or more customers were Parties in Interest with respect to a Benefit Plan that owned that class or series of transition bonds, this holding could be deemed to constitute a prohibited transfer of property between a Plan and any Party in Interest with respect to the Plan.

ADDITIONAL PROHIBITED TRANSACTION ISSUES

     Regardless of whether the assets of Transition Bond Company are deemed to be "plan assets," the acquisition of transition bonds by a Benefit Plan could, depending upon the facts and circumstances of that acquisition, be a prohibited transaction under ERISA or the Code if TXU Electric, the underwriters or any of their affiliates, are Parties in Interest with respect to the Benefit Plan. However, such a potential prohibited transaction may be treated as exempt under ERISA and the Code if the transition bonds were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Exemption ("PTE") 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers),

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PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers). If the purchase of transition bonds were to be a non-exempt prohibited transaction, the purchase might have to be rescinded.

     Each of these PTEs contains conditions and limitations on its application. Fiduciaries of Benefit Plans which consider purchasing Transition Bonds in reliance on any of these or other PTEs should carefully review those PTEs to assure that one of them is applicable.

     A BENEFIT PLAN INVESTOR SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE USE OF PLAN ASSETS OF THE PLAN TO PURCHASE AND HOLD THE TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE.

     In this regard, any potential investor that is an insurance company investing assets out of its general account should consider the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. vs. Harris
                            -------------------------------------------------
Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances
----------------------
treats those general account assets as assets of a Benefit Plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code.

     In addition, the United States Congress amended Section 401(c) of ERISA to require the DOL to issue regulations clarifying which assets of the insurer should be considered plan assets when an insurance contract or policy is issued to an employee benefit plan and that contract or policy is supported by the assets of the insurer. Pursuant to this directive, the DOL issued proposed regulations ss. 2550.401c-1 on December 15, 1997. Those regulations apply to insurance policies or contracts issued on or before December 31, 1998 ("transition policies"). The proposed regulations provide that no person shall be subject to liability under Parts 1 and 4 of Title I of ERISA (generally, reporting, fiduciary and prohibited transaction violations) or the excise tax provisions of Section 4975 of the Code (pertaining to prohibited transactions) for any conduct occurring before the effective date of the regulation on the basis of a claim that the assets of an insurer (other than assets held in a separate account) constitute plan assets. The effective date of the regulation is 18 months after publication of final regulations in the Federal Register. Those regulations have not yet been published.

     The DOL regulations do not apply to insurance policies or contracts issued after December 31, 1998. Nor does the regulation apply to certain actions brought by the DOL for violation of criminal laws, civil actions commenced before November 7, 1995 or to violations of state laws regulating insurance. Prohibited Transaction Exemption 95-60 is not limited to policies issued on or before December 31, 1998.

     Insurance companies which consider purchasing transition bonds for their general accounts should carefully review PTE 95-60 and the DOL regulations for information on their scope and limitations. Insurance companies should also consider whether any state laws regulating insurance affect the purchase of Transition Bonds.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

     PROSPECTIVE INVESTORS THAT ARE BENEFIT PLANS ARE STRONGLY URGED TO CONSULT THEIR OWN ERISA AND TAX ADVISORS REGARDING THE CONSEQUENCES OF AN INVESTMENT IN THE TRANSITION BONDS.

     The sale of Transition Bonds to a Plan shall not be deemed a representation by TXU Electric, Transition Bond Company or the underwriters that this investment meets all relevant legal requirements with respect to Benefit Plans generally or any particular Benefit Plan.

                  PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

     The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the prospectus supplement or may be offered or placed either directly or through agents. Transition Bond Company and the indenture trustee intend that transition bonds will be offered through various methods from time to time. Transition Bond Company also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

     The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of transition bonds will develop or, if one does develop, that it will continue.

     Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from Transition Bond Company and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. These underwriters or agents will be identified, and any compensation received from Transition Bond Company will be described, in the prospectus supplement.

     Other Distribution Issues. Under agreements which may be entered into by TXU Electric, Transition Bond Company and the indenture trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by TXU Electric and Transition Bond Company against liabilities specified therein, including under the Securities Act of 1933. The underwriters may, from time to time, buy and sell the transition bonds, but there can be no assurance that a secondary market will develop and there is no assurance that this market, if established, will continue.

                        RATINGS FOR THE TRANSITION BONDS

     It is a condition of any underwriter's obligation to purchase the transition bonds that each series or class receive the ratings indicated in the prospectus supplement.

     Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of transition bonds is revised or withdrawn, the liquidity of this class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable Final Maturity Date of any series or class of transition bonds.

             VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS

     Some legal matters relating to Transition Bond Company and the issuance of the transition bonds will be passed upon for Transition Bond Company by Thelen Reid & Priest LLP, New York, New York and Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, and for the underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Some legal matters relating to TXU Electric and Transition Bond Company will be passed upon for TXU Electric and Transition Bond Company by Thelen Reid & Priest LLP and Worsham, Forsythe & Wooldridge, L.L.P. Some legal matters relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for Transition Bond Company by Thelen Reid & Priest LLP.

                                   APPENDIX A

                            GLOSSARY OF DEFINED TERMS

     The following definitions are used in this prospectus and in any accompanying prospectus supplement:

     APPLICABLE RATING AGENCY means any rating agency which has, at the request of Transition Bond Company, rated the transition bonds of any class or series at the time of issuance thereof. If no applicable rating agency remains in existence, then the term means a nationally recognized statistical rating organization or other comparable person designated by Transition Bond Company.

     BASIC DOCUMENTS means, the sale agreement, the servicing agreement, the bills of sale for the transition property pursuant to the sale agreement, the administration agreement between Transition Bond Company and TXU Electric, the indenture, and the amended and restated limited liability company agreement of Transition Bond Company and the certificate of formation of Transition Bond Company.

     BUSINESS DAY means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Dallas, Texas, or in the City of New York are required or authorized by law or executive order to remain closed.

     COLLATERAL means the transition property and all other property pledged to the indenture trustee by Transition Bond Company as collateral security for the transition bonds pursuant to the indenture.

     DTC means the Depository Trust Company.

     DUFF & PHELPS means Duff & Phelps Credit Rating Co., or its successors.

     ERISA means the Employee Retirement Security Act of 1974.

     EXPECTED AMORTIZATION SCHEDULE means a schedule of the anticipated outstanding principal balance of the transition bonds of each series and, if applicable, each class, as specified in the corresponding supplement to the indenture.

     EXPECTED FINAL PAYMENT DATE for each series or class of transition bonds means the date when all principal is scheduled to be paid for that series or class in accordance with the Expected Amortization Schedule.

     FINAL MATURITY DATE means, for a series or class of transition bonds, the date by which all principal and interest on the transition bonds is required to be paid.

     FITCH IBCA means Fitch IBCA, Inc., or its successor.

     GENERATION ASSETS means all assets associated with the production of electricity, including generation plants, electrical interconnections of the generation plant to the transmission system, fuel contracts, fuel transportation contracts, water contracts, lands, surface or subsurface water rights, emissions-related allowances, and gas pipeline interconnections.

     MOODY'S means Moody's Investors Service Inc., or its successor.

     OVERCOLLATERALIZATION AMOUNT means, with respect to any series, an amount to be funded over the life of the transition bonds for that series as specified in one or more prospectus supplements relating to that series which in aggregate will equal the amount stated in the prospectus supplement or prospectus supplements for that series.

     PROJECTED TRANSITION BOND BALANCE means, for each series or class of transition bonds and each payment date, the projected aggregate outstanding principal balance for that series or class as specified for that payment date in the Expected Amortization Schedule.

     PUC means the Public Utility Commission of Texas.

     QUALIFIED COSTS means 100% of an electric utility's regulatory assets and 75% of its stranded costs, together with the costs of issuing, supporting, and servicing transition bonds and any costs of retiring and refunding the electric utility's existing debt and equity securities in connection with the issuance of transition bonds. The term includes the costs to the PUC of acquiring professional services for the purpose of evaluating proposed transactions under the Restructuring Act.

     RATING AGENCY CONDITION means the notification in writing by each applicable rating agency to the indenture trustee and Transition Bond Company that a specified action will not result in a reduction or withdrawal of its then current rating of any outstanding series or class of transition bonds.

     REQUIRED CAPITAL AMOUNT means, with respect to a series of transition bonds, the amounts deposited by Transition Bond Company in the capital subaccount for that series upon the issuance of transition bonds of that series, as specified in the prospectus supplement or prospectus supplements relating to transition bonds of that series.

     RESTRUCTURING ACT means Texas Senate Bill No. 7, the Texas electric utility restructuring act, as enacted by the Texas legislature in June 1999, and which became effective on September 1, 1999.

     RETAIL ELECTRIC PROVIDERS means a person that sells electric energy to retail customers in Texas.

     S&P means Standard and Poor's Rating Group, a division of The McGraw-Hill Companies Inc., or its successors.

     SCHEDULED OVERCOLLATERALIZATION LEVEL means in relation to any payment date for a series of transition bonds the amount of funds required by the indenture to be on deposit in the overcollateralization subaccount for that series on that payment date.

     TRANSITION BONDS means, with respect to TXU Electric and Transition Bond Company, any of the transition bonds (as defined in the Restructuring Act) issued by Transition Bond Company pursuant to the indenture.

     TRANSITION CHARGES means, with respect to TXU Electric, the amounts authorized to be imposed on all customer bills and collected, through a non-bypassable mechanism by TXU Electric its successor, an assignee, or other collection agent, to recover Qualified Costs pursuant to the PUC Order.

     TRANSITION PROPERTY means, with respect to TXU Electric and Transition Bond Company, the right created under the Restructuring Act representing the rights and interests of TXU Electric under the PUC Order, including the right to impose, collect, and receive the transition charges authorized in the PUC Order. Under the Restructuring Act, transition property does not come into existence until TXU Electric sells its rights under the PUC Order to Transition Bond Company pursuant to the sale agreement. However, for convenience of reference in this prospectus, this sale is sometimes referred to as the sale of transition property.

     TXU ELECTRIC means TXU Electric Company.

     TXU CORP means Texas Utilities Company (doing business as TXU Corp), the parent holding company of TXU Electric.

     UNITED STATES GOVERNMENT OBLIGATIONS means direct obligations, or certificates representing an ownership interest in those obligations, of the United States, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States is pledged and which are not callable at Transition Bond Company's option.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        SEC Filing Fees ..............................................$      264
        Printing and Engraving Expenses*..............................$       **
        Accounting Fees and Expenses*.................................$       **
        Legal Fees and Expenses* .....................................$       **
        Fees and Expenses of Trustee* ................................$       **
        Rating Agency Fees* ..........................................$       **
        Public Utility Commission Application and Related Fees* ......$       **
        Miscellaneous* ...............................................$       **
                                                                      ----------
        Total Expenses* ..............................................$       **

        *  Estimated.
        ** To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     The Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of TXU Transition Bond Company LLC (the "Issuer") provides that, to the fullest extent permitted by law, the Issuer shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.

ITEM 16.  EXHIBITS.

Exhibit
Number            Description of Exhibits
------            -----------------------

*1           -    Form of Underwriting Agreement.
4(a)         -    Limited Liability Company Agreement of TXU Transition Bond
                  Company LLC.
*4(b)        -    Form of Amended and Restated Limited Liability Company
                  Agreement for TXU Transition Bond
                  Company LLC.
4(c)         -    Certificate of Formation of TXU Transition Bond Company LLC.
*4(d)        -    Form of Indenture.
*4(e)        -    Form of transition bonds.
*5(a)        -    Opinion of Thelen Reid & Priest LLP relating to legality of the transition bonds
*5(b)        -    Opinion of Worsham, Forsythe & Wooldridge, L.L.P.
                  relating to legality of the transition bonds.
*8(a)        -    Opinion of Thelen Reid & Priest LLP with respect to material
                  United States federal tax matters.
*10(a)       -    Form of Sale Agreement.
*10(b)       -    Form of Servicing Agreement.
*23(a)       -    Consents of Thelen Reid & Priest LLP and Worsham, Forsythe &
                  Wooldridge,  L.L.P.  are contained in Exhibits 5(a) and 5(b).
*23(b)       -    Consent of Deloitte & Touche LLP.
24           -    Power of Attorney (included on the signature page of this
                  registration statement).
*25          -    Statement of Eligibility  under the Trust  Indenture Act of
                  1939, as amended,  of The Bank of New York, as a Trustee under the Indenture.
*27          -    Financial Data Schedule.
*99(a)       -    PUC Order.
*99(b)       -    Internal Revenue Service Private Letter Ruling pertaining
                  to the transition bonds.

* to be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant on behalf of TXU Transition Bond Company LLC (the "Issuer") hereby undertakes as follows:

     (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in this information in the registration statement; provided, however, that (a)(1)(i) and (a)(i)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or

Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the Issuer that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

     (d) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                POWER OF ATTORNEY

     EACH MANAGER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS OR HER ATTORNEY-IN-FACT TO SIGN IN HIS OR HER NAME AND ON HIS OR HER BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SEC, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH THE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND THAT THE SECURITY RATING REQUIREMENT OF FORM S-3 WILL BE MET BY THE TIME OF SALE, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THE 1ST DAY OF DECEMBER, 1999.

                                             TXU TRANSITION BOND COMPANY LLC


                                             By: /s/ Marc D. Moseley
                                                ------------------------------
                                                Marc D. Moseley
                                                Manager


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                     Title                     Date
---------                     -----                     ----


--------------------------
Kirk R. Oliver                Manager                  December __, 1999


/s/ Marc D. Moseley
--------------------------
Marc D. Moseley               Manager                  December 1, 1999


/s/ Diane J. Kubin
--------------------------
Diane J. Kubin                Manager                  December 1, 1999

                                  EXHIBIT INDEX
                                  -------------


Exhibit           Description
-------           -----------

4(a)         -    Limited Liability Company Agreement of TXU Transition Bond
                  Company LLC.
4(c)         -    Certificate of Formation of TXU Transition Bond Company LLC.
24           -    Power of Attorney (included on the signature page of this
                  registration statement).